Exhibit 4.1

CERTAIN INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT pursuant to Item 601(b)(10) of Regulation S-K BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

EXECUTION VERSION

ONDECK Asset Securitization TRUST III LLC,
as Issuer

and

DEUTSCHE BANK TRUST COMPANY AMERICAS,
as Indenture Trustee

______________________________

BASE INDENTURE

Dated as of May 5, 2021

______________________________

Asset Backed Notes
(Issuable in Series of Notes)

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Page

ARTICLE 1.	DEFINITIONS AND INCORPORATION BY REFERENCE1
Section 1.1.	Definitions1
Section 1.2.	Cross-References1
Section 1.3.	Accounting and Financial Determinations; No Duplication1
Section 1.4.	Rules of Construction2
ARTICLE 2.	THE NOTES2
Section 2.1.	Designation and Terms of Notes2
Section 2.2.	Notes Issuable in Series3
Section 2.3.	Execution and Authentication5
Section 2.4.	Registration of Transfer and Exchange of Notes7
Section 2.5.	Mutilated, Destroyed, Lost or Stolen Notes9
Section 2.6.	Appointment of Paying Agent10
Section 2.7.	Persons Deemed Owners11
Section 2.8.	Noteholder List11
Section 2.9.	Treasury Notes12
Section 2.10.	Book-Entry Notes13
Section 2.11.	Definitive Notes13
Section 2.12.	Global Note14
Section 2.13.	Principal and Interest14
Section 2.14.	Cancellation15
ARTICLE 3.	SECURITY16
Section 3.1.	Grant of Security Interest16
Section 3.2.	Transaction Documents17
Section 3.3.	Release of Issuer Assets18
Section 3.4.	Officer’s Certificate18
Section 3.5.	Stamp, Other Similar Taxes and Filing Fees19
ARTICLE 4.	REPORTS19
Section 4.1.	Servicer Reports19
Section 4.2.	Communication to Noteholders19
Section 4.3.	Rule 144A Information20
Section 4.4.	Reports by the Issuer20

i

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(continued)

Page

Section 4.5.	Reports by the Indenture Trustee20
ARTICLE 5.	ALLOCATION AND APPLICATION OF COLLECTIONS21
Section 5.1.	Issuer Accounts21
Section 5.2.	Collections of Money21
Section 5.3.	Collections and Allocations22
ARTICLE 6.	DISTRIBUTIONS23
Section 6.1.	Distributions in General23
Section 6.2.	Optional Prepayment of Notes24
ARTICLE 7.	REPRESENTATIONS AND WARRANTIES24
Section 7.1.	Existence and Power24
Section 7.2.	Authorization24
Section 7.3.	Binding Effect25
Section 7.4.	Litigation25
Section 7.5.	No ERISA Plan25
Section 7.6.	Tax Filings and Expenses25
Section 7.7.	Disclosure26
Section 7.8.	Investment Company Act26
Section 7.9.	Regulations T, U and X26
Section 7.10.	No Consent26
Section 7.11.	Solvency26
Section 7.12.	Security Interests27
Section 7.13.	Binding Effect of Certain Agreements28
Section 7.14.	Non Existence of Other Agreements28
Section 7.15.	Compliance with Contractual Obligations and Laws28
Section 7.16.	Other Representations28
Section 7.17.	Ownership of the Issuer28
ARTICLE 8.	COVENANTS29
Section 8.1.	Payment of Notes29
Section 8.2.	Maintenance of Office or Agency29
Section 8.3.	Payment of Obligations29
Section 8.4.	Conduct of Business and Maintenance of Existence29
Section 8.5.	Compliance with Laws30

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(continued)

Page

Section 8.6.	Inspection of Property, Books and Records30
Section 8.7.	Compliance with Transaction Documents; Issuer Assets30
Section 8.8.	Notice of Defaults31
Section 8.9.	Notice of Material Proceedings32
Section 8.10.	Further Requests32
Section 8.11.	Protection of Issuer Assets32
Section 8.12.	Annual Opinion of Counsel33
Section 8.13.	Liens33
Section 8.14.	Other Indebtedness33
Section 8.15.	Mergers33
Section 8.16.	Sales of Issuer Assets33
Section 8.17.	Acquisition of Assets33
Section 8.18.	Legal Name; Location Under Section 9-30133
Section 8.19.	Organizational Documents34
Section 8.20.	Investments34
Section 8.21.	Non-Petition; No Other Agreements34
Section 8.22.	Other Business34
Section 8.23.	Maintenance of Separate Existence34
Section 8.24.	Use of Proceeds of Notes35
Section 8.25.	No ERISA Plan35
Section 8.26.	Dividends35
Section 8.27.	Tax Matters35
Section 8.28.	Purchase and Sale of Assets35
ARTICLE 9.	REMEDIES35
Section 9.1.	Events of Default35
Section 9.2.	Acceleration of Maturity; Rescission and Annulment36
Section 9.3.	Collection of Indebtedness and Suits for Enforcement by the Indenture Trustee37
Section 9.4.	Remedies; Priorities39
Section 9.5.	Optional Preservation of the Issuer Assets41
Section 9.6.	Limitation on Suits41

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(continued)

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Section 9.7.	Unconditional Rights of Noteholders to Receive Principal and Interest42
Section 9.8.	Restoration of Rights and Remedies42
Section 9.9.	Rights and Remedies Cumulative42
Section 9.10.	Delay or Omission Not a Waiver42
Section 9.11.	Control by Noteholders42
Section 9.12.	Waiver of Past Defaults43
Section 9.13.	Undertaking for Costs44
Section 9.14.	Waiver of Stay or Extension Laws44
Section 9.15.	Action on Notes44
ARTICLE 10.	THE INDENTURE TRUSTEE45
Section 10.1.	Duties of the Indenture Trustee45
Section 10.2.	Rights of the Indenture Trustee46
Section 10.3.	Indenture Trustee’s Disclaimer50
Section 10.4.	Indenture Trustee May Own Notes50
Section 10.5.	Notice of Defaults50
Section 10.6.	Compensation; Indemnity50
Section 10.7.	Eligibility Requirements for Indenture Trustee51
Section 10.8.	Resignation or Removal of Indenture Trustee51
Section 10.9.	Successor Indenture Trustee by Merger53
Section 10.10.	Appointment of Co-Trustee or Separate Trustee53
Section 10.11.	Representations and Warranties of Indenture Trustee54
Section 10.12.	Preferential Collection of Claims Against the Issuer55
ARTICLE 11.	DISCHARGE OF INDENTURE55
Section 11.1.	Termination of the Issuer’s Obligations55
Section 11.2.	Application of Trust Money56
Section 11.3.	Repayment to the Issuer56
ARTICLE 12.	AMENDMENTS57
Section 12.1.	Without Consent of the Noteholders57
Section 12.2.	With Consent of the Noteholders58
Section 12.3.	Supplements59
Section 12.4.	Revocation and Effect of Consents59

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(continued)

Page

Section 12.5.	Notation on or Exchange of Notes59
Section 12.6.	The Indenture Trustee to Sign Amendments, etc60
Section 12.7.	Conformity with Trust Indenture Act60
ARTICLE 13.	MISCELLANEOUS60
Section 13.1.	Compliance Certificates60
Section 13.2.	Forms of Documents Delivered to Indenture Trustee62
Section 13.3.	Actions of Noteholders62
Section 13.4.	Notices63
Section 13.5.	Conflict with TIA65
Section 13.6.	Rules by the Indenture Trustee65
Section 13.7.	Duplicate Originals66
Section 13.8.	Benefits of Indenture66
Section 13.9.	Payment on Business Day66
Section 13.10.	Governing Law66
Section 13.11.	Severability of Provisions66
Section 13.12.	Counterparts66
Section 13.13.	Successors67
Section 13.14.	Table of Contents, Headings, etc67
Section 13.15.	Recording of Indenture68
Section 13.16.	No Petition68
Section 13.17.	Non-Recourse68
Section 13.18.	Waiver of Jury Trial68
Section 13.19.	Submission to Jurisdiction69

EXHIBIT AForm of Deposit Report

EXHIBIT BForm of Settlement Statement

v

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BASE INDENTURE, dated as of May 5, 2021, between ONDECK ASSET SECURITIZATION TRUST III LLC, a special purpose limited liability company established under the laws of Delaware, as issuer (the “Issuer”), and DEUTSCHE BANK TRUST COMPANY AMERICAS, a New York banking corporation, as trustee (in such capacity, the “Indenture Trustee”).

W I T N E S S E T H:

WHEREAS, the Issuer has duly authorized the execution and delivery of this Base Indenture to provide for the issuance from time to time of one or more Series of Asset Backed Notes (the “Notes”), issuable as provided in this Base Indenture; and

WHEREAS, all things necessary to make this Base Indenture a legal, valid and binding agreement of the Issuer, in accordance with its terms, have been done, and the Issuer proposes to do all the things necessary to make the Notes, when executed by the Issuer and authenticated and delivered by the Indenture Trustee hereunder and duly issued by the Issuer, the legal, valid and binding obligations of the Issuer as hereinafter provided;

NOW, THEREFORE, for and in consideration of the premises and the receipt of the Notes by the Noteholders, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Noteholders, as follows:

ARTICLE 1.

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.1.Definitions.

Certain capitalized terms used herein (including the preamble and the recitals hereto) shall have the meanings assigned to such terms in the Definitions List attached hereto as Schedule I (the “Definitions List”), as such Definitions List may be amended, restated, modified, or supplemented from time to time in accordance with the provisions hereof.

Section 1.2.Cross-References.

Unless otherwise specified, references in this Base Indenture and in each other Transaction Document to any Article or Section are references to such Article or Section of this Base Indenture or such other Transaction Document, as the case may be and, unless otherwise specified, references in any Article, Section or definition to any clause are references to such clause of such Article, Section or definition.

Section 1.3.Accounting and Financial Determinations; No Duplication.

Where the character or amount of any asset or liability or item of income or expense is required to be determined, or any accounting computation is required to be made, for the purpose of the Indenture, such determination or calculation shall be made, to the extent applicable and except as otherwise specified in the Indenture, in accordance with GAAP. When

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used herein, the term “financial statement” shall include the notes and schedules thereto. All accounting determinations and computations hereunder or under any other Transaction Documents shall be made without duplication.

Section 1.4.Rules of Construction.

In the Indenture (including any schedules, exhibits and annexes thereto), unless the context otherwise requires:

(i)the singular includes the plural and vice versa;

(ii)references to an agreement or document are to such agreement or document as amended, supplemented, restated and otherwise modified from time to time and to any successor agreement or document, as applicable (whether or not already so stated);

(iii)unless specifically stated otherwise, all references to any statute, rule or regulation are to such statute, rule or regulation as amended, restated, supplemented or otherwise modified from time to time and to any successor statute, rule or regulation;

(iv)reference to any Person includes such Person’s successors and assigns but, if applicable, only if such successors and assigns are permitted by the Indenture, and reference to any Person in a particular capacity only refers to such Person in such capacity;

(v)reference to any gender includes the other gender;

(vi)“including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding such term;

(vii)with respect to the determination of any period of time, “from” means “from and including” and “to” means “to but excluding”;

(viii)references to the "related Monthly Period" with respect to any Payment Date mean the Monthly Period that immediately precedes such Payment Date; and

(ix)references to the “related Payment Date” with respect to any Monthly Period mean the Payment Date that immediately follows such Monthly Period.

ARTICLE 2.

THE NOTES

Section 2.1.Designation and Terms of Notes.

(a)Each Series of Notes and any Class thereof shall be issued in fully registered form (the “Registered Notes”), substantially in the form specified in the applicable Indenture Supplement, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted hereby or by the related Indenture Supplement and may

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have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may, consistently herewith, be determined to be appropriate by the Authorized Officer executing such Notes, as evidenced by his execution of the Notes. All Notes of any Series of Notes, except as specified in the related Indenture Supplement, shall be equally and ratably entitled as provided herein to the benefits hereof without preference, priority or distinction on account of the actual time or times of authentication and delivery, all in accordance with the terms and provisions of this Base Indenture and the applicable Indenture Supplement. The aggregate principal amount of Notes which may be authenticated and delivered under the Indenture is unlimited. Each Series of Notes shall be issued in the denominations set forth in the related Indenture Supplement.

Section 2.2.Notes Issuable in Series.

(a)The Notes may be issued in one or more Series. Each Series of Notes shall be created by an Indenture Supplement.

(b)Notes of a new Series of Notes from time to time may be executed by the Issuer and delivered to the Indenture Trustee for authentication and thereupon the same shall be authenticated and delivered by the Indenture Trustee upon the receipt by the Indenture Trustee of an Issuer Request at least two (2) Business Days (or, in the case of the initial Series of Notes, on the Series Closing Date for such Series of Notes and, in the case of any other Series of Notes, such shorter time as is acceptable to the Indenture Trustee) in advance of the related Series Closing Date and upon delivery by the Issuer to the Indenture Trustee, and receipt by the Indenture Trustee, of the following:

(i)an Issuer Order authorizing and directing the authentication and delivery of the Notes of such new Series of Notes by the Indenture Trustee and specifying the designation of such new Series of Notes, the Initial Invested Amount (or the method for calculating such Initial Invested Amount) of such new Series of Notes and the Note Rate (or the method for allocating interest payments or other cash flows to such Series), if any, with respect to such Series;

(ii)an Indenture Supplement satisfying the criteria set forth in this Section 2.2(b) executed by the Issuer and specifying the Principal Terms of such new Series of Notes;

(iii)a Tax Opinion;

(iv)written confirmation from each Rating Agency that the Rating Agency Condition shall have been satisfied with respect to such issuance;

(v)an Officer’s Certificate of the Issuer, that after giving effect to the issuance of such new Series of Notes on the related Series Closing Date, (i) neither an Amortization Event nor a Potential Amortization Event with respect to any Series of Notes (other than any Series of Notes that will be refinanced with the proceeds of such new Series of Notes) is continuing or will occur as a result of such issuance, (ii) the issuance of the new Series

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of Notes will not result in any breach of any of the terms, conditions or provisions of or constitute a default under any indenture, mortgage, deed of trust or other agreement or instrument to which the Issuer is a party or by which it or its property is bound or any order of any court or administrative agency entered in any suit, action or other judicial or administrative proceeding to which the Issuer is a party or by which it or its property may be bound or to which it or its property may be subject, (iii) all conditions precedent provided in this Base Indenture and the related Indenture Supplement with respect to the authentication and delivery of the new Series of Notes have been complied with, and (iv) all representations and warranties of the Issuer set forth in the Indenture and each Transaction Document are true and correct in all material respects (to the extent any such representations and warranties do not incorporate a materiality limitation in their terms) as of the Series Closing Date.

(vi)such other documents, instruments, certifications, agreements or other items as the Indenture Trustee may reasonably require.

(c)In conjunction with the issuance of a new Series of Notes, the parties hereto shall execute an Indenture Supplement, which shall specify the relevant terms with respect to such newly issued Series of Notes, which may include without limitation:

(i)its name or designation;

(ii)the Initial Invested Amount of such Series or the method of calculating the Initial Invested Amount of such Series;

(iii)the Note Rate (or formula for the determination thereof) with respect to such Series;

(iv)the Series Closing Date;

(v)each Rating Agency rating such Series, if any;

(vi)the name of the Clearing Agency, if any;

(vii)the interest payment date or dates and the date or dates from which interest shall accrue;

(viii)the Legal Final Payment Date and the Series Termination Date;

(ix)the method of allocating Collections with respect to such Series, including the Invested Percentage;

(x)the method by which the principal amount of Notes of such Series shall amortize or accrete;

(xi)the names of any Series Accounts to be used by such Series and the terms governing the operation of any such accounts and the use of moneys therein;

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(xii)the Series Servicing Fee and the Series Backup Servicing Fee;

(xiii)the terms on which the Notes of such Series may be redeemed, repurchased or remarketed to other investors;

(xiv)any deposit of funds to be made into any Series Account on the Series Closing Date;

(xv)the number of Classes of such Series, and if more than one Class, the rights and priorities of each such Class;

(xvi)the priority of any Series of Notes with respect to any other Series of Notes;

(xvii)the interest rate hedges required to be maintained with respect to such Series, if any; and

(xviii)any other relevant terms of such Series (including whether or not such Series will be pledged as collateral for an issuance by an Affiliate Issuer) that do not change the terms of any Series of Notes Outstanding and that do not prevent the satisfaction of the Rating Agency Condition with respect to each Series of Notes Outstanding with respect to the issuance of such new Series of Notes (all such terms, the “Principal Terms” of such Series).

The terms of such Indenture Supplement may modify or amend the terms of this Base Indenture solely as applied to such new Series of Notes.

(d)Unless otherwise specified in an Indenture Supplement for a new Series of Notes, the Issuer may direct the Indenture Trustee to deposit all or a portion of the net proceeds from the issuance of such new Series of Notes into a Series Account for another Series of Notes and may specify that the proceeds from the sale of such new Series of Notes may be used to reduce the Invested Amount of another Series of Notes.

Section 2.3.Execution and Authentication.

(a)The Notes shall, upon issue pursuant to Section 2.2, be executed on behalf of the Issuer by an Authorized Officer and delivered by the Issuer to the Indenture Trustee for authentication and redelivery as provided herein. The signature of such Authorized Officer on the Notes may be manual or electronic facsimile. Delivery of the executed Notes by the Issuer to the Indenture Trustee by electronic facsimile transmission or electronic transmission (in pdf format) shall be as effective as delivery of manually executed Notes. If an Authorized Officer whose signature is on a Note no longer holds that office at the time the Note is authenticated, the Note shall nevertheless be valid.

(b)At any time and from time to time after the execution and delivery of this Base Indenture, the Issuer may deliver Notes of any particular Series of Notes executed by the Issuer to the Indenture Trustee for authentication, together with one or more Issuer Orders for the authentication and delivery of such Notes, and the Indenture Trustee, in accordance with

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such Issuer Order and this Base Indenture, shall authenticate and deliver such Notes. If specified in the related Indenture Supplement for any Series of Notes, the Indenture Trustee shall authenticate and deliver outside the United States the Global Note that is issued upon original issuance thereof, upon receipt of an Issuer Order, to the Depository against payment of the purchase price therefor. If specified in the related Indenture Supplement for any Series of Notes, the Indenture Trustee shall authenticate Book-Entry Notes that are issued upon original issuance thereof, upon receipt of an Issuer Order, to a Clearing Agency, or its nominee as provided in Section 2.10 against payment of the purchase price thereof.

(c)No Note shall be entitled to any benefit under the Indenture or be valid for any purpose unless there appears on such Note a certificate of authentication substantially in the form provided for herein, duly executed by the Indenture Trustee by the manual signature of a Responsible Officer. Such signatures on such certificate shall be conclusive evidence, and the only evidence, that the Note has been duly authenticated under the Indenture. The Indenture Trustee may appoint an authenticating agent acceptable to the Issuer to authenticate Notes. Unless limited by the term of such appointment, an authenticating agent may authenticate Notes whenever the Indenture Trustee may do so. Each reference in this Base Indenture to authentication by the Indenture Trustee includes authentication by such agent. The Indenture Trustee’s certificate of authentication shall be in substantially the following form:

This is one of the Notes of a Series of Notes issued under the within mentioned Indenture.

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Indenture Trustee

By: ________________________________
Authorized Signatory

(d)Each Note shall be dated and issued as of the date of its authentication by the Indenture Trustee.

(e)Notwithstanding the foregoing, if any Note shall have been authenticated and delivered hereunder but never issued and sold by the Issuer, and the Issuer shall deliver such Note to the Indenture Trustee for cancellation as provided in Section 2.14, together with a written statement (which need not comply with Section 13.2 and need not be accompanied by an Opinion of Counsel) stating that such Note has never been issued and sold by the Issuer, for all purposes of the Indenture such Note shall be deemed never to have been authenticated and delivered hereunder and shall not be entitled to the benefits of the Indenture.

Section 2.4.Registration of Transfer and Exchange of Notes.

(a)The Issuer shall cause to be kept at the office or agency to be maintained by a transfer agent and registrar (the “Transfer Agent and Registrar”), a register (the “Note Register”) in which, subject to such reasonable regulations as it may prescribe, the Transfer Agent and Registrar shall provide for the registration of the Notes of each Series of Notes

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(unless otherwise provided in the related Indenture Supplement) and of transfers and exchanges of the Notes as herein provided. Deutsche Bank Trust Company Americas is hereby initially appointed Transfer Agent and Registrar for the purposes of registering the Notes and transfers and exchanges of the Notes as herein provided. Deutsche Bank Trust Company Americas shall be permitted to resign as Transfer Agent and Registrar upon thirty (30) days’ written notice to the Indenture Trustee; provided, however, that such resignation shall not be effective and Deutsche Bank Trust Company Americas shall continue to perform its duties as Transfer Agent and Registrar until the Indenture Trustee has appointed a successor Transfer Agent and Registrar with the written consent of the Issuer.

If a Person other than the Indenture Trustee is appointed by the Issuer as the Transfer Agent and Registrar, the Issuer will give the Indenture Trustee prompt written notice of the appointment of such Transfer Agent and Registrar and of the location, and any change in the location, of the Transfer Agent and Registrar, and the Indenture Trustee shall have the right to inspect the Note Register at all reasonable times and to obtain copies thereof.

An institution succeeding to the corporate agency business of the Transfer Agent and Registrar shall continue to be the Transfer Agent and Registrar without the execution or filing of any paper or any further act on the part of the Indenture Trustee or such Transfer Agent and Registrar.

The Transfer Agent and Registrar shall maintain in The City of New York (and, if so specified in the related Indenture Supplement for any Series of Notes, any other city designated in such Indenture Supplement) an office or offices or agency or agencies where Notes may be surrendered for registration of transfer or exchange. The Transfer Agent and Registrar initially designates DB Services Americas, Inc., MSJCK01-0218, 5022 Gate Parkway, Suite 200, Jacksonville, Florida 32256, Attention: Shareholder Services for such purposes. The Transfer Agent and Registrar shall give prompt written notice to the Indenture Trustee, the Issuer and to the Noteholders of any change in the location of such office or agency.

Upon surrender for registration of transfer of any Note at the office or agency of the Transfer Agent and Registrar, if the requirements of Section 2.4(b) and Section 8-401(a) of the UCC are met, the Issuer shall execute and after the Issuer has executed, the Indenture Trustee shall authenticate and (if the Transfer Agent and Registrar is different than the Indenture Trustee, then the Transfer Agent and Registrar shall) deliver to the Noteholder, in the name of the designated transferee or transferees, one or more new Notes, in any authorized denominations, of the same Class and a like aggregate principal amount.

At the option of any Holder of Registered Notes, Registered Notes may be exchanged for other Registered Notes of the same Series of Notes in authorized denominations of like aggregate principal amount, upon surrender of the Registered Notes to be exchanged at any office or agency of the Transfer Agent and Registrar maintained for such purpose.

Whenever any Notes of any Series of Notes are so surrendered for exchange, if the requirements of Section 8-401(a) of the UCC are met, the Issuer shall execute and after the Issuer has executed, the Indenture Trustee shall authenticate and (if the Transfer Agent and

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Registrar is different than the Indenture Trustee, then the Transfer Agent and Registrar shall) deliver to the Noteholder, the Notes which the Noteholder making the exchange is entitled to receive.

All Notes issued upon any registration of transfer or exchange of the Notes shall be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under the Indenture, as the Notes surrendered upon such registration of transfer or exchange.

Every Note presented or surrendered for registration of transfer or exchange shall be (i) duly endorsed by, or be accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Indenture Trustee duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing, unless otherwise provided in the related Indenture Supplement, with a medallion signature guarantee, and (ii) accompanied by such other documents as the Indenture Trustee may require.

The preceding provisions of this Section 2.4 notwithstanding, the Indenture Trustee or the Transfer Agent and Registrar, as the case may be, shall not be required to register the transfer or exchange of any Note of any Series of Notes for a period of fifteen (15) days preceding the due date for any payment in full of the Notes of such Series.

Unless otherwise provided in the related Indenture Supplement, no service charge shall be made for any registration of transfer or exchange of Notes, but the Transfer Agent and Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Notes.

All Notes surrendered for registration of transfer and exchange shall be canceled by the Transfer Agent and Registrar and disposed of in a manner satisfactory to the Indenture Trustee. The Indenture Trustee shall cancel and destroy any Global Notes upon its exchange in full for Definitive Notes.

The Issuer shall execute and deliver to the Indenture Trustee or the Transfer Agent and Registrar, as applicable, Registered Notes in such amounts and at such times as are necessary to enable the Indenture Trustee to fulfill its responsibilities under the Indenture and the Notes.

Neither the Indenture Trustee nor the Transfer Agent and Registrar shall have any obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under the Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depository participants or beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, the Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

The Indenture Trustee, the Transfer Agent and Registrar and the Paying Agent shall have no responsibility for any actions taken or not taken by the Depository.

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(b)Unless otherwise provided in the related Indenture Supplement, registration of transfer of Registered Notes containing a legend relating to the restrictions on transfer of such Registered Notes (which legend shall be set forth in the Indenture Supplement relating to such Notes) shall be effected only if the conditions set forth in such related Indenture Supplement are satisfied.

Section 2.5.Mutilated, Destroyed, Lost or Stolen Notes.

If (a) any mutilated Note is surrendered to the Transfer Agent and Registrar, or the Transfer Agent and Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Note and (b) there is delivered to the Transfer Agent and Registrar and the Indenture Trustee such security or indemnity as may be reasonably required by them to save each of them harmless, then provided that the requirements of Section 8-405 of the UCC are met, the Issuer shall execute and after the Issuer has executed, the Indenture Trustee shall authenticate and (unless the Transfer Agent and Registrar is different from the Indenture Trustee, in which case the Transfer Agent and Registrar shall) deliver (in compliance with applicable law), in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Note, a new Note of like tenor and aggregate principal amount; provided, however, that if any such destroyed, lost or stolen Note, but not a mutilated Note, shall have become or within seven (7) days shall be due and payable, instead of issuing a replacement Note, the Issuer may pay such destroyed, lost or stolen Note when so due or payable without surrender thereof. If, after the delivery of such replacement Note or payment of a destroyed, lost or stolen Note pursuant to the proviso to the preceding sentence, a protected purchaser (within the meaning of Section 8-303 of the UCC) of the original Note in lieu of which such replacement Note was issued presents for payment such original Note, the Issuer, the Transfer Agent and Registrar and the Indenture Trustee shall be entitled to recover such replacement Note (or such payment) from the Person to whom it was delivered or any Person taking such replacement Note from such Person to whom such replacement Note was delivered or any assignee of such Person, except a protected purchaser, and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by the Issuer, the Transfer Agent and Registrar or the Indenture Trustee in connection therewith.

In connection with the issuance of any new Note under this Section 2.5, the Indenture Trustee or the Transfer Agent and Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Indenture Trustee and the Transfer Agent and Registrar) connected therewith. Any duplicate Note issued pursuant to this Section 2.5 shall constitute an original contractual obligation of the Issuer whether or not the lost, stolen or destroyed note shall be found at any time.

Section 2.6.Appointment of Paying Agent.

(a)The Indenture Trustee may appoint a Paying Agent with respect to the Notes. The Indenture Trustee hereby appoints Deutsche Bank Trust Company Americas as the initial Paying Agent. The Paying Agent shall have the revocable power to withdraw funds and make distributions to Noteholders from the appropriate account or accounts maintained for the

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benefit of Noteholders as specified in this Base Indenture or the related Indenture Supplement for any Series of Notes pursuant to Article 5. The Indenture Trustee may revoke such power and remove the Paying Agent, if the Indenture Trustee determines in its sole discretion that the Paying Agent shall have failed to perform its obligations under the Indenture in any material respect or for other good cause. The Indenture Trustee shall notify each Rating Agency, if any, of the removal of any Paying Agent. The Paying Agent shall be permitted to resign as Paying Agent upon thirty (30) days’ written notice to the Indenture Trustee. In the event that any Paying Agent shall no longer be the Paying Agent, the Indenture Trustee shall appoint a successor to act as Paying Agent (which shall be a bank or trust company and may be the Indenture Trustee) with the written consent of the Issuer, which consent shall not be required if such successor Paying Agent is the Indenture Trustee. Any reference in the Indenture to the Paying Agent shall include any co-paying agent unless the context requires otherwise.

(b)The Indenture Trustee shall cause each Paying Agent (other than itself) to execute and deliver to the Indenture Trustee an instrument in which such Paying Agent shall agree with the Indenture Trustee that such Paying Agent will:

(i)hold all sums held by it for the payment of amounts due with respect to the Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided and pay such sums to such Persons as herein provided;

(ii)give the Indenture Trustee notice of any default by the Issuer of which it has actual knowledge in the making of any payment required to be made with respect to the Notes;

(iii)at any time during the continuance of any such default, upon the written request of the Indenture Trustee, forthwith pay to the Indenture Trustee all sums so held in trust by such Paying Agent;

(iv)immediately resign as a Paying Agent and forthwith pay to the Indenture Trustee all sums held by it in trust for the payment of the Notes if at any time it ceases to meet the standards required to be met by the Paying Agent at the time of its appointment; and

(v)comply with all requirements of the Code with respect to the withholding from any payments made by it on any Notes of any applicable withholding taxes imposed thereon and with respect to any applicable reporting requirements in connection therewith.

An institution succeeding to the corporate agency business of the Paying Agent shall continue to be the Paying Agent without the execution or filing of any paper or any further act on the part of the Indenture Trustee or such Paying Agent.

(c)Subject to applicable laws with respect to escheat of funds, any money held by the Indenture Trustee or any Paying Agent or a Clearing Agency in trust for the payment

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of any amount due with respect to any Note and remaining unclaimed for two (2) years after such amount has become due and payable shall be discharged from such trust and be paid to the Issuer on Issuer Request; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Issuer for payment thereof (but only to the extent of the amounts so paid to the Issuer), and all liability of the Indenture Trustee or such Paying Agent with respect to such trust money shall thereupon cease; provided, however, that the Indenture Trustee or such Paying Agent, before being required to make any such repayment, may at the written direction and expense of the Issuer cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in New York City, and in a newspaper customarily published on each Business Day and of general circulation in London, if applicable, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than thirty (30) days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Issuer. The Indenture Trustee may also adopt and employ, at the expense of the Issuer, any other reasonable means of notification of such repayment.

Section 2.7.Persons Deemed Owners.

Prior to due presentation of a Note for registration of transfer, the Indenture Trustee, the Paying Agent and the Transfer Agent and Registrar shall treat the Person in whose name such Note is registered as the owner of such Note for the purpose of receiving distributions pursuant to Article 5 (as described in any Indenture Supplement) and for all other purposes whatsoever, and neither the Indenture Trustee, the Paying Agent nor the Transfer Agent and Registrar shall be affected by any notice to the contrary.

Section 2.8.Noteholder List.

The Indenture Trustee will furnish or cause to be furnished by the Transfer Agent and Registrar to the Issuer or the Paying Agent, within five (5) Business Days after receipt by the Indenture Trustee of a written request therefor from the Issuer or the Paying Agent, respectively, in writing, a list in such form as the Issuer or the Paying Agent may reasonably require, of the names and addresses of the Noteholders of each Series of Notes as of the most recent Record Date for payments to such Noteholders. Unless otherwise provided in the related Indenture Supplement, Noteholders of any Series of Notes having an aggregate principal amount aggregating not less than 10% of the Invested Amount of such Series (the “Applicants”) may apply in writing to the Indenture Trustee, and if such application states that the Applicants desire to communicate with other Noteholders of any Series of Notes with respect to their rights under the Indenture or under the Notes and is accompanied by a copy of the communication which such Applicants propose to transmit, then the Indenture Trustee, after having been indemnified to its reasonable satisfaction by such Applicants for its costs and expenses, shall afford or shall cause the Transfer Agent and Registrar to afford such Applicants access during normal business hours to the most recent list of Noteholders held by the Indenture Trustee and shall give the Issuer notice that such request has been made, within five (5) Business Days after the receipt of such application. Such list shall be as of a date no more than forty-five (45) days prior to the date of receipt of such Applicants’ request. Every Noteholder, by receiving and holding a Note, agrees with the Indenture Trustee that neither the Indenture Trustee nor the

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Transfer Agent and Registrar shall be held liable by reason of the disclosure of any such information as to the names and addresses of the Noteholders hereunder, regardless of the source from which such information was obtained.

The Indenture Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Noteholders of each Series of Notes. If the Indenture Trustee is not the Transfer Agent and Registrar, the Issuer shall furnish to the Indenture Trustee at least seven (7) Business Days before each Payment Date and at such other time as the Indenture Trustee may request in writing, a list in such form and as of such date as the Indenture Trustee may reasonably require of the names and addresses of Noteholders of each Series of Notes.

Section 2.9.Treasury Notes.

In determining whether the Noteholders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Issuer or any Affiliate of the Issuer (other than an Affiliate Issuer) shall be considered as though they are not Outstanding, except that for the purpose of determining whether the Indenture Trustee shall be protected in relying on any such direction, waiver or consent, only Notes of which the Indenture Trustee has received written notice of such ownership shall be so disregarded. The Issuer shall promptly furnish to the Indenture Trustee written notice of the acquisition, transfer or other ownership of any Notes by the Issuer or any Affiliate of the Issuer (other than an Affiliate Issuer); provided that the failure to furnish such notice shall not affect any other rights or obligations hereunder, and shall not under any circumstance constitute an Event of Default, an Amortization Event with respect to any Series of Notes, or any other default or adverse consequence under the Transaction Documents. Absent written notice to the Indenture Trustee of such ownership, the Indenture Trustee shall not be deemed to have knowledge of the identity of the individual beneficial owners of the Notes. Upon request of the Indenture Trustee, the Issuer shall promptly furnish to the Indenture Trustee an Officer’s Certificate listing and identifying all Notes, if any, known by the Issuer to be owned or held by, or for the account of, the Issuer or any Affiliate of the Issuer (other than an Affiliate Issuer), and the Indenture Trustee shall be entitled to accept such Officer’s Certificate as conclusive evidence of the facts therein set forth and of the fact that all Notes not listed therein are entitled to participate in any direction, waiver, consent for the purpose of any such determination.

Section 2.10.Book-Entry Notes.

Unless otherwise provided in any related Indenture Supplement, the Notes, upon original issuance, shall be issued in the form of typewritten Notes representing the Book-Entry Notes, to be delivered to the depository specified in such Indenture Supplement (the “Depository”) which shall be the Clearing Agency, on behalf of such Series of Notes. The Notes of each Series of Notes shall, unless otherwise provided in the related Indenture Supplement, initially be registered on the Note Register in the name of the Clearing Agency or the nominee of the Clearing Agency. No Beneficial Owner will receive a definitive note representing such Beneficial Owner’s interest in the related Series of Notes, except as provided in Section 2.11.

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Unless and until definitive, fully registered Notes of any Series of Notes (“Definitive Notes”) have been issued to Beneficial Owners pursuant to Section 2.11:

(a)the provisions of this Section 2.10 shall be in full force and effect with respect to each such Series;

(b)the Issuer, the Paying Agent, the Transfer Agent and Registrar and the Indenture Trustee may deal with the Clearing Agency and the applicable Clearing Agency Participants for all purposes (including the payment of principal of and interest on the Notes and the giving of instructions or directions hereunder) as the sole Holder of the Notes, and shall have no obligation to the Beneficial Owners; and

(c)the rights of Beneficial Owners of each such Series shall be exercised only through the Clearing Agency and the applicable Clearing Agency Participants and shall be limited to those established by law and agreements between such Beneficial Owners and the Clearing Agency and/or the Clearing Agency Participants, and all references in the Indenture to actions by the Noteholders shall refer to actions taken by the Clearing Agency upon instructions from the Clearing Agency Participants, and all references in the Indenture to distributions, notices, reports and statements to the Noteholders shall refer to distributions, notices, reports and statements to the Clearing Agency, as registered holder of the Notes of such Series for distribution to the Beneficial Owners in accordance with the procedures of the Clearing Agency. Pursuant to the Depository Agreement applicable to a Series of Notes, unless and until Definitive Notes of such Series are issued pursuant to Section 2.11, the initial Clearing Agency will make book-entry transfers among the Clearing Agency Participants and receive and transmit distributions of principal and interest on the Notes to such Clearing Agency Participants.

Section 2.11.Definitive Notes.

(a)The Notes of any Series of Notes, to the extent provided in the related Indenture Supplement, upon original issuance, may be issued in the form of Definitive Notes. The applicable Indenture Supplement shall set forth the legend relating to the restrictions on transfer applicable to such Definitive Notes and such other restrictions as may be applicable.

(b)If (i) (A) the Issuer advises the Indenture Trustee in writing that the Clearing Agency is no longer willing or able to discharge properly its responsibilities under the applicable Depository Agreement, and (B) the Indenture Trustee or the Issuer is unable to locate a qualified successor, (ii) the Issuer, at its option, advises the Indenture Trustee in writing that it elects to terminate the book-entry system through the Clearing Agency with respect to any Series of Notes or (iii) after the occurrence of an Event of Default or a Servicer Default, Beneficial Owners of a Majority in Interest of a Series of Notes advise the Indenture Trustee and the applicable Clearing Agency through the applicable Clearing Agency Participants in writing that the continuation of a book-entry system through the applicable Clearing Agency is no longer in the best interests of such Beneficial Owners, the Indenture Trustee shall notify all Beneficial Owners of such Series, through the applicable Clearing Agency Participants, of the occurrence of any such event and of the availability of Definitive Notes to Beneficial Owners

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of such Series requesting the same. Upon surrender to the Indenture Trustee of the Notes of such Series by the applicable Clearing Agency, accompanied by registration instructions from the applicable Clearing Agency for registration, the Issuer shall execute and the Indenture Trustee shall authenticate and (if the Transfer Agent and Registrar is different than the Indenture Trustee, then the Transfer Agent and Registrar shall) deliver the Definitive Notes in accordance with the instructions of the Clearing Agency. Neither the Issuer nor the Indenture Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Notes of such Series all references herein to obligations imposed upon or to be performed by the applicable Clearing Agency shall be deemed to be imposed upon and performed by the Indenture Trustee, to the extent applicable with respect to such Definitive Notes, and the Indenture Trustee shall recognize the Holders of the Definitive Notes of such Series as Noteholders of such Series hereunder.

Section 2.12.Global Note.

If specified in the related Indenture Supplement for any Series of Notes, the Notes may be initially issued in the form of a single temporary Global Note (the “Global Note”) in bearer form, without interest coupons, in the denomination of the Initial Invested Amount and substantially in the form attached to the related Indenture Supplement. Unless otherwise specified in the related Indenture Supplement, the provisions of this Section 2.12 shall apply to such Global Note. The Global Note will be authenticated by the Indenture Trustee upon the same conditions, in substantially the same manner and with the same effect as the Definitive Notes. The Global Note may be exchanged in the manner described in the related Indenture Supplement for Registered Notes in definitive form.

Section 2.13.Principal and Interest.

(a)The principal of each Series of Notes shall be payable at the times and in the amount set forth in the related Indenture Supplement and in accordance with Section 6.1.

(b)Each Series of Notes shall accrue interest as provided in the related Indenture Supplement and such interest shall be payable on each Payment Date for such Series in accordance with Section 6.1 and the related Indenture Supplement.

(c)Except as provided in the following sentence, the Person in whose name any Note is registered at the close of business on any Record Date with respect to a Payment Date for such Note shall be entitled to receive the principal and interest payable on such Payment Date notwithstanding the cancellation of such Note upon any registration of transfer, exchange or substitution of such Note subsequent to such Record Date. Any interest payable at maturity shall be paid to the Person to whom the principal of such Note is payable.

(d)If the Issuer defaults in the payment of interest on the Notes of any Series of Notes, such interest, to the extent paid on any date that is more than five (5) Business Days after the applicable due date, shall, at the option of the Issuer, cease to be payable to the Persons who were Noteholders of such Series on the applicable Record Date and the Issuer shall pay

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the defaulted interest in any lawful manner, plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Noteholders of such Series on a subsequent special record date which date shall be at least five (5) Business Days prior to the payment date, at the rate provided in the Indenture and in the Notes of such Series. The Issuer shall fix or cause to be fixed each such special record date and payment date, and at least fifteen (15) days before the special record date, the Issuer (or the Indenture Trustee, in the name of and at the expense of the Issuer) shall mail to Noteholders of such Series a notice that states the special record date, the related payment date and the amount of such interest to be paid; provided, however, that if the Issuer elects to have the Indenture Trustee mail such notice to the Noteholders of such Series in the name and at the expense of the Issuer, then the Issuer shall provide to the Indenture Trustee, at least five (5) Business Days prior to the date such notice is to be mailed to the Noteholders of such Series, an Issuer Order requesting that the Indenture Trustee give such notice and setting forth the information to be stated in such notice.

Section 2.14.Cancellation.

The Issuer may at any time deliver to the Indenture Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Issuer may have acquired in any manner whatsoever, and all Notes so delivered shall be promptly cancelled by the Indenture Trustee. The Transfer Agent and Registrar shall forward to the Indenture Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Indenture Trustee shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and the principal of and all accrued interest on all such cancelled Notes shall be deemed to have been paid in full (and such payment of principal and interest shall be deemed to have been made to the relevant Noteholders) and such cancelled Notes shall be deemed no longer to be outstanding for all purposes hereunder. The Issuer may not issue new Notes to replace Notes that it has redeemed or paid or that have been delivered to the Indenture Trustee for cancellation. All cancelled Notes held by the Indenture Trustee shall be disposed of in accordance with the Indenture Trustee’s standard disposition procedures unless the Issuer shall direct that cancelled Notes be returned to it pursuant to an Issuer Order.

ARTICLE 3.

SECURITY

Section 3.1.Grant of Security Interest.

(a)To secure the Issuer Obligations, the Issuer hereby pledges, assigns, conveys, delivers, transfers and sets over to the Indenture Trustee, for the benefit of the Noteholders, and hereby grants to the Indenture Trustee, for the benefit of the Noteholders, a security interest in, all of the following property now owned or at any time hereafter acquired by the Issuer or in which the Issuer now has or at any time in the future may acquire any right, title or interest (collectively, the “Collateral”):

(i)all Pooled Loans including all Pooled Loans hereinafter acquired by the Issuer, and all Related Security with respect thereto, including all monies due and to

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become due to the Issuer thereon and all amounts received with respect thereto on and after the applicable Transfer Date;

(ii)the Collection Account and the Lockbox Account, including all funds held in the Collection Account and the Lockbox Account and all securities, whether certificated or uncertificated, security entitlements, or instruments, if any, from time to time representing or evidencing investment of such amounts and all proceeds thereof, and all claims of the Issuer in and to such funds;

(iii)each of the Transaction Documents (other than the Indenture, the Notes and any agreements relating to the issuance or the purchase of any Notes), including all monies due and to become due to the Issuer thereunder or in connection therewith, whether payable as fees, expenses, costs, indemnities, insurance recoveries, damages for the breach thereof or otherwise, and all rights, remedies, powers, privileges and claims of the Issuer under or with respect to each of such Transaction Documents (whether arising pursuant to the terms of such Transaction Documents or otherwise available to the Issuer at law or in equity), including, without limitation, the right of the Issuer to enforce each of such Transaction Documents and to give or withhold any and all consents, requests, notices, directions, approvals, extensions or waivers under or with respect to such Transaction Documents; and

(iv)all proceeds of any and all of the foregoing including, without limitation, all present and future claims, demands, causes of action and chooses in action in respect of any or all of the foregoing and all payments on or under and all proceeds of every kind and nature whatsoever in respect of any or all of the foregoing, including all proceeds of the conversion thereof, voluntary or involuntary, into cash or other liquid property, all cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, insurance proceeds, condemnation awards, rights to payment of any and every kind and other forms of obligations and receivables, instruments and other property which at any time constitute all or part of or are included in the proceeds of any of the foregoing.

(b)The foregoing grant is made in trust to secure the Issuer Obligations, equally and ratably without prejudice, priority (except, with respect to any Series of Notes, as otherwise stated in the applicable Indenture Supplement) or distinction, and to secure compliance with the provisions of this Base Indenture and any Indenture Supplement, all as provided in the Indenture. The Indenture Trustee, on behalf of the Noteholders, acknowledges and accepts such grant. This Base Indenture constitutes a security agreement under the UCC.

(c)Without derogating from the absolute nature of the assignment granted to the Indenture Trustee under this Base Indenture or the rights of the Indenture Trustee hereunder, the Issuer shall be permitted, without the consent of the Indenture Trustee, to (i) agree to purchase Loans from the Sellers pursuant to Section 2.01 of the Loan Purchase Agreement, (ii) consent to judicial proceedings by the Servicer against Obligors pursuant to Section 2(a) of the Servicing Agreement, (iii) terminate the Person acting as the Backup Servicer in accordance with Section 4.2.3 of the Backup Servicing Agreement, provided, that, prior to the effectiveness of any such termination, a Replacement Backup Servicer (as defined in the Backup Servicing Agreement) shall have been appointed in accordance with Section 4.3

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of the Backup Servicing Agreement, (iv) remove the Person acting as the Custodian under the Custodial Agreement pursuant to Section 5.3(m) of the Custodial Agreement, provided, that, prior to the effectiveness of any such removal, a replacement Custodian shall have been appointed in accordance with Section 5.3(m) of the Custodial Agreement and (v) take any other action expressly permitted by the Transaction Documents.

Section 3.2.Transaction Documents.

Promptly following a request from the Indenture Trustee, as directed in writing by the Holders of a Majority in Interest of any Outstanding Series of Notes, to do so and at the Issuer’s expense, the Issuer agrees to take all such lawful action as the Indenture Trustee may request to compel or secure the performance and observance by any party to a Transaction Document of its obligations under such Transaction Document, in each case in accordance with the applicable terms thereof, and to exercise any and all rights, remedies, powers and privileges lawfully available to the Issuer to the extent and in the manner directed by the Indenture Trustee, including the transmission of notices of default thereunder and the institution of legal or administrative actions or proceedings to compel or secure performance by such party of each of its obligations under such Transaction Document. If (i) the Issuer shall have failed, within thirty (30) days of receiving the direction of the Indenture Trustee, to take commercially reasonable action to accomplish such directions of the Indenture Trustee, (ii) the Issuer refuses to take any such action, or (iii) the Indenture Trustee reasonably determines that such action must be taken immediately, the Indenture Trustee may (without obligation) take such previously directed action and any related action permitted under the Indenture (without the need under this provision or any other provision under the Indenture to direct the Issuer to take such action), on behalf of the Issuer and the Noteholders.

Section 3.3.Release of Issuer Assets.

(a)The Indenture Trustee shall when required by the provisions of this Base Indenture and any Indenture Supplement execute instruments to release property from the Lien of this Base Indenture and any Indenture Supplement, or convey the Indenture Trustee’s interest in the same. No party relying upon an instrument executed by the Indenture Trustee as provided in this Section 3.3 shall be bound to ascertain the Indenture Trustee’s authority, inquire into the satisfaction of any conditions precedent or see to the application of any moneys.

(b)The Indenture Trustee shall, at such time as there are no Notes Outstanding and upon notification of the conditions set forth in Article 11, release any remaining portion of the Issuer Assets from the Lien of this Base Indenture and any Indenture Supplement and release to the Issuer any funds then on deposit in the Issuer Accounts. The Indenture Trustee shall release property from the Lien of the Indenture pursuant to this Section 3.3(b) only upon receipt of an Issuer Order accompanied by an Officer’s Certificate and (if the Indenture is qualified under the TIA and the TIA so requires) Independent Certificates in accordance with TIA §§ 314(c) and 314(d)(1) meeting the applicable requirements of Section 13.1.

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(c)Upon any sale of Charged-Off Loans by the Servicer pursuant to Section 2(a) of the Servicing Agreement, the Lien of the Indenture Trustee in those Charged-Off Loans shall be automatically released (without recourse, representation or warranty) without further action required on the part of the Indenture Trustee or the Issuer.

(d)Upon any sale or transfer of any Loan by the Issuer (in its capacity as purchaser) to a Seller pursuant to Section 2.01(j), Section 2.03 or 3.01(e) of the Loan Purchase Agreement, the Lien of the Indenture Trustee in such Loans shall be automatically released (without recourse, representation or warranty) without further action required on the part of the Indenture Trustee or the Issuer.

(e)If the Outstanding Principal Balance of any LOC Loan is zero, and there are no other amounts outstanding under such LOC Loan (other than maintenance fees), then the lien of the Indenture Trustee in such LOC Loan may be released (without recourse, representation or warranty) at the option and at the direction of the Issuer.

Section 3.4.Officer’s Certificate.

Notwithstanding anything to the contrary contained herein, in any Indenture Supplement or in any Transaction Document, in connection with any request to the Indenture Trustee to take any action with respect to the release of any property from the Lien of this Base Indenture or any Indenture Supplement or to convey the Indenture Trustee’s interest in the same, the Indenture Trustee shall receive an Officer’s Certificate outlining the steps required to complete any such action, and certifying that (i) such action will not materially and adversely impair the security for the Notes or the rights of any remaining Noteholders and (ii) that all conditions precedent under the Indenture to such action have been satisfied.

Section 3.5.Stamp, Other Similar Taxes and Filing Fees.

The Issuer shall indemnify and hold harmless the Indenture Trustee and each Noteholder from any present or future claim for liability for any stamp or other similar tax and any penalties or interest with respect thereto, that may be assessed, levied or collected by any jurisdiction in connection with the Indenture (to the extent relating to the Notes or the Collateral). The Issuer shall pay, or reimburse the Indenture Trustee for, any and all amounts in respect of, all search, filing, recording and registration fees, taxes, excise taxes and other similar imposts that may be payable or reasonably determined to be payable in respect of the execution, delivery, performance and/or enforcement of the Indenture.

ARTICLE 4.

REPORTS

Section 4.1.Servicer Reports.

The Issuer will maintain, or cause to be maintained, copies of each report delivered to it by the Servicer under the Servicing Agreement, and will make such reports

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available to the Indenture Trustee upon request, solely for the benefit of the Noteholders of the applicable Series of Notes, and the Indenture Trustee shall make such reports available to such Noteholders as provided under the terms of the Transaction Documents.

In addition, the Issuer will deliver or cause to be delivered to the Indenture Trustee:

(i)prior to 3:00 P.M. (New York City time) on each Deposit Date, a copy of a report, substantially in the form of Exhibit A, with such changes thereto as are mutually acceptable to the Issuer and the Indenture Trustee from time to time (a “Deposit Report”), prepared and delivered by the Servicer to the Issuer pursuant to the Servicing Agreement, setting forth the aggregate amount of Collections deposited in the Collection Account on such Deposit Date; and

(ii)prior to 2:00 P.M. (New York City time) on each Monthly Reporting Date, a copy of a settlement statement, substantially in the form of Exhibit B (a “Settlement Statement”), prepared and delivered by the Servicer to the Issuer pursuant to the Servicing Agreement, setting forth the information required to be set forth therein under the Servicing Agreement and each Indenture Supplement and such other information as the Indenture Trustee may reasonably request.

Section 4.2.Communication to Noteholders.

(a)If the Indenture is qualified under the TIA, the Noteholders may communicate pursuant to TIA §312(b) with other Noteholders with respect to their rights under the Indenture or under the Notes.

(b)If the Indenture is qualified under the TIA, the Issuer, the Indenture Trustee and the Transfer Agent and Registrar shall have the protection of TIA §312(c).

Section 4.3.Rule 144A Information.

For so long as any of the Notes are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, the Issuer agrees to provide to any Noteholder or Beneficial Owner and to any prospective purchaser of Notes designated by such Noteholder or Beneficial Owner upon the request of such Noteholder or Beneficial Owner or prospective purchaser, any information required to be provided to such holder or prospective purchaser to satisfy the conditions set forth in Rule 144A(d)(4) under the Securities Act.

Section 4.4.Reports by the Issuer.

(a)Unless otherwise specified in the related Indenture Supplement, prior to 12:00 P.M. (New York City time) on each Monthly Reporting Date, the Issuer shall deliver to the Indenture Trustee and the Paying Agent, and the Indenture Trustee shall forward to each Noteholder of each Series of Notes Outstanding, the Monthly Settlement Statement with respect to such Series.

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(b)Unless otherwise specified in the related Indenture Supplement, on or before January 31 of each calendar year, beginning with calendar year 2022, the Indenture Trustee shall furnish to each Person who at any time during the preceding calendar year was a Noteholder of a Series of Notes a statement prepared by or on behalf of the Issuer containing the information which is required to be contained in the Monthly Settlement Statements with respect to such Series aggregated for such calendar year or the applicable portion thereof during which such Person was a Noteholder, together with such other customary information (consistent with the treatment of the Notes as debt) as the Issuer deems necessary or desirable to enable the Noteholders to prepare their tax returns (each such statement, an “Annual Noteholders’ Tax Statement”). Such obligations of the Issuer to prepare and the Indenture Trustee to distribute the Annual Noteholders’ Tax Statement shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Indenture Trustee pursuant to any requirements of the Code as from time to time in effect.

Section 4.5.Reports by the Indenture Trustee.

If the Indenture is qualified under the TIA, within sixty (60) days after each March 31, beginning on March 31 in the first year after the Indenture is qualified under the TIA, if required by TIA § 313(a), the Indenture Trustee shall mail to each Noteholder as required by TIA § 313(c) a brief report dated as of such date that complies with TIA § 313(a). The Indenture Trustee also shall comply with TIA § 313(b). A copy of each such report at the time of its mailing to Noteholders shall be filed by the Indenture Trustee with the Securities and Exchange Commission and each stock exchange, if any, on which the Notes are listed. The Issuer shall notify the Indenture Trustee if and when the Notes are listed on any stock exchange.

ARTICLE 5.
ALLOCATION AND APPLICATION OF COLLECTIONS

Section 5.1.Issuer Accounts.

(a)Establishment of Collection Account. On or prior to the date hereof, the Issuer, the Collection Account Depository and the Indenture Trustee shall have entered into the Collection Account Control Agreement pursuant to which the Issuer shall establish and maintain the Collection Account for the benefit of the Noteholders. If at any time the Collection Account is no longer an Eligible Deposit Account, the Issuer shall (i) cause the Collection Account to be moved to a Qualified Trust Institution or Qualified Institution, (ii) cause the depositary maintaining the new Collection Account to enter into a new Collection Account Control Agreement on terms substantially similar to the existing Collection Account Control Agreement and (iii) deliver to the Indenture Trustee an Opinion of Counsel, in form and substance reasonably satisfactory to the Indenture Trustee, to the effect that the new Collection Account Control Agreement is effective to create a first priority, perfected security interest in favor of the Indenture Trustee in the Collection Account.

(b)Establishment of Lockbox Account. On or prior to the date hereof, the Issuer, the Lockbox Account Depository and the Indenture Trustee shall have entered into the Lockbox Account Control Agreement pursuant to which the Issuer shall establish and maintain

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the Lockbox Account for the benefit of the Noteholders. If at any time the Lockbox Account is no longer an Eligible Deposit Account, the Issuer shall (i) cause the Lockbox Account to be moved to a Qualified Trust Institution or Qualified Institution, (ii) cause the depositary maintaining the new Lockbox Account to enter into a new Lockbox Account Control Agreement on terms substantially similar to the existing Lockbox Account Control Agreement and (iii) deliver to the Indenture Trustee an Opinion of Counsel, in form and substance reasonably satisfactory to the Indenture Trustee, to the effect that the new Lockbox Account Control Agreement is effective to create a first priority, perfected security interest in favor of the Indenture Trustee in the Lockbox Account.

(c)Series Accounts. If so provided in the related Indenture Supplement, the Issuer, for the benefit of the related Noteholders, shall establish and maintain one or more Series Accounts and/or administrative subaccounts of the Collection Account to facilitate the proper allocation of Collections in accordance with the terms of such Indenture Supplement. Each such Series Account shall bear a designation clearly indicating that the funds deposited therein are held for the benefit of the Noteholders of such Series. Each such Series Account will be an Eligible Deposit Account, if so provided in the related Indenture Supplement and will have the other features and be applied as set forth in the related Indenture Supplement.

(d)Administration of the Collection Account and the Lockbox Account. The funds on deposit in the Collection Account and the Lockbox Account shall remain uninvested.

(e)Establishment of Subsequent LOC Advance Account. The Issuer shall establish and maintain the Subsequent LOC Advance Account in the name of “ONDECK ASSET SECURITIZATION TRUST III LLC”. If at any time the Subsequent LOC Advance Account is no longer an Eligible Deposit Account, the Issuer shall cause the Subsequent LOC Advance Account to be moved to a Qualified Trust Institution or Qualified Institution. On any Business Day, OnDeck may make a capital contribution in cash to the Issuer to be deposited directly into the Subsequent LOC Advance Account. On any Business Day, the Issuer may direct the Indenture Trustee to release from the Subsequent LOC Advance Account and pay to the Issuer (or as directed by the Issuer) amounts then on deposit, including in order to fund the purchase price of any Subsequent LOC Advances acquired by the Issuer from ODK on or prior to such Business Day.

Section 5.2.Collections of Money.

(a)Except as otherwise provided herein, the Indenture Trustee may demand payment or delivery of, and shall receive and collect, directly and without intervention or assistance of any fiscal agent or other intermediary, all money and other property payable to or receivable by the Indenture Trustee pursuant to the Indenture. The Indenture Trustee shall apply all such money received by it as provided in the Indenture. Except as otherwise provided in the Indenture, if any default occurs in the making of any payment or performance under any agreement or instrument that is part of the Issuer Assets, the Indenture Trustee may (without obligation) take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate proceedings. Any such action shall be

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without prejudice to any right to claim a Potential Event of Default or Event of Default under the Indenture and any right to proceeds thereafter as provided in Article 9.

Section 5.3.Collections and Allocations.

(a)Collections in General. Until this Base Indenture and all Indenture Supplements are terminated pursuant to Section 11.1, the Issuer shall cause all Collections due and to become due to the Issuer or the Indenture Trustee, as the case may be, under or in connection with the Collateral (other than any amounts constituting Overpayment Amounts) to be remitted directly into the Collection Account or the Lockbox Account in accordance with Section 2(a)(i) of the Servicing Agreement. The Issuer agrees that if any Collections shall be received by the Issuer in an account other than the Collection Account or the Lockbox Account, such monies, instruments, cash and other proceeds will not be commingled by the Issuer with any of its other funds or property, if any, but will be held separate and apart therefrom and shall be held in trust by the Issuer for, and immediately (but in any event within two (2) Business Days from receipt) remitted to, the Collection Account or the Lockbox Account, as applicable. Any Collections that are received by the Indenture Trustee pursuant to this Base Indenture shall be promptly deposited in the Collection Account and shall be applied as provided in this Article 5.

(b)Allocations for Noteholders. On each Deposit Date, the Issuer shall allocate the Collections deposited into the Collection Account on such Deposit Date in accordance with this Article 5 and shall instruct the Indenture Trustee to withdraw the required amounts from the Collection Account and make the required deposits in any Series Account in accordance with this Article 5, as modified by any Indenture Supplement. The Issuer shall make such deposits or payments on the date indicated therein in immediately available funds or as otherwise provided in the Indenture Supplement for any Series of Notes. The Issuer has agreed to furnish to the Indenture Trustee or the Paying Agent, as applicable, written instructions to make the aforementioned withdrawals and payments from the Collection Account and any Series Accounts specified herein or in any Indenture Supplement. The Indenture Trustee and the Paying Agent shall promptly follow any such written instructions.

(c)Sharing Collections. In the manner described in the related Indenture Supplement, to the extent that Collections that are allocated to any Series of Notes on a Deposit Date are not needed to make payments to Noteholders of such Series of Notes or required to be deposited in a Series Account for such Series of Notes on such Deposit Date, such Collections may, at the direction of the Issuer, be applied to cover principal payments due to or for the benefit of Noteholders of another Series of Notes. Any such reallocation will not result in a reduction in the Invested Amount of the Series of Notes to which such Collections were initially allocated.

(d)Allocations After Certain Events of Default. If all Series of Notes Outstanding shall have been declared to be immediately due and payable pursuant to Section 9.2 as a result of the occurrence of an Event of Default defined in clause (d) or (e) of Section 9.1, then to the extent that Collections that are allocated to any Series of Notes on a Payment Date are not needed to make payments of principal of, or interest on, the Notes of such Series,

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such Collections shall be applied to cover principal payments due on the Notes of all other Series of Notes then Outstanding on a pro rata basis based on the Invested Percentages of such other Series of Notes.

[THE REMAINDER OF ARTICLE 5 IS RESERVED AND MAY BE SPECIFIED IN ANY INDENTURE SUPPLEMENT WITH RESPECT TO ANY SERIES OF NOTES.]

ARTICLE 6.

DISTRIBUTIONS

Section 6.1.Distributions in General.

(a)Unless otherwise specified in the applicable Indenture Supplement, on each Payment Date, the Paying Agent shall pay to the Noteholders of each Series of Notes of record on the preceding Record Date the amounts payable thereto hereunder by wire transfer or check mailed first-class postage prepaid to such Noteholder at the address for such Noteholder appearing in the Note Register except that with respect to Notes registered in the name of a Clearing Agency or its nominee, such amounts shall be payable by wire transfer of immediately available funds released by the Indenture Trustee or the Paying Agent from the applicable Series Account no later than 2:00 P.M. (New York City time) on the Payment Date for credit to the account designated by such Clearing Agency or its nominee, as applicable. The final payment of any Definitive Note, however, will be made only upon presentation and surrender of such Definitive Note at the offices or agencies specified in the notice of final distribution with respect to such Definitive Note on a Payment Date that is a Business Day in the place of presentation.

(b)Unless otherwise specified in the applicable Indenture Supplement (i) all distributions to Noteholders of all Classes within a Series of Notes will have the same priority and (ii) in the event that on any date of determination the amount available to make payments to the Noteholders of a Series of Notes is not sufficient to pay all sums required to be paid to such Noteholders on such date, then the Noteholders of each Class of such Series will receive its ratable share (based upon the aggregate amount due to each such Class) of the aggregate amount available to be distributed in respect of the Notes of such Series.

Section 6.2.Optional Prepayment of Notes.

To the extent provided in an Indenture Supplement related to a Series of Notes, the Issuer shall have the option to prepay all Outstanding Notes of such Series or of a Class of such Series at such times, for the amounts and as otherwise specified in such Indenture Supplement.

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ARTICLE 7.

REPRESENTATIONS AND WARRANTIES

The Issuer hereby represents and warrants, for the benefit of the Indenture Trustee and the Noteholders, as follows as of each Series Closing Date:

Section 7.1.Existence and Power.

The Issuer is (a) a limited liability company duly formed, validly existing and in good standing under the laws of the State of Delaware, (b) is duly qualified to do business as a foreign limited liability company and in good standing under the laws of each jurisdiction where the character of its property, the nature of its business or the performance of its obligations make such qualification necessary, except to the extent that the failure to so qualify would not reasonably be expected to result in a Material Adverse Effect, and (c) has all limited liability company powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted and for purposes of the transactions contemplated by this Base Indenture and the other Transaction Documents, except to the extent that the failure to have all powers and governmental licenses, authorizations, consents and approvals would not reasonably be expected to result in a Material Adverse Effect.

Section 7.2.Authorization.

The execution, delivery and performance by the Issuer of this Base Indenture, the related Indenture Supplement and the other Transaction Documents to which it is a party (a) is within the Issuer’s limited liability company powers, (b) have been duly authorized by all necessary limited liability company action, (c) require no action by or in respect of, or filing with, any governmental body, agency or official which has not been obtained and (d) do not contravene, or constitute a default under, any Requirement of Law or any provision of the Issuer Certificate of Formation or the Issuer Limited Liability Company Agreement or result in the creation or imposition of any Lien on any of the Issuer Assets, except for Permitted Liens. This Base Indenture and each of the other Transaction Documents to which the Issuer is a party has been executed and delivered by a duly authorized officer of the Issuer.

Section 7.3.Binding Effect.

This Base Indenture and each other Transaction Document is a legal, valid and binding obligation of the Issuer enforceable against the Issuer in accordance with its terms (except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors’ rights generally or by general equitable principles, whether considered in a proceeding at law or in equity and by an implied covenant of good faith and fair dealing).

Section 7.4.Litigation.

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There is no action, suit or proceeding pending against or, to the knowledge of the Issuer, threatened against or affecting the Issuer before any court or arbitrator or any Governmental Authority that is reasonably likely to have a Material Adverse Effect or which in any manner draws into question the validity or enforceability of this Base Indenture, any Indenture Supplement or any other Transaction Document or the ability of the Issuer to perform its obligations hereunder or thereunder.

Section 7.5.No ERISA Plan.

The Issuer has not established and does not maintain or contribute to any Pension Plan that is covered by Title IV of ERISA and will not do so as long as any Notes are Outstanding.

Section 7.6.Tax Filings and Expenses.

The Issuer has filed all federal tax returns which are required to be filed (whether informational returns or not), and has paid all taxes due, if any, pursuant to said returns or pursuant to any assessment received by the Issuer, except such taxes, if any, as are being contested in good faith and for which adequate reserves have been set aside on its books. The Issuer has timely filed all state and local tax returns and reports that, to its knowledge, are required to be filed by it, and has paid all taxes, assessments, fees and other governmental charges levied or imposed upon it or its property, income, business, franchises or assets otherwise due and payable, except those that are being contested in good faith by proper proceedings diligently conducted and for which adequate reserves have been set aside on its books or where failure to file or pay such taxes, assessments, fees and other governmental charges would not reasonably be expected to have a Material Adverse Effect. The Issuer has paid all fees and expenses required to be paid by it in connection with the conduct of its business, the maintenance of its existence and its qualification as a foreign limited liability company authorized to do business in each State in which it is required to so qualify, except where failure to pay such fees and expenses would not reasonably be expected to have a Material Adverse Effect.

Section 7.7.Disclosure.

All certificates, reports, statements, documents and other information furnished to the Indenture Trustee by or on behalf of the Issuer pursuant to any provision of this Base Indenture or any Transaction Document, or in connection with or pursuant to any amendment or modification of, or waiver under, this Base Indenture or any Transaction Document, shall, at the time the same are so furnished, be complete and correct to the extent necessary to give the Indenture Trustee true and accurate knowledge of the subject matter thereof in all material respects, and the furnishing of the same to the Indenture Trustee shall constitute a representation and warranty by the Issuer made on the date the same are furnished to the Indenture Trustee to the effect specified herein.

Section 7.8.Investment Company Act.

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The Issuer is not, and is not controlled by, an “investment company” within the meaning of, and is not required to register as an “investment company” under, the Investment Company Act of 1940, as amended.

Section 7.9.Regulations T, U and X.

The proceeds of the Notes will not be used to purchase or carry any “margin stock” (as defined or used in the regulations of the Board of Governors of the Federal Reserve System, including Regulations T, U and X thereof). The Issuer is not engaged in the business of extending credit for the purpose of purchasing or carrying any margin stock.

Section 7.10.No Consent.

No consent, action by or in respect of, approval or other authorization of, or registration, declaration or filing with, any Governmental Authority or other Person is required for the valid execution and delivery of this Base Indenture or any Indenture Supplement or for the performance of any of the Issuer’s obligations hereunder or thereunder or under any other Transaction Document other than such consents, approvals, authorizations, registrations, declarations or filings as shall have been obtained by the Issuer prior to such Series Closing Date or as contemplated in Section 7.12.

Section 7.11.Solvency.

Both before and after giving effect to the transactions contemplated by this Base Indenture and the other Transaction Documents, the Issuer is solvent within the meaning of the Bankruptcy Code and the Issuer is not the subject of any voluntary or involuntary case or proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy or insolvency law and no Insolvency Event has occurred with respect to the Issuer.

Section 7.12.Security Interests.

The Issuer hereby represents and warrants to the Indenture Trustee and the Noteholders that as of the date hereof and each Series Closing Date:

(a)This Base Indenture creates a valid and continuing security interest (as defined in the UCC) in all of its right, title and interest in, to and under the Collateral in favor of the Indenture Trustee, which security interest is prior to all other Liens other than Permitted Liens and is enforceable as such as against creditors of and purchasers from the Issuer.

(b)The Pooled Loans constitute “accounts,” “payment intangibles” or the proceeds thereof under the UCC, each of the Collection Account and the Lockbox Account constitutes a “deposit account” under the UCC, and the remaining Collateral constitutes “general intangibles” under the UCC.

(c)It owns and has good and marketable title to the Collateral, free and clear of all Liens other than Permitted Liens.

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(d)Other than the security interest granted to the Indenture Trustee under this Base Indenture, it has not pledged, assigned, sold or granted a security interest in the Collateral. It has not authorized the filing of, nor is it aware of, any financing statements against the Issuer that include a description of collateral covering the Collateral other than any financing statement relating to any security interest granted pursuant hereto. It is not aware of any judgment or tax lien filings against the Issuer.

(e)The Issuer has caused or will have caused, within ten (10) days, the filing of all appropriate financing statements in the proper filing offices in the appropriate jurisdictions under applicable law in order to perfect the security interest in the Collateral granted to the Indenture Trustee hereunder. Any financing statements filed or to be filed against the Issuer in favor of the Indenture Trustee in connection herewith describing the Collateral contains or will contain a statement to the following effect: “A purchase of or security interest in any collateral described in this financing statement will violate the rights of the Indenture Trustee.”

Notwithstanding any other provision of this Base Indenture, the perfection representations contained in this Section 7.12 shall be continuing, and remain in full force and effect until such time as all obligations hereunder and under the Notes have been finally and fully paid and performed. No failure or delay on the part of the Indenture Trustee in exercising any right, remedy, power or privilege with respect to this Base Indenture, together with any Indenture Supplement, shall operate as a waiver thereof nor shall any single or partial exercise of any right, remedy, power or privilege with respect to this Base Indenture, together with any Indenture Supplement, preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

Section 7.13.Binding Effect of Certain Agreements.

Each of the Transaction Documents (other than this Base Indenture) is in full force and effect and there are no outstanding Events of Default or Potential Events of Default.

Section 7.14.Non Existence of Other Agreements.

(a)Other than as permitted by Section 8.14 and Section 8.21, (i) the Issuer is not a party to any contract or agreement of any kind or nature and (ii) the Issuer is not subject to any obligations or liabilities of any kind or nature in favor of any third party, including, without limitation, any Contingent Obligations.

(b)The Issuer has not engaged in any activities since its formation other than (i) activities incidental to its formation, (ii) the authorization and issue of Series of Notes from time to time, (iii) the execution of the Transaction Documents to which it is a party and (iv) the performance of the activities referred to in or contemplated by the Transaction Documents.

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Section 7.15.Compliance with Contractual Obligations and Laws.

The Issuer is not (i) in violation of the Issuer Certificate of Formation or the Issuer Limited Liability Company Agreement, (ii) in violation of any Requirement of Law to which it or its property or assets may be subject or (iii) in violation of any Contractual Obligation with respect to the Issuer.

Section 7.16.Other Representations.

All representations and warranties of the Issuer made in each Transaction Document to which it is a party are true and correct (in all material respects to the extent any such representations and warranties do not incorporate a materiality limitation in their terms) and are repeated herein as though fully set forth herein.

Section 7.17.Ownership of the Issuer.

All of the issued and outstanding membership interests in the Issuer are owned by OnDeck, all of which membership interests have been validly issued, are fully paid and non-assessable and are owned of record by OnDeck free and clear of all Liens other than Permitted Liens; provided, however, that any membership interests in the Issuer (the “SPV Issuer Equity”) may be pledged for the benefit of one or more Pledged Equity Secured Parties pursuant to any Pledged Equity Security Agreement as long as such Pledged Equity Security Agreement contains the Required Standstill Provisions. The Issuer has no subsidiaries and owns no capital stock of, or other equity interest in, any Person.

ARTICLE 8.

COVENANTS

Section 8.1.Payment of Notes.

The Issuer shall pay the principal of (and premium, if any) and interest on the Notes pursuant to the provisions of this Base Indenture and any applicable Indenture Supplement. Unless otherwise set forth in the applicable Indenture Supplement, principal and interest shall be considered paid on the date due if the Paying Agent holds on that date money designated for and sufficient to pay all principal and interest then due.

Section 8.2.Maintenance of Office or Agency.

The Issuer will maintain an office or agency (which may be an office of the Indenture Trustee or the Transfer Agent and Registrar) where Notes may be surrendered for registration of transfer or exchange. The Issuer will give prompt written notice to the Indenture Trustee of the location, and of any change in the location, of any such office or agency. If at any time the Issuer shall fail to maintain any such office or agency or shall fail to furnish the Indenture Trustee with the address thereof, such surrenders, notices and demands may be made

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or served at the Corporate Trust Office, and the Issuer hereby appoints the Indenture Trustee as its agent to receive all such surrenders, notices and demands.

The Issuer may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Issuer will give prompt written notice to the Indenture Trustee of any such designation or rescission and of any change in the location of any such other office or agency. The Issuer hereby designates the Corporate Trust Office of the Indenture Trustee as one such office or agency of the Issuer.

Notwithstanding anything contained in this Section 8.2 to the contrary, the Indenture Trustee shall not serve as an agent or office for the purpose of service of process on behalf of the Issuer.

Section 8.3.Payment of Obligations.

The Issuer will pay and discharge, at or before maturity, all of its respective material obligations and liabilities, including, without limitation, tax liabilities and other governmental claims, except where the same may be contested in good faith by appropriate proceedings, and will maintain, in accordance with GAAP, reserves as appropriate for the accrual of any of the same.

Section 8.4.Conduct of Business and Maintenance of Existence.

The Issuer will maintain its existence as a limited liability company under the laws of the State of Delaware and will obtain and preserve its qualification to do business in each jurisdiction where the character of its property, the nature of its business or the performance of its obligations make such qualification necessary.

Section 8.5.Compliance with Laws.

The Issuer will comply in all respects with all Requirements of Law and all applicable laws, ordinances, rules, regulations, and requirements of Governmental Authorities except where the necessity of compliance therewith is contested in good faith by appropriate proceedings and where such noncompliance would not be reasonably likely to result in a Material Adverse Effect.

Section 8.6.Inspection of Property, Books and Records.

The Issuer will keep proper books of record and account in which full, true and correct entries shall be made of all dealings and transactions in relation to the Issuer Assets and its business activities in accordance with GAAP; and will permit the Indenture Trustee to visit and inspect any of its properties, to examine and make abstracts from any of its books and records and to discuss its affairs, finances and accounts with its officers, directors and employees, all at such reasonable times upon reasonable notice and as often as may reasonably be requested.

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Section 8.7.Compliance with Transaction Documents; Issuer Assets.

(a)Except as otherwise provided in Section 3.1(c) and Section 8.7(d), the Issuer will not take any action and will use its commercially reasonable efforts not to permit any action to be taken by others that would release any Person from any of such Person’s covenants or obligations under any instrument or agreement included in the Issuer Assets or that would result in the amendment, hypothecation, subordination, termination or discharge of, or impair the validity or effectiveness of, any such instrument or agreement, except, in each case as expressly provided in this Base Indenture, any other Transaction Document or such other instrument or agreement.

(b)The Issuer shall punctually perform and observe all of its obligations and agreements contained in this Base Indenture, the other Transaction Documents and in the instruments and agreements included in the Issuer Assets, including but not limited to preparing (or causing to be prepared) and filing (or causing to be filed) all UCC financing statements and continuation statements required to be filed by the terms of the Indenture in accordance with and within the time periods provided for herein.

(c)The Issuer may contract with other Persons to assist it in performing its duties under the Indenture, and any performance of such duties by a Person identified to the Indenture Trustee in an Officer’s Certificate of the Issuer shall be deemed to be action taken by the Issuer. Initially, the Issuer has contracted with the Servicer pursuant to Section 2(a)(vii) of the Servicing Agreement to assist the Issuer in performing its duties under the Indenture and the Issuer hereby identifies the Servicer to the Indenture Trustee for purposes of this Section 8.7(c).

(d) Without derogating from the absolute nature of the assignment granted to the Indenture Trustee under this Base Indenture or the rights of the Indenture Trustee hereunder, the Issuer agrees that it will not (i) amend, modify, waive, supplement, terminate, surrender, or discharge, or agree to any amendment, modification, supplement, termination, waiver, surrender, or discharge of, the terms of any of the Issuer Assets, including any of the Transaction Documents (other than the Indenture, the amendment of which shall be governed by Article 12), or consent to the assignment of any such Transaction Document by any other party thereto; or (ii) waive timely performance or observance by either Seller, the Servicer, the Backup Servicer or the Custodian under any Transaction Document to which such Person is a party other than any Transaction Document that relates solely to a Series of Notes; (each action described in clauses (i) and (ii) above, a “Transaction Document Action”), in each case, unless otherwise permitted under the express terms of the Indenture or such Transaction Document, without (A) the prior written consent of the Requisite Noteholders, (B) satisfaction of the Rating Agency Condition with respect to each Outstanding Series of Notes in respect of such Transaction Document Action and (C) satisfaction of any other applicable conditions as may be set forth in any Indenture Supplement; provided, that, if any such Transaction Document Action does not materially adversely affect the Noteholders of one or more, but not all, Series of Notes (as substantiated by an Officer’s Certificate of the Issuer to such effect), any such Series of Notes that is not materially adversely affected by such Transaction Document Action shall be deemed not to be Outstanding for purposes of obtaining such consent (and the related

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calculation of Requisite Noteholders shall be modified accordingly); provided, further, if any such Transaction Document Action does not materially adversely affect any Noteholders (as substantiated by an Officer’s Certificate of the Issuer to such effect), the Issuer shall be entitled to effect such action without the prior written consent of the Indenture Trustee or any Noteholder; provided, further, if any such Transaction Document Action adversely affects the rights, protections, indemnities, duties or obligations of (i) the Indenture Trustee, such Transaction Documents Action shall require the prior written consent of the Indenture Trustee, or (ii) the Custodian, such Transaction Document Action shall require the prior written consent of the Custodian. It shall not be necessary for the consent of any Person pursuant to this Section 8.7(d) for such Person to approve the particular form of any proposed amendment, but it shall be sufficient if such Person consents to the substance thereof. For the avoidance of doubt, any amendment, modification, waiver, supplement, termination or surrender of any Transaction Document relating solely to a particular Series of Notes shall be deemed not to materially adversely affect the Noteholders of any other Series of Notes.

Section 8.8.Notice of Defaults.

Promptly (and in any event within three (3) Business Days) upon an Authorized Officer of the Issuer becoming aware of any Potential Amortization Event with respect to a Series of Notes, Amortization Event with respect to a Series of Notes, Servicer Default, Potential Servicer Default, Event of Default or Potential Event of Default, the Issuer shall give the Indenture Trustee written notice thereof, together with an Officer’s Certificate, setting forth the details thereof and any action with respect thereto taken or contemplated to be taken by the Issuer.

Section 8.9.Notice of Material Proceedings.

Promptly (and in any event within three (3) Business Days) upon an Authorized Officer of the Issuer becoming aware thereof, the Issuer shall give the Indenture Trustee written notice of the commencement or existence of any proceeding by or before any Governmental Authority against or affecting the Issuer that is reasonably likely to have a Material Adverse Effect.

Section 8.10.Further Requests.

The Issuer will promptly furnish to the Indenture Trustee such further instruments and such other information as, and in such form as, the Indenture Trustee may reasonably request in connection with the transactions contemplated by this Base Indenture, any Indenture Supplement and the other Transaction Documents.

Section 8.11.Protection of Issuer Assets.

The Issuer shall take all actions necessary to obtain and maintain, for the benefit of the Indenture Trustee on behalf of the Noteholders, a first Lien on and a first priority, perfected security interest in the Collateral. The Issuer will from time to time prepare (or shall cause to be prepared), execute and deliver all such supplements and amendments hereto and all

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such financing statements, continuation statements, instruments of further assurance and other instruments, and will take such other action necessary or advisable to:

(a)maintain or preserve the Lien and security interest (and the priority thereof) of this Base Indenture and the Indenture Supplements or carry out more effectively the purposes thereof;

(b)perfect, publish notice of or protect the validity of the Lien and security interest created by this Base Indenture and the Indenture Supplements;

(c)enforce the rights of the Indenture Trustee and the Noteholders in any of the Issuer Assets; or

(d)preserve and defend title to the Issuer Assets and the rights of the Indenture Trustee and the Noteholders in the Issuer Assets against the claims of all persons and parties.

The Indenture Trustee is hereby authorized to execute and file any financing statement, continuation statement or other instrument necessary or appropriate to perfect or maintain the perfection of the Indenture Trustee’s security interest in the Collateral. The Indenture Trustee shall have no obligation to prepare, monitor or determine the necessity for the filing of any financing statement, continuation statement or other instrument with respect to the perfection of the Indenture Trustee’s security interest in the Collateral, but will otherwise cooperate with the Issuer in connection with the filing of any such financing statements, continuation statements and/or other instruments.

Section 8.12.Annual Opinion of Counsel.

On or before March 31 of each calendar year, commencing with March 31, 2022, the Issuer shall furnish to the Indenture Trustee an Opinion of Counsel either stating that, in the opinion of such counsel, such action has been taken with respect to the recording, filing, re-recording and refiling of this Base Indenture or any Supplement hereto and any other requisite documents and with respect to the authorization and filing of any financing statements and continuation statements as are necessary to maintain the perfection of the Lien and security interest created by this Base Indenture and reciting the details of such action or stating that in the opinion of such counsel no such action is necessary to maintain the perfection of such Lien and security interest. Such Opinion of Counsel shall also describe the recording, filing, re-recording and refiling of this Base Indenture, any Supplement hereto, and any other requisite documents and the execution and filing of any financing statements and continuation statements that will, in the opinion of such counsel, be required to maintain the perfection of the Lien and security interest of this Base Indenture until March 31 in the following calendar year. For the avoidance of doubt, any Opinion of Counsel furnished in connection with this Section 8.12 may be combined with other Opinions of Counsel furnished to the Indenture Trustee pursuant to the other Transaction Documents.

Section 8.13.Liens.

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The Issuer will not create, incur, assume or permit to exist any Lien upon any of the Issuer Assets, other than (i) Liens in favor of the Indenture Trustee for the benefit of the Noteholders and (ii) other Permitted Liens.

Section 8.14.Other Indebtedness.

The Issuer will not create, assume, incur, suffer to exist or otherwise become or remain liable in respect of any Indebtedness other than (i) Indebtedness hereunder or under any Indenture Supplement and (ii) Indebtedness contemplated under any other Transaction Document.

Section 8.15.Mergers.

The Issuer will not merge or consolidate with or into any other Person.

Section 8.16.Sales of Issuer Assets.

The Issuer will not sell, lease, transfer, liquidate or otherwise dispose of any Issuer Assets, except as contemplated by the Transaction Documents.

Section 8.17.Acquisition of Assets.

The Issuer will not acquire, by long term or operating lease or otherwise, any assets except in accordance with the terms of the Transaction Documents.

Section 8.18.Legal Name; Location Under Section 9-301.

The Issuer will change neither its location (within the meaning of Section 9-301 of the UCC) nor its legal name without sixty (60) days’ prior written notice to the Indenture Trustee. In the event that the Issuer desires to so change its location or legal name, the Issuer will make any required filings and prior to actually changing its location or its legal name the Issuer will deliver to the Indenture Trustee (i) an Officer’s Certificate and an Opinion of Counsel confirming that all required filings have been made to continue the perfected interest of the Indenture Trustee on behalf of the Noteholders in the Collateral in respect of the new location or new legal name of the Issuer and (ii) copies of all such required filings with the filing information duly noted thereon by the office in which such filings were made.

Section 8.19.Organizational Documents.

The Issuer will not make any material amendment to the Issuer Certificate of Formation or the Issuer Limited Liability Company Agreement, unless, prior to such amendment, each Rating Agency confirms that after giving effect to such amendment the Rating Agency Condition is satisfied with respect to such amendment.

Section 8.20.Investments.

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The Issuer will not make, incur, or suffer to exist any loan, advance, extension of credit or other investment in any Person other than in accordance with the Transaction Documents.

Section 8.21.Non-Petition; No Other Agreements.

The Issuer shall cause each party to a Transaction Document or any other document or agreement incidental thereto, in each case, to which the Issuer is a party, to agree to a customary “non-petition” covenant. The Issuer will not enter into or be a party to any agreement or instrument other than any Transaction Document or documents and agreements incidental thereto.

Section 8.22.Other Business.

The Issuer will not engage in any business or enterprise or enter into any transaction other than acquiring Loans and the Related Security with respect thereto pursuant to the Loan Purchase Agreement and funding the purchase price of Loans and the Related Security with respect thereto through the issuance and sale of Notes, in each case pursuant to the Transaction Documents, and incurring and paying ordinary course operating expenses and other activities related to or incidental to any of the foregoing.

Section 8.23.Maintenance of Separate Existence.

The Issuer shall at all times comply with the separateness covenants set forth in the Issuer Limited Liability Company Agreement.

Section 8.24.Use of Proceeds of Notes.

The Issuer shall use the net proceeds of each Series of Notes in accordance with the provisions of the related Indenture Supplement.

Section 8.25.No ERISA Plan.

The Issuer will not establish or maintain or contribute to any Pension Plan that is covered by Title IV of ERISA.

Section 8.26.Dividends.

The Issuer will not declare or pay any dividends or distributions on any of its membership interests, or make any purchase, redemption or other acquisition of, any of its membership interests; provided, however, that so long as no Event of Default or Amortization Event with respect to any Series of Notes has occurred and is continuing or would result therefrom, the Issuer may declare and pay distributions as permitted under applicable law.

Section 8.27.Tax Matters.

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The Issuer shall not take (or, to the extent within its control, permit any other Person to take) any action that could reasonably be expected to cause the Issuer to be classified as any entity other than a partnership or disregarded entity within the meaning of U.S. Treasury Regulation §301.7701-3.

Section 8.28.Purchase and Sale of Assets.

The Issuer will not acquire or dispose of assets for the primary purpose of recognizing gains or decreasing losses resulting from market value changes. The Issuer will not purchase or otherwise acquire any asset that is not an “eligible asset” within the meaning of Rule 3a-7 promulgated under the Investment Company Act; provided, however, that the Issuer may purchase or otherwise acquire an asset that is not an “eligible asset” to the extent that the purchase or acquisition of such asset is considered related or incidental to the business of purchasing or otherwise acquiring “eligible assets” under Rule 3a-7.

ARTICLE 9.

REMEDIES

Section 9.1.Events of Default.

“Event of Default”, wherever used herein, with respect to any Series of Notes, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(a)the Securities and Exchange Commission or other regulatory body having jurisdiction reaches a final determination that the Issuer is an “investment company” within the meaning of the Investment Company Act;

(b) the Issuer at any time receives a final determination that it will be treated as an association (or as a publicly traded partnership) taxable as a corporation for federal income tax purposes;

(c)an Insolvency Event shall have occurred with respect to the Issuer;

(d)a default in the payment of interest on any Note of any series when due (other than any failure to make a payment of interest on any class of such Notes designated by the Issuer on its issuance date as a class of “risk retention” Notes) and the continuation of that failure for five (5) Business Days;

(e)the default in the payment of principal of any Note of any series when due (other than any failure to make a payment of principal or any class of such Notes designated by the Issuer on its issuance date as a class of “risk retention” Notes)

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(f)default in the observance or performance of any covenant or agreement of the Issuer made in the Base Indenture or the Indenture Supplement for such Series of Notes (other than a covenant or agreement, a default in the observance or performance of which is elsewhere in this Section specifically dealt with) which default materially and adversely affects the interests of the Noteholders of such Series of Notes, and which default shall continue or not be cured for a period of thirty (30) days (or for such longer period, not in excess of sixty (60) days, as may be reasonably necessary to remedy such default; provided that such default is capable of remedy within sixty (60) days or less and the Issuer delivers an Officer’s Certificate to the Indenture Trustee to the effect that the Issuer has commenced, or will promptly commence and diligently pursue, all reasonable efforts to remedy such default) after there shall have been given to the Issuer by the Indenture Trustee or to the Issuer and the Indenture Trustee by Holders of a Majority in Interest of such Series of Notes, a written notice specifying such default and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder; or

(g)the Indenture Trustee fails to have a valid and perfected first priority security interest in any material portion of the Collateral and such failure continues for five (5) Business Days, or the Issuer, either Seller or an Affiliate of either Seller or the Issuer asserts that the Indenture Trustee does not have a valid and perfected first priority security interest in any material portion of the Collateral.

Section 9.2.Acceleration of Maturity; Rescission and Annulment.

If an Event of Default referred to in clause (c) or (g) of Section 9.1 has occurred, the unpaid principal amount of all Series of Notes, together with interest accrued but unpaid thereon, and all other amounts due to the Noteholders under this Base Indenture and each Indenture Supplement, shall immediately and without further act become due and payable.

If any Event of Default referred to in clause (a), (b), (d), or (e) of Section 9.1 has occurred and is continuing, then the Indenture Trustee or the Requisite Noteholders may, by written notice delivered to an Authorized Officer of the Issuer (and to a Responsible Officer of the Indenture Trustee if given by the Noteholders) (such notice, a “Notice of Acceleration”), declare all of the Notes to be immediately due and payable, and upon any such declaration the unpaid principal amount of the Notes, together with accrued and unpaid interest thereon through the date of acceleration, shall become immediately due and payable. If an Event of Default referred to in clause (f) of Section 9.1 shall occur and be continuing with respect to any Series of Notes, then and in every such case the Indenture Trustee or Holders of a Majority in Interest of such Series of Notes may give a Notice of Acceleration to the Issuer (and to the Indenture Trustee, if given by the Noteholders of such Series of Notes) declaring all the Notes of such Series to be immediately due and payable and, upon any such declaration, the unpaid principal amount of such Notes, together with accrued and unpaid interest thereon through the date of acceleration, shall become immediately due and payable.

At any time after a Notice of Acceleration has been delivered with respect to the Notes (or a particular Series of Notes) and before a judgment or decree for payment of the money due has been obtained by the Indenture Trustee as hereinafter set forth in this Article 9,

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the Requisite Noteholders (or, in the case of the acceleration of a particular Series of Notes, the Holders of a Majority in Interest of the Notes of such Series), by written notice to the Issuer and the Indenture Trustee, may rescind and annul the declaration made in such Notice of Acceleration and its consequences; provided, that no such rescission shall affect any subsequent default or impair any right consequent thereto.

Section 9.3.Collection of Indebtedness and Suits for Enforcement by the Indenture Trustee.

(a)The Issuer covenants that if (i) default is made in the payment of any interest on any Note when the same becomes due and payable, and such default continues for a period of five (5) Business Days or (ii) default is made in the payment of the principal of any Notes when the same becomes due and payable, by acceleration or at stated maturity, the Issuer will, upon demand of the Indenture Trustee, pay to it, for the benefit of the Holders of such Notes, the whole amount then due and payable on such Notes for principal and interest, with interest upon the overdue principal, and, to the extent payment at such rate of interest shall be legally enforceable, upon overdue installments of interest, at the Note Rate borne by the Notes, and in addition thereto such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee and its agents and counsel.

(b)In case the Issuer shall fail forthwith to pay such amounts upon such demand, the Indenture Trustee, in its own name and as trustee of an express trust, may institute a proceeding for the collection of the sums so due and unpaid, and may prosecute such proceeding to judgment or final decree, and may enforce the same against the Issuer or other obligor upon such Notes and collect in the manner provided by law out of the property of the Issuer or other obligor upon such Notes, wherever situated, the moneys adjudged or decreed to be payable.

(c)If an Event of Default occurs and is continuing, the Indenture Trustee may, as more particularly provided in Section 9.4, in its discretion, proceed to protect and enforce its rights and the rights of the Noteholders, by such appropriate proceedings as the Indenture Trustee shall deem most effective to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in the Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy or legal or equitable right vested in the Indenture Trustee by the Indenture or by law.

(d)In case there shall be pending, relative to the Issuer, any other obligor upon the Notes, or any Person having or claiming an ownership interest in the Issuer Assets, proceedings under the Bankruptcy Code or any other applicable federal or state bankruptcy, insolvency or other similar law, or in case a receiver, assignee or Indenture Trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for, or taken possession of, the Issuer or its property or such other obligor, or such Person or the property of such other obligor or such Person, or in the case of any other comparable judicial proceedings relative to the Issuer, other obligor upon the Notes or such Person or to the creditors or property of the Issuer, such other obligor or such Person, the

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Indenture Trustee, irrespective of whether the principal of any Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Indenture Trustee shall have made any demand pursuant to the provisions of this Section, shall be entitled and empowered, by intervention in such proceedings or otherwise:

(i)to file and prove a claim or claims for the whole amount of principal and interest owing and unpaid in respect of the Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee (including any claim for reasonable compensation to the Indenture Trustee and each predecessor Indenture Trustee, and their respective agents, attorneys and counsel, and for reimbursement of all expenses and liabilities incurred, and all advances made, by the Indenture Trustee and each predecessor Indenture Trustee, except as a result of negligence, bad faith or willful misconduct) and of the Noteholders allowed in such proceedings;

(ii)unless prohibited by applicable law and regulations, to vote on behalf of the Holders of the Notes in any election of a trustee, a standby trustee or person performing similar functions in any such proceedings;

(iii)to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute all amounts received with respect to the claims of the Noteholders and of the Indenture Trustee on their behalf; and

(iv)to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee or the Holders of the Notes allowed in any judicial proceedings relative to the Issuer, such other obligor upon the Notes, any Person claiming an ownership interest in the Issuer Assets, their respective creditors and their property;

and any trustee, receiver, liquidator, custodian or other similar official in any such proceeding is hereby authorized by each of such Noteholders to make payments to the Indenture Trustee, and, in the event that the Indenture Trustee shall consent to the making of payments directly to such Noteholders, to pay to the Indenture Trustee such amounts as shall be sufficient to cover reasonable compensation to the Indenture Trustee, each predecessor Indenture Trustee and their respective agents, attorneys and counsel, and all other expenses and liabilities incurred, and all advances made, by the Indenture Trustee and each predecessor Indenture Trustee except as a result of negligence, bad faith or willful misconduct.

(e)Nothing herein contained shall be deemed to authorize the Indenture Trustee to authorize or consent to or vote for or accept or adopt on behalf of any Noteholder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof or to authorize the Indenture Trustee to vote in respect of the claim of any Noteholder in any such proceeding except, as aforesaid, to vote for the election of a trustee in bankruptcy or similar person.

(f)All rights of action and of asserting claims under this Base Indenture, under any Indenture Supplement or under any of the Notes, may be enforced by the Indenture

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Trustee without the possession of any of the Notes or the production thereof in any trial or other proceedings relative thereto, and any such action or proceedings instituted by the Indenture Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment, subject to the payment of the expenses, disbursements and compensation of the Indenture Trustee, each predecessor Indenture Trustee and their respective agents and attorneys, shall be for the ratable benefit of the Holders of the Notes.

(g)In any proceedings brought by the Indenture Trustee (and also any proceedings involving the interpretation of any provision of the Indenture to which the Indenture Trustee shall be a party), the Indenture Trustee shall be held to represent all the Holders of the Notes, and it shall not be necessary to make any Noteholder a party to any such proceedings.

Section 9.4.Remedies; Priorities.

(a)If an Event of Default shall have occurred and be continuing with respect to any Series of Notes Outstanding and such Series has been accelerated under Section 9.2, the Indenture Trustee may institute proceedings to enforce the obligations of the Issuer hereunder in its own name and as trustee of an express trust for the collection of all amounts then payable on the Notes of such Series or under the Indenture with respect thereto, whether by declaration or otherwise, enforce any judgment obtained, and collect from the Issuer and any other obligor upon such Notes moneys adjudged due.

(b)If an Event of Default shall have occurred and be continuing with respect to all Series of Notes Outstanding and all Series of Notes Outstanding have been accelerated under Section 9.2, the Indenture Trustee (subject to Section 9.5) may do one or more of the following:

(i)institute proceedings from time to time for the complete or partial foreclosure of the Indenture with respect to the Issuer Assets;

(ii)exercise any remedies of a secured party under the UCC and take any other appropriate action to protect and enforce the rights and remedies of the Indenture Trustee and the Holders of the Notes; and

(iii)sell Collateral or any portion thereof or rights or interest therein, at one or more public or private sales called and conducted in any manner permitted by law;

provided that the Indenture Trustee may not sell or otherwise liquidate the Collateral following an Event of Default, other than an Event of Default referred to in clause (d) or (e) of Section 9.1, unless (A) the Holders of Notes representing 100% of the Aggregate Invested Amount consent thereto, (B) the proceeds of such sale or liquidation distributable to the Noteholders are sufficient to discharge in full all amounts then due and unpaid on the Notes for principal and interest, or (C)(1) the Indenture Trustee determines that the Collateral will not continue to provide sufficient funds for the payment of principal of and interest on the Notes as they would have become due if the Notes had not been declared due and payable and (2) the Indenture

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Trustee obtains the consent of a Majority in Interest of the Holders of each Series of Notes. In determining such sufficiency or insufficiency with respect to clause (B) or (C) above, the Indenture Trustee may, but need not, obtain and may conclusively rely upon an opinion of an Independent investment banking or accounting firm of national reputation as to the feasibility of such proposed action and as to the sufficiency of the Collateral for such purposes. due.

(c)If an Event of Default shall have occurred and be continuing with respect to any Series of Notes Outstanding, the Indenture Trustee may exercise all rights, remedies, powers, privileges and claims of the Issuer against the Sellers, the Servicer, the Backup Servicer, the Custodian or any other party to any of the Transaction Documents under or in connection with any of the Transaction Documents in respect of such Event of Default, including the right or power to take any action to compel or secure performance or observance by the Sellers, the Servicer, the Backup Servicer, the Custodian or any other party of each of their respective obligations to the Issuer thereunder and to give any consent, request, notice, direction, approval, extension or waiver under the Transaction Documents, and any right of the Issuer to take such action shall be suspended.

(d)If the Indenture Trustee collects any money or property pursuant to this Article 9, such money or property shall be held by the Indenture Trustee as additional collateral hereunder and the Indenture Trustee shall pay out such money or property in the following order:

FIRST: to the Indenture Trustee for amounts due under Section 10.6; and

SECOND: to the Collection Account for distribution in accordance with the provisions of Article 5.

Section 9.5.Optional Preservation of the Issuer Assets.

If the Notes of each Series of Notes Outstanding have been declared to be due and payable under Section 9.2 following an Event of Default and such declaration and its consequences have not been rescinded and annulled, the Indenture Trustee may, but need not, elect to maintain possession of the Collateral. In determining whether to maintain possession of the Collateral, the Indenture Trustee may, but need not, obtain and rely upon an opinion of an Independent investment banking or accounting firm of national reputation as to the feasibility of such proposed action and as to the sufficiency of the Collateral for such purpose. Nothing contained in this Section 9.5 shall be construed to require the Indenture Trustee to preserve the Collateral securing the Issuer Obligations, including without limitation, if prohibited by applicable law or if the Indenture Trustee is authorized, directed or permitted to liquidate the Collateral pursuant to Section 9.4(b).

Section 9.6.Limitation on Suits.

No Holder of any Note shall have any right to institute any proceeding, judicial or otherwise, with respect to the Indenture, or for the appointment of a receiver or trustee, or for any other remedy thereunder, unless:

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(a)such Holder has previously given written notice to the Indenture Trustee of a continuing Event of Default;

(b)Holders of each Series of Notes Outstanding holding Notes evidencing at least 25% of the Notes of such Series have made written request to the Indenture Trustee to institute such proceeding in respect of such Event of Default in its own name as the Indenture Trustee hereunder;

(c)such Holder or Holders have offered to the Indenture Trustee indemnity reasonably satisfactory to it against the costs, expenses and liabilities to be incurred in complying with such request;

(d)the Indenture Trustee for sixty (60) days after its receipt of such notice, request and offer of indemnity has failed to institute such proceedings; and

(e)no direction inconsistent with such written request has been given to the Indenture Trustee during such sixty (60)-day period by the Requisite Noteholders;

it being understood and intended that no one or more Holders of the Notes shall have any right in any manner whatever by virtue of, or by availing of, any provision of the Indenture to affect, disturb or prejudice the rights of any other Holders of the Notes or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under the Indenture, except in the manner herein provided.

Section 9.7.Unconditional Rights of Noteholders to Receive Principal and Interest.

Notwithstanding any other provisions in the Indenture, the Holder of any Note shall have the right, which is absolute and unconditional, to receive payment of the principal of and interest, if any, on such Note on or after the respective due dates thereof expressed in such Note or in the Indenture and to institute suit for the enforcement of any such payment, and such right shall not be impaired without the consent of such Holder.

Section 9.8.Restoration of Rights and Remedies.

If the Indenture Trustee or any Noteholder has instituted any Proceeding to enforce any right or remedy under the Indenture and such Proceeding has been discontinued or abandoned for any reason or has been determined adversely to the Indenture Trustee or to such Noteholder, then and in every such case the Issuer, the Indenture Trustee and the Noteholders shall, subject to any determination in such Proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Indenture Trustee and the Noteholders shall continue as though no such Proceeding had been instituted.

Section 9.9.Rights and Remedies Cumulative.

No right or remedy herein conferred upon or reserved to the Indenture Trustee or to the Noteholders is intended to be exclusive of any other right or remedy, and every right

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and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 9.10.Delay or Omission Not a Waiver.

No delay or omission of the Indenture Trustee or any Holder of any Note to exercise any right or remedy accruing upon any Potential Event of Default or Event of Default shall impair any such right or remedy or constitute a waiver of any such Potential Event of Default or Event of Default or an acquiescence therein. Every right and remedy given by this Article 9 or by law to the Indenture Trustee or to the Noteholders may be exercised from time to time, and as often as may be deemed expedient, by the Indenture Trustee or by the Noteholders, as the case may be.

Section 9.11.Control by Noteholders.

The Requisite Noteholders shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee with respect to the Notes or exercising any trust or power conferred on the Indenture Trustee; provided that

(a)such direction shall not be in conflict with any rule of law or with the Indenture;

(b)if an Event of Default is with respect to less than all Series of Notes Outstanding, then the Indenture Trustee’s rights and remedies shall be limited to the rights and remedies pertaining only to those Series of Notes with respect to which such Event of Default has occurred and the Indenture Trustee shall exercise such rights and remedies at the direction of the Holders of more than 50% of the aggregate Invested Amounts of all Series of Notes with respect to which such Event of Default shall have occurred (excluding any Notes held by the Issuer or an affiliate of the Issuer) (or, if an Event of Default with respect to a single Series of Notes Outstanding shall have occurred, a Majority in Interest of such Series of Notes Outstanding);

(c)subject to the express terms of Section 9.4, any direction to the Indenture Trustee to sell or liquidate the Collateral shall be by the Holders of Notes representing not less than 100% of the Aggregate Invested Amount;

(d)if the conditions set forth in Section 9.5 have been satisfied and the Indenture Trustee elects to retain the Collateral pursuant to such Section, then any direction to the Indenture Trustee by Holders of Notes representing less than 100% of the Aggregate Invested Amount to sell or liquidate the Issuer Assets shall be of no force and effect;

(e)the Indenture Trustee may take any other action deemed proper by the Indenture Trustee that is not inconsistent with such direction; and

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(f)such direction shall be in writing;

provided, further, that, subject to Section 10.1, the Indenture Trustee need not take any action that it determines might involve it in liability or might materially adversely affect the rights of any Noteholders not consenting to such action.

Section 9.12.Waiver of Past Defaults.

Prior to the declaration of the acceleration of the maturity of the Notes of all Series of Notes or any Series of Notes as provided in Section 9.2, the Requisite Noteholders (or, if an Event of Default with respect to less than all Series of Notes Outstanding has occurred, the Holders of more than 50% of the aggregate Invested Amounts of all Series of Notes with respect to which an Event of Default shall have occurred) may, on behalf of all such Holders, waive any past Potential Event of Default or Event of Default and its consequences except a Potential Event of Default or Event of Default (a) in payment of principal of or interest on any of the Notes, or (b) in respect of a covenant or provision hereof which cannot be modified or amended without the consent of the Holder of each Note, which, in each case, may only be waived by 100% of the Holders of the Notes. In the case of any such waiver, the Issuer, the Indenture Trustee and the Holders of the Notes Outstanding shall be restored to their former positions and rights hereunder, respectively, such Potential Event of Default or Event of Default, as applicable, shall cease to exist and be deemed to have been cured and not to have occurred, and any Event of Default arising therefrom shall be deemed to have been cured and not to have occurred, for every purpose of the Indenture; but no such waiver shall extend to any subsequent or other Potential Event of Default or Event of Default or impair any right consequent thereto.

Section 9.13.Undertaking for Costs.

All parties to this Base Indenture and each Indenture Supplement agree, and each Holder of any Note by such Holder’s acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Base Indenture or any Indenture Supplement, or in any suit against the Indenture Trustee for any action taken, suffered or omitted by it as the Indenture Trustee, the filing by any party litigant in such Proceeding of an undertaking to pay the costs of such Proceeding, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such Proceeding, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided that the provisions of this Section shall not apply to (a) any suit instituted by the Indenture Trustee, (b) any suit instituted by any Noteholder or group of Noteholders, in each case holding in the aggregate more than 10% of the Invested Amount of any Series of Notes, or (c) any suit instituted by any Noteholder for the enforcement of the payment of principal of or interest on any Note on or after the respective due dates expressed in such Note and in this Base Indenture or any Indenture Supplement (after giving effect to applicable grace periods).

Section 9.14.Waiver of Stay or Extension Laws.

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The Issuer covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead or in any manner whatsoever, claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Base Indenture or any Indenture Supplement; and the Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Indenture Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 9.15.Action on Notes.

The Indenture Trustee’s right to seek and recover judgment on the Notes or under this Base Indenture or any Indenture Supplement shall not be affected by the seeking, obtaining or application of any other relief under or with respect to this Base Indenture or any Indenture Supplement. Neither the Lien of this Base Indenture or any Indenture Supplement nor any rights or remedies of the Indenture Trustee or the Noteholders shall be impaired by the recovery of any judgment by the Indenture Trustee against the Issuer or by the levy of any execution under such judgment upon any portion of the Issuer Assets or upon any of the other assets of the Issuer.

ARTICLE 10.

THE INDENTURE TRUSTEE

Section 10.1.Duties of the Indenture Trustee.

(a)If an Amortization Event with respect to any Series of Notes Outstanding or an Event of Default has occurred and is continuing, the Indenture Trustee shall exercise such of the rights and powers vested in it by the Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs; provided, however, that the Indenture Trustee shall only be required to exercise the rights and powers vested in it by the Indenture and to use the same degree of care and skill in their exercise as a prudent person would exercise in the conduct of such person’s own affairs with respect to a Series of Notes Outstanding with respect to which the Amortization Event has occurred.

(b)Except during the continuance of (x) an Event of Default or (y) an Amortization Event with respect to any Series of Notes Outstanding, solely with respect to such Series of Notes Outstanding,

(i)the Indenture Trustee undertakes to perform such duties and only such duties as are specifically set forth in the Indenture, and no implied covenants or obligations shall be read into the Indenture against the Indenture Trustee; and

(ii)in the absence of bad faith on its part, the Indenture Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed

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therein, upon certificates or opinions furnished to the Indenture Trustee and conforming to the requirements of the Indenture; but in the case of any such certificates or opinions which by any provision of the Indenture are specifically required to be furnished to the Indenture Trustee, the Indenture Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of the Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(c)Subject to Section 10.1(a), no provision of the Indenture shall be construed to relieve the Indenture Trustee from liability for its own negligent action, its own negligent failure to act or its own bad faith or willful misconduct; provided, however, that:

(i)the Indenture Trustee shall not be liable for an error of judgment made in good faith by a Responsible Officer of the Indenture Trustee, unless it shall be proved that the Indenture Trustee was negligent in ascertaining the pertinent facts nor shall the Indenture Trustee be liable with respect to any action it takes or omits to take in good faith in accordance with the Indenture or in accordance with a direction received by it pursuant to Section 9.11; and

(ii)the Indenture Trustee shall not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or indemnity reasonably satisfactory to it against such risk or liability is not reasonably assured to it, and none of the provisions contained in the Indenture shall in any event require the Indenture Trustee to perform, or be responsible for the manner of performance of, any of the obligations of any Person under any of the Transaction Documents.

Section 10.2.Rights of the Indenture Trustee.

Except as otherwise provided by Section 10.1:

(a)The Indenture Trustee may conclusively rely and shall be fully protected in acting or refraining from acting based upon any document believed by it to be genuine and to have been signed by or presented by the proper person.

(b)The Indenture Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(c)The Indenture Trustee may act through agents, custodians and nominees and shall not be liable for any misconduct or negligence on the part of, or for the supervision of, any such agent, custodian or nominee so long as such agent, custodian or nominee is selected and appointed with due care.

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(d)The Indenture Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers conferred upon it by the Indenture; provided, that the Indenture Trustee’s conduct does not constitute willful misconduct, negligence or bad faith.

(e)The Indenture Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, or other paper or document, unless requested in writing to do so by Holders of the Notes evidencing not less than 25% of the Invested Amount of any Series of Notes; provided, however, that if the payment within a reasonable time to the Indenture Trustee of the costs, expenses, or liabilities likely to be incurred by it in the making of such investigation shall be, in the opinion of the Indenture Trustee, not reasonably assured to the Indenture Trustee by the security afforded to it by the terms of the Indenture, the Indenture Trustee may require indemnity reasonably satisfactory to it against such cost, expense, or liability or payment of such expenses as a condition precedent to so proceeding. The reasonable expense of every such examination shall be paid by the Issuer or, if paid by the Indenture Trustee, shall be reimbursed by the Issuer upon demand.

(f)The Indenture Trustee shall have no obligation to invest or reinvest any cash held in the Collection Account, the Lockbox Account, any Series Account or any other moneys held by the Indenture Trustee pursuant to this Indenture in the absence of timely and specific written investment direction from the Issuer which may be in the form of standing instructions or otherwise. In no event shall the Indenture Trustee be liable for the selection of investments or for investment losses incurred thereon. The Indenture Trustee shall have no liability in respect of losses incurred as a result of the liquidation of any investment prior to its stated maturity or the failure of the Issuer, the Servicer or any other Person to provide timely written investment direction. It is agreed and understood that the entity servicing as Indenture Trustee may earn fees associated with the investments outlined above in accordance with the terms of such investments. In no event shall the Indenture Trustee or its Affiliates be deemed an investment manager or adviser in respect of any selection of investments hereunder or under the Servicing Agreement. The Indenture Trustee or its Affiliates are permitted to receive additional compensation that could be deemed to be in the Indenture Trustee’s economic self-interest for (i) serving as investment adviser, administrator, shareholder servicing agent, custodian or sub-custodian with respect to certain of the Permitted Investments, (ii) using Affiliates to effect transactions in certain Permitted Investments, and (iii) effecting transactions in certain Permitted Investments. Such compensation shall not be considered an amount that is reimbursable or payable to the Indenture Trustee (i) as part of the compensation hereunder or (ii) out of any funds of the Issuer.

(g)The right of the Indenture Trustee to perform any discretionary act enumerated in the Indenture shall not be construed as a duty, and the Indenture Trustee shall not be answerable for other than its negligence or willful misconduct in the performance of such act.

(h)The Indenture Trustee shall not be required to give any bond or surety in respect of the execution of the trust created hereby or the powers granted hereunder.

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(i)The Indenture Trustee shall not be charged with knowledge of any Event of Default, Potential Event of Default, Amortization Event, Potential Amortization Event, Potential Servicer Default or Servicer Default unless a Responsible Officer of the Indenture Trustee obtains actual knowledge thereof or receives written notice of such event at the Corporate Trust Office, and such notice references the Notes and the Indenture.

(j)The Indenture Trustee shall not be charged with knowledge of any failure by any Person to comply with its obligations under the Transaction Documents, unless a Responsible Officer of the Indenture Trustee obtains actual knowledge of such failure or receives written notice of any event which is in fact a failure by such Person to comply at the Corporate Trust Office, and such notice references the Notes and the Indenture.

(k)Anything in the Indenture to the contrary notwithstanding, in no event shall the Indenture Trustee be liable for special, punitive, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Indenture Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(l)The Indenture Trustee shall have no duty (A) to record, file, or deposit this Base Indenture, the Transaction Documents or any agreement referred to herein or therein or any financing statement or continuation statement evidencing a security interest, or to monitor or maintain any such recording or filing or depositing or to rerecord, refile, or redeposit any thereof, (B) to insure the Issuer Assets or (C) to pay or discharge any tax, assessment, or other governmental charge or any lien or encumbrance of any kind owing with respect to assessed or levied against, any part of the Collateral.

(m)Whenever in the administration of the Indenture, the Indenture Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Indenture Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, conclusively rely upon an Officer’s Certificate.

(n)The Indenture Trustee shall be under no obligation to exercise any of the rights or powers vested in it by the Indenture or to conduct or defend any litigation hereunder or in relation hereto at the request or direction of any of the Holders pursuant to the Indenture, unless such Holders shall have offered to the Indenture Trustee security or indemnity satisfactory to the Indenture Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

(o)Except as otherwise set forth in Section 10.1(b)(ii), the Indenture Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Indenture Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Indenture Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises

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of the Issuer, personally or by agent or attorney at the sole cost of the Issuer and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

(p)The rights, privileges, protections, immunities and benefits given to the Indenture Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Indenture Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

(q)The Indenture Trustee may request that the Issuer deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to the Indenture.

(r)In no event shall the Indenture Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services or the unavailability of the Federal Reserve Bank wire or telex or other wire or communication facility, or any other causes outside the Indenture Trustee’s control whether or not of the same class or kind as specified above; it being understood that the Indenture Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

(s)Every provisions of the Indenture or the Transaction Documents relating to the conduct or affecting the liability of or affording protection to the Indenture Trustee shall be subject to the provision of this Article 10.

(t)The delivery of reports, information and documents to the Indenture Trustee shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuer’s compliance with any of its covenants hereunder.

(u)The Indenture Trustee shall be fully justified in failing or refusing to take any action under the Indenture, any Transaction Document or any other related document if such action (i) would, in the reasonable opinion of the Indenture Trustee, in good faith (which may be based on the advice or opinion of counsel), be contrary to applicable law, the Indenture, any Transaction Document or any other related document or (ii) prior to the occurrence of an Event of Default, is not provided for in the Indenture, any Transaction Document or any other related document.

(v)The rights, privileges, protections, immunities and benefits given to the Indenture Trustee, including, without limitation, its rights to be indemnified, are extended to, and shall be enforceable by the Indenture Trustee in each Transaction Document and other document related hereto to which it is a party.

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(w)The Indenture Trustee shall have no duty to monitor or verify compliance with any risk retention laws, rules or regulations, whether referenced in any Retention Undertaking Letter, any Indenture Supplement or other Transaction Document, or otherwise in effect in any foreign or domestic jurisdiction;

(x)The Indenture Trustee shall not be responsible for selecting, determining, or verifying any benchmark interest rate (including LIBOR) or any replacement benchmark rate for such benchmark interest rate or the occurrence of any event requiring or otherwise allowing for the implementation of any benchmark interest rate.

(y)In order to comply with the laws, rules, regulations and executive orders in effect from time to time applicable to banking institutions, including, without limitation, those relating to the funding of terrorist activities and money laundering including Section 326 of the USA PATRIOT Act (“Applicable Law”), the Indenture Trustee is required to obtain, verify, record and update certain information relating to individuals and entities which maintain a business relationship with the Indenture Trustee. Accordingly, each of the parties agrees to provide to the Indenture Trustee upon its request from time to time such identifying information and documentation as may be available to such party in order to enable the Indenture Trustee to comply with Applicable Law.

Section 10.3.Indenture Trustee’s Disclaimer.

The Indenture Trustee assumes no responsibility for the correctness of the recitals contained herein and in the Notes (other than the certificate of authentication on the Notes). Except as set forth in Section 10.11, the Indenture Trustee makes no representations as to the validity or sufficiency of the Indenture or of the Notes (other than the certificate of authentication on the Notes) or of any of the Issuer Assets. The Indenture Trustee shall not be accountable for the use or application by the Issuer of any of the Notes or of the proceeds of such Notes, or for the use or application of any funds paid to the Issuer in respect of the Issuer Assets.

Section 10.4.Indenture Trustee May Own Notes.

The Indenture Trustee in its individual or any other capacity may become the owner or pledgee of Notes with the same rights as it would have if it were not the Indenture Trustee.

Section 10.5.Notice of Defaults.

If a Potential Event of Default, an Event of Default, a Potential Amortization Event or an Amortization Event, in each case with respect to any Series of Notes, occurs and is continuing and if it is either actually known or written notice of the existence thereof has been delivered to a Responsible Officer of the Indenture Trustee at the Corporate Trust Office referencing the Indenture and the applicable Series of Notes, if any, the Indenture Trustee shall mail to each Noteholder notice thereof within ten (10) Business Days after such knowledge or notice occurs. Except in the case of a Potential Event of Default or an Event of Default in

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accordance with the provisions of Section 313(c) of the TIA in payment of principal of or interest on any Note (including payments pursuant to the mandatory redemption provisions of such Note), the Indenture Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interest of the Noteholders.

Section 10.6.Compensation; Indemnity.

The Issuer shall pay to the Indenture Trustee from time to time reasonable compensation for its services hereunder in accordance with each Indenture Supplement. The Indenture Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuer shall reimburse the Indenture Trustee for all reasonable out of pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Indenture Trustee’s agents, counsel, accountants and experts. The Issuer shall indemnify, defend and hold the Indenture Trustee, its officers, directors, employees, counsel and agents harmless from and against any and all loss, liability, tax, judgment, penalty, cause of action, damage, cost or expense (including the reasonable fees and expenses of counsel) incurred by it in connection with the administration of this trust and the performance of its duties hereunder and under the other Transaction Documents, in accordance with and subject to the terms of each Indenture Supplement. The Indenture Trustee shall notify the Issuer promptly of any claim for which it may seek indemnity; provided, however, a failure by the Indenture Trustee to promptly notify the Issuer of a claim for which it may seek indemnity shall not relieve the Issuer from its obligation to indemnify the Indenture Trustee. Notwithstanding the foregoing, the Issuer shall not be liable to reimburse and indemnify the Indenture Trustee from and against any of the foregoing expenses or indemnities arising or resulting from its own negligence or wilful misconduct as conclusively determined by the judgment of a court of competent jurisdiction no longer subject to appeal or review.

The Issuer’s payment obligations to the Indenture Trustee pursuant to this Section 10.6 shall survive the resignation or termination of the Indenture Trustee and the discharge of the Indenture. When the Indenture Trustee incurs expenses after the occurrence of an Event of Default specified in Section 9.1(c), the expenses are intended to constitute expenses of administration under the Bankruptcy Code or any other applicable federal or state bankruptcy, insolvency or similar law.

Section 10.7.Eligibility Requirements for Indenture Trustee.

The Indenture Trustee hereunder shall at all times be a corporation organized and doing business under the laws of the United States or any state thereof authorized under such laws to exercise corporate trust powers, having a long-term unsecured debt rating of at least “Baa3” by Moody’s and “BBB” by S&P having, in the case of an entity that is subject to risk-based capital adequacy requirements, risk-based capital of at least $50,000,000 or, in the case of an entity that is not subject to risk-based capital adequacy requirements, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority, and shall satisfy the requirements for a trustee set forth in paragraph

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(a)(4)(i) of Rule 3a-7 under the Investment Company Act. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purpose of this Section 10.7, the risk-based capital or the combined capital and surplus of such corporation, as the case may be, shall be deemed to be its risk-based capital or combined capital and surplus as set forth in the most recent report of condition so published.

If the Indenture is qualified under the TIA, the Indenture Trustee shall at all times satisfy the requirements of TIA §310(a) and the Indenture Trustee shall comply with TIA §310(b), including the optional provision permitted by the second sentence of TIA §310(b)(9); provided that there shall be excluded from the operation of TIA §310(b)(1) any indenture or indentures under which other securities of the Issuer are outstanding if the requirements for such exclusion set forth in the TIA §310(b)(1) are met.

If at any time the Indenture Trustee ceases to be eligible in accordance with the provisions of this Section 10.7, the Indenture Trustee shall resign immediately in the manner and with the effect specified in Section 10.8.

Section 10.8.Resignation or Removal of Indenture Trustee.

(a)The Indenture Trustee may give notice of its intent to resign at any time by so notifying the Issuer. The Requisite Noteholders may remove the Indenture Trustee by so notifying the Indenture Trustee and may appoint a successor Indenture Trustee. The Issuer shall remove the Indenture Trustee if:

(i)the Indenture Trustee fails to comply with Section 10.7;

(ii)the Indenture Trustee is adjudged bankrupt or insolvent;

(iii)a receiver or other public officer takes charge of the Indenture Trustee or its property; or

(iv)the Indenture Trustee otherwise becomes incapable of acting.

(b)If the Indenture Trustee gives notice of its intent to resign or is removed or if a vacancy exists in the office of the Indenture Trustee for any reason (the Indenture Trustee in such event being referred to herein as the retiring Indenture Trustee), the Issuer shall promptly appoint a successor Indenture Trustee.

(c)A successor Indenture Trustee shall deliver a written acceptance of its appointment to the retiring Indenture Trustee and to the Issuer and thereupon the resignation or removal of the Indenture Trustee shall become effective, and the successor Indenture Trustee, without any further act, deed or conveyance shall have all the rights, powers and duties of the Indenture Trustee under the Indenture. The successor Indenture Trustee shall mail a notice of its succession to the Noteholders. The retiring Indenture Trustee shall promptly transfer all

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property held by it as the Indenture Trustee to the successor Indenture Trustee at the expense of the Issuer.

(d)If a successor Indenture Trustee does not take office within sixty (60) days after the retiring Indenture Trustee gives notice of its intent to resign or is removed, the retiring Indenture Trustee, the Issuer or the Holders of a Majority in Interest of each Series of Notes Outstanding may petition any court of competent jurisdiction for the appointment of a successor Indenture Trustee.

(e)If the Indenture Trustee fails to comply with Section 10.7, any Noteholder may petition any court of competent jurisdiction for the removal of the Indenture Trustee and the appointment of a successor Indenture Trustee.

(f)Any resignation or removal of the Indenture Trustee and appointment of a successor Indenture Trustee pursuant to any of the provisions of this Section shall not become effective until acceptance of appointment by the successor Indenture Trustee pursuant to Section 10.8(c) and payment of all fees and expenses owed to the outgoing Indenture Trustee.

(g)Notwithstanding the resignation or removal of the Indenture Trustee pursuant to this Section, the Issuer’s obligations under Section 10.6 shall continue for the benefit of the retiring Indenture Trustee. The Indenture Trustee shall not be liable for the acts or omissions of any successor Indenture Trustee.

Section 10.9.Successor Indenture Trustee by Merger.

If the Indenture Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Indenture Trustee. The Indenture Trustee shall provide the Issuer written notice of any such transaction.

In case at the time such successor or successors by merger, conversion or consolidation to the Indenture Trustee shall succeed to the trusts created by the Indenture, any of the Notes shall have been authenticated but not delivered, any such successor to the Indenture Trustee may adopt the certificate of authentication of any predecessor Indenture Trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor Indenture Trustee may authenticate such Notes either in the name of any predecessor Indenture Trustee hereunder or in the name of the successor Indenture Trustee; and in all such cases such certificate of authentication shall have the same full force as is provided anywhere in the Notes or in the Indenture with respect to the certificate of authentication of the Indenture Trustee.

Section 10.10.Appointment of Co-Trustee or Separate Trustee.

(a)Notwithstanding any other provisions of this Base Indenture or any Indenture Supplement, at any time, for the purpose of meeting any legal requirements of any

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jurisdiction in which any part of the Collateral may at the time be located, the Indenture Trustee shall have the power and may execute and deliver all instruments to appoint one or more persons to act as a co-trustee or co-trustees, or separate trustee or separate trustees, of all or any part of the Collateral, and to vest in such Person or Persons, in such capacity and for the benefit of the Noteholders, such title to the Collateral, or any part thereof, and, subject to the other provisions of this Section 10.10, such powers, duties, obligations, rights and trusts as the Indenture Trustee may consider necessary or desirable. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor Indenture Trustee under Section 10.7 and no notice to Noteholders of the appointment of any co-trustee or separate trustee shall be required under Section 10.8. No co-trustee shall be appointed without the consent of the Issuer unless such appointment is required as a matter of state law or to enable the Indenture Trustee to perform its functions hereunder.

(b)Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

(i)The Notes of each Series of Notes shall be authenticated and delivered solely by the Indenture Trustee or an authenticating agent appointed by the Indenture Trustee;

(ii)All rights, powers, duties and obligations conferred or imposed upon the Indenture Trustee shall be conferred or imposed upon and exercised or performed by the Indenture Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Indenture Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed, the Indenture Trustee shall be incompetent or unqualified to perform, such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Issuer Assets or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustees, but solely at the direction of the Indenture Trustee;

(iii)No trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder; and

(iv)The Indenture Trustee may at any time accept the resignation of or remove any separate trustee or co-trustees.

(c)Any notice, request or other writing given to the Indenture Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Base Indenture and the conditions of this Article 10. Each separate trustee and co-trustees, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Indenture Trustee or separately, as may be provided therein, subject to all the provisions of this Base Indenture and any Indenture Supplement, specifically including every provision of this Base Indenture or any Indenture Supplement relating to the conduct of, affecting the liability of, or affording

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protection to, the Indenture Trustee. Every such instrument shall be filed with the Indenture Trustee and a copy thereof given to the Issuer.

(d)Any separate trustee or co-trustee may at any time constitute the Indenture Trustee, its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect to this Base Indenture or any Indenture Supplement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Indenture Trustee, to the extent permitted by law, without the appointment of a new or successor Indenture Trustee.

(e)In connection with the appointment of a co-trustees, the Indenture Trustee may, at any time, at the Indenture Trustee’s sole cost and expense, without notice to the Noteholders, delegate its duties under this Base Indenture and any Indenture Supplement to any Person who agrees to conduct such duties in accordance with the terms hereof and shall not be liable for any misconduct or negligence on the part of, or for the supervision of, any such co-trustee so long as such co-trustee is appointed by the Indenture Trustee with due care.

Section 10.11.Representations and Warranties of Indenture Trustee.

The Indenture Trustee represents and warrants to the Issuer and the Noteholders that:

(i)The Indenture Trustee is a New York banking corporation organized, existing and in good standing under the laws of the State of New York;

(ii)The Indenture Trustee has full power, authority and right to execute, deliver and perform this Base Indenture and any Indenture Supplement issued concurrently with this Base Indenture and to authenticate the Notes, and has taken all necessary action to authorize the execution, delivery and performance by it of this Base Indenture and any Indenture Supplement issued concurrently with this Base Indenture and to authenticate the Notes;

(iii)This Base Indenture has been duly executed and delivered by the Indenture Trustee; and

(iv)The Indenture Trustee meets the requirements of eligibility as an Indenture Trustee hereunder set forth in Section 10.7.

Section 10.12.Preferential Collection of Claims Against the Issuer.

If the Indenture is qualified under the TIA, the Indenture Trustee shall comply with TIA §311(a), excluding any creditor relationship listed in TIA §311(b) and an Indenture Trustee who has resigned or been removed shall be subject to TIA §311(a) to the extent indicated therein.

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ARTICLE 11.

DISCHARGE OF INDENTURE

Section 11.1.Termination of the Issuer’s Obligations.

(a)The Indenture shall cease to be of further effect (except that (i) the Issuer’s obligations under Sections 2.4, 2.14 and 10.6, (ii) the Indenture Trustee’s and Paying Agent’s obligations under Section 11.3 and the Indenture Trustee’s and the Noteholders’ obligations under Section 13.16 shall survive) when all Outstanding Notes theretofore authenticated and issued have been delivered (other than destroyed, lost or stolen Notes which have been replaced or paid) to the Indenture Trustee for cancellation and the Issuer has paid all sums payable hereunder.

(b)In addition, except as may be provided to the contrary in any Indenture Supplement, the Issuer may terminate all of its obligations under the Indenture if:

(i)The Issuer irrevocably deposits in trust with the Indenture Trustee money or U.S. Government Obligations in an amount sufficient, in the opinion of a nationally recognized firm of independent certified public accountants expressed in a written certification thereof delivered to the Indenture Trustee, to pay, when due, principal and interest on the Notes to maturity or redemption, as the case may be, and to pay all other sums payable by it hereunder; provided, however, that the Indenture Trustee shall have been irrevocably instructed to apply such money or the proceeds of such U.S. Government Obligations to the payment of said principal and interest with respect to the Notes;

(ii)The Issuer delivers to the Indenture Trustee an Officer’s Certificate stating that all conditions precedent to satisfaction and discharge of the Indenture have been complied with, and an Opinion of Counsel to the same effect; and

(iii)the Rating Agency Condition is satisfied with respect to each Series of Notes Outstanding.

Then, the Indenture shall cease to be of further effect (except as provided in this Section 11.1), and the Indenture Trustee, on demand of the Issuer, shall execute proper instruments acknowledging confirmation of and discharge under the Indenture and the release of the Issuer Assets.

(c)After such irrevocable deposit made pursuant to Section 11.1(b) and satisfaction of the other conditions set forth herein, the Indenture Trustee upon request shall acknowledge in writing the discharge of the Issuer’s obligations under the Indenture except for those surviving obligations specified above.

In order to have money available on a payment date to pay principal or interest on the Notes, the U.S. Government Obligations shall be payable as to principal or interest at

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least one (1) Business Day before such payment date in such amounts as will provide the necessary money. U.S. Government Obligations shall not be callable at the issuer’s option.

Section 11.2.Application of Trust Money.

The Indenture Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to Section 11.1. The Indenture Trustee shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent in accordance with the Indenture to the payment of principal and interest on the Notes.

The provisions of this Section 11.2 shall survive the expiration or earlier termination of the Indenture.

Section 11.3.Repayment to the Issuer.

The Indenture Trustee and the Paying Agent shall promptly pay to the Issuer upon written request any excess money or, pursuant to Section 2.4, return any Notes held by them at any time.

The provisions of this Section 11.3 shall survive the expiration or earlier termination of the Indenture.

ARTICLE 12.

AMENDMENTS

Section 12.1.Without Consent of the Noteholders.

Without the consent of any Noteholder, but subject to satisfaction of the Rating Agency Condition, the Issuer and the Indenture Trustee, at any time and from time to time, may amend, modify, or waive the provisions of this Base Indenture or any Indenture Supplement (except as otherwise set forth in such Indenture Supplement):

(a)to create a new Series of Notes;

(b)to add to the covenants of the Issuer for the benefit of any Noteholders (and if such covenants are to be for the benefit of less than all Series of Notes, stating that such covenants are expressly being included solely for the benefit of such Series) or to surrender any right or power conferred upon the Issuer (provided, however, that the Issuer will not pursuant to this Section 12.1(b) surrender any right or power it has under the Transaction Documents);

(c)to mortgage, pledge, convey, assign and transfer to the Indenture Trustee any additional property or assets, or increase the amount of such property or assets that are required as security for the Notes and to specify the terms and conditions upon which such additional property or assets are to be held and dealt with by the Indenture Trustee and to set forth such other provisions in respect thereof as may be required by the Indenture or as may, consistent with the provisions of the Indenture, be deemed appropriate by the Issuer, or to

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correct or amplify the description of any such property or assets at any time so mortgaged, pledged, conveyed and transferred to the Indenture Trustee on behalf of the Noteholders;

(d)to cure any mistake, ambiguity, defect, or inconsistency or to correct or supplement any provision contained herein or in any Indenture Supplement or in any Notes issued hereunder;

(e)to evidence and provide for the acceptance of appointment hereunder by a successor Indenture Trustee with respect to the Notes of one or more Series of Notes and to add to or change any of the provisions of the Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Indenture Trustee;

(f)to correct or supplement any provision herein or in any Indenture Supplement which may be inconsistent with any other provision herein or therein or to make any other provisions with respect to matters or questions arising under this Base Indenture or in any Indenture Supplement; or

(g)if the Indenture is required to be qualified under the TIA, to modify, eliminate or add to the provisions of the Indenture to such extent as shall be necessary to effect the qualification of the Indenture under the TIA or under any similar federal statute hereafter enacted and to add to the Indenture such other provisions as may be expressly required by the TIA;

provided, however, that, as evidenced by an Officer’s Certificate of the Issuer, such action shall not adversely affect in any material respect the interests of any Noteholder.

Section 12.2.With Consent of the Noteholders.

(a)Except as provided in Section 12.1, the provisions of this Base Indenture and any Indenture Supplement (except as otherwise set forth in such Indenture Supplement) may from time to time be amended, modified or waived, if (i) such amendment, modification or waiver is in writing and is consented to in writing by the Issuer, the Indenture Trustee and, unless otherwise specified in an Indenture Supplement for a Series of Notes, the Requisite Noteholders and (ii) the Rating Agency Condition is satisfied with respect to such amendment, modification, or waiver; provided, that, if any such amendment, modification or waiver does not materially adversely affect the Noteholders of one or more, but not all, Series of Notes (as substantiated by an Officer’s Certificate of the Issuer to such effect), any such Series of Notes that is not materially adversely affected by such amendment, modification or waiver shall be deemed not to be Outstanding for purposes of obtaining such consent (and the related calculation of Requisite Noteholders shall be modified accordingly).

(b)Notwithstanding the foregoing (but subject, in each case, to satisfaction of the Rating Agency Condition with respect to each Series of Notes Outstanding):

(i)	any modification of this Section 12.2, any requirement hereunder that any particular action be taken by Noteholders holding the relevant percentage in principal

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amount of the Notes or any change in the definition of the terms “Pool Outstanding Principal Balance”, “Outstanding Principal Balance” and “Outstanding” shall require the consent of the Required Noteholders;

(ii)

any amendment, waiver or other modification to this Base Indenture or any Indenture Supplement that would (A) extend the due date for, or reduce the interest rate or principal amount of any Note, or the amount of any scheduled repayment or prepayment of principal of or interest on any Note (or reduce the principal amount of or rate of interest on any Note) shall require the consent of each Holder of the Note affected thereby; (B) affect adversely the interests, rights or obligations of any Noteholder individually in comparison to any other Noteholder shall require the consent of such Noteholder; or (C) amend or otherwise modify any Amortization Event shall require the consent of each Noteholder to which such Amortization Event applies; and

(iii)

any amendment, waiver or other modification that would (A) approve the assignment or transfer by the Issuer of any of its rights or obligations hereunder or under any other Transaction Documents to which it is a party, except pursuant to the express terms hereof or thereof; or (B) release any obligor under any Transaction Documents to which it is a party, except pursuant to the express terms hereof or of such Transaction Document, shall require in each case the consent of the Required Noteholders; provided, however, if any such amendment, waiver, or other modification relating to a Transaction Document relates solely to a single Series of Notes (as substantiated by an Officer’s Certificate of the Issuer to such effect), then all other Series of Notes shall be deemed not to be Outstanding for purposes of obtaining the foregoing consent (and the related calculation of Required Noteholders shall be modified accordingly); provided, further that with respect to any such amendment, waiver or other modification relating to a Transaction Document or portion thereof that does not adversely affect in any material respect a Series of Notes (as substantiated by an Officer’s Certificate of the Issuer to such effect), then such Series of Notes shall be deemed not to be Outstanding for purposes of obtaining the foregoing consent (and the related calculation of Required Noteholders shall be modified accordingly).

(c)No failure or delay on the part of any Noteholder or the Indenture Trustee in exercising any power or right under the Indenture or any other Transaction Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right.

(d)It shall not be necessary for the consent of any Person pursuant to this Section for such Person to approve the particular form of any proposed amendment, but it shall be sufficient if such Person consents to the substance thereof.

Section 12.3.Supplements.

Each amendment or other modification to the Indenture or the Notes shall be set forth in a Supplement. In addition to the manner provided in Sections 12.1 and 12.2(b), each Indenture Supplement may be amended as provided in such Indenture Supplement.

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Section 12.4.Revocation and Effect of Consents.

Until an amendment or waiver becomes effective, a consent to it by a Noteholder is a continuing consent by the Noteholder and every subsequent Noteholder of a Note or portion of a Note that evidences the same debt as the consenting Noteholder’s Note, even if notation of the consent is not made on any Note. However, any such Noteholder or subsequent Noteholder may revoke the consent as to his Note or portion of a Note if the Indenture Trustee receives written notice of revocation before the date the amendment or waiver becomes effective. An amendment or waiver becomes effective in accordance with its terms and thereafter binds every Noteholder. The Issuer may fix a record date for determining which Noteholders must consent to such amendment or waiver.

Section 12.5.Notation on or Exchange of Notes.

The Indenture Trustee may place an appropriate notation about an amendment or waiver on any Note thereafter authenticated. The Issuer in exchange for all Notes may issue and the Indenture Trustee shall authenticate new Notes that reflect the amendment or waiver. Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment or waiver.

Section 12.6.The Indenture Trustee to Sign Amendments, etc.

The Indenture Trustee shall sign any Supplement authorized pursuant to this Article 12 if the Supplement does not adversely affect the rights, duties, liabilities or immunities of the Indenture Trustee. If it does, the Indenture Trustee may, but need not, sign it. In signing any Supplement, the Indenture Trustee shall be entitled to receive, if requested, an indemnity reasonably satisfactory to it and to receive and, subject to Section 10.1, shall be fully protected in relying upon, an Officer’s Certificate and an Opinion of Counsel as conclusive evidence that such Supplement is authorized or permitted by the Indenture and that it will be valid and binding upon the Issuer in accordance with its terms.

Section 12.7.Conformity with Trust Indenture Act.

If the Indenture is qualified under the TIA, every amendment of the Indenture and every Supplement executed pursuant to this Article 12 shall comply in all respects with the TIA.

ARTICLE 13.

MISCELLANEOUS

Section 13.1.Compliance Certificates.

(a)Upon any application or request by the Issuer to the Indenture Trustee to take any action under any provision of the Indenture, upon request of the Indenture Trustee, the Issuer shall furnish to the Indenture Trustee (i) an Officer’s Certificate stating that, in the

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opinion of the signers, all conditions precedent and covenants, if any, provided for in the Indenture relating to the proposed action have been complied with and (ii) if the Indenture is qualified under the TIA and the TIA so requires, an Independent Certificate from a firm of certified public accountants or other experts meeting the applicable requirements of this Section 13.1, except that, in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of the Indenture, no additional certificate or opinion need be furnished.

Every certificate or opinion with respect to compliance with a condition or covenant provided for in the Indenture shall include:

(i)a statement that each signatory of such certificate or opinion has read or has caused to be read such covenant or condition;

(ii)a statement that, in the opinion of each such signatory, such signatory has made such examination or investigation as is necessary to enable such signatory to express an informed opinion as to whether such covenant or condition has been complied with;

(iii)a statement as to whether, in the opinion of each such signatory such condition or covenant has been complied with;

(iv)if the Indenture is qualified under the TIA and the TIA so requires, prior to the deposit of any property or securities with the Indenture Trustee that is to be made the basis for the release of any property or securities subject to the Lien of the Indenture, the Issuer shall, in addition to any obligation imposed in Section 13.1(a) or elsewhere in the Indenture, furnish to the Indenture Trustee an Officer’s Certificate certifying or stating the opinion of each person signing such certificate as to the fair value (within ninety (90) days of such deposit) to the Issuer of the property or securities to be so deposited;

(v)whenever the Issuer is required to furnish to the Indenture Trustee an Officer’s Certificate certifying or stating the opinion of any signer thereof as to the matters described in clause (iv), the Issuer shall also deliver to the Indenture Trustee an Independent Certificate as to the same matters, if the fair value to the Issuer of the securities to be so deposited and of all other such securities made the basis of any such withdrawal or release since the commencement of the then-current fiscal year of the Issuer, as set forth in the certificates delivered pursuant to clause (iv) and this clause (v), is 10% or more of the Aggregate Invested Amount, but such a certificate need not be furnished with respect to any securities so deposited, if the fair value thereof to the Issuer as set forth in the related Officer’s Certificate is less than $25,000 or less than one percent of the Aggregate Invested Amount;

(vi)if the Indenture is qualified under the TIA and the TIA so requires, whenever any property or securities are to be released from the Lien of the Indenture, the Issuer shall also furnish to the Indenture Trustee an Officer’s Certificate certifying or stating the opinion of each person signing such certificate as to the fair value (within ninety (90) days of such release) of the property or securities proposed to be released and stating that in the

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opinion of such person the proposed release will not impair the security under the Indenture in contravention of the provisions hereof;

(vii)whenever the Issuer is required to furnish to the Indenture Trustee an Officer’s Certificate certifying or stating the opinion of any signer thereof as to the matters described in clause (vi), the Issuer shall also furnish to the Indenture Trustee an Independent Certificate as to the same matters if the fair value of the property or securities and of all other property, or securities released from the Lien of the Indenture since the commencement of the then current calendar year, as set forth in the certificates required by clause (vi) and this clause (vii), equals 10% or more of the Aggregate Invested Amount, but such certificate need not be furnished in the case of any release of property or securities if the fair value thereof as set forth in the related Officer’s Certificate is less than $25,000 or less than one percent of the then Aggregate Invested Amount.

(b)Notwithstanding Section 3.3 or any provision of this Section 13.1, without any action by the Indenture Trustee, the Issuer may (A) collect, liquidate, sell or otherwise dispose of the Issuer Assets as and to the extent permitted or required by the Transaction Documents and (B) make cash payments out of the Issuer Accounts as and to the extent permitted or required by the Transaction Documents.

Section 13.2.Forms of Documents Delivered to Indenture Trustee.

In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person my certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an Authorized Officer of the Issuer may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his or her certificate or opinion is based are erroneous. Any such certificate of an Authorized Officer or any Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Sellers, the Servicer or the Issuer, stating that the information with respect to such factual matters is in the possession of the Sellers, the Servicer or the Issuer, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under the Indenture, they may, but need not, be consolidated and form one instrument.

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Whenever in the Indenture, in connection with any application, certificate or report to the Indenture Trustee, it is provided that the Issuer shall deliver any document (x) as a condition of the granting of such application, or (y) as evidence of the Issuer’s compliance with any term hereof, it is intended that the truth and accuracy, at the time of the granting of such application or at the effective date of such certificate or report (as the case may be), of the facts and opinions stated in such document shall in each case be conditions precedent to the right of the Issuer to have such application granted or to the sufficiency of such certificate or report. The foregoing shall not, however, be construed to affect the Indenture Trustee’s right to rely upon the truth and accuracy of any statement or opinion contained in any such document as provided in Article 10 and shall incur no liability for its acting in reliance thereon.

Section 13.3.Actions of Noteholders.

(a)Any request, demand, authorization, direction, notice, consent, waiver or other action provided by the Indenture to be given or taken by the Noteholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Noteholders in person or by an agent duly appointed in writing; and except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Indenture Trustee and, when required, to the Issuer. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of the Indenture and conclusive in favor of the Indenture Trustee and the Issuer, if made in the manner provided in this Section 13.3.

(b)The fact and date of the execution by any Noteholder of any such instrument or writing may be proved in any reasonable manner which the Indenture Trustee deems sufficient.

(c)Any request, demand, authorization, direction, notice, consent, waiver or other act by a Noteholder shall bind every Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done, or omitted to be done, by the Indenture Trustee or the Issuer in reliance thereon, regardless of whether notation of such action is made upon such Note.

(d)The Indenture Trustee may require such additional proof of any matter referred to in this Section 13.3 as it shall deem necessary.

(e)The ownership of Notes shall be proved by the Note Register.

Section 13.4.Notices.

(a)Any notice or communication by the Issuer or the Indenture Trustee to the other shall be in writing and delivered in person or mailed by first class mail (registered or certified, return receipt requested), telex, telecopier, electronic mail, or overnight air courier guaranteeing next day delivery, to the other’s address:

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If to the Issuer:

OnDeck Asset Securitization Trust III LLC

1400 Broadway, 25th Floor

New York, NY 10018

Attention: General Counsel, Enova International, Inc.

Telephone: 312-568-4200

Facsimile: 312-962-4931

Email: contracts@enova.com

with a copy to:

On Deck Capital, Inc.

c/o Enova International, Inc.

175 West Jackson, Suite 1000

Chicago, Illinois 60604

Telephone: 312-568-4200

Facsimile: 312-962-4931

Email: contracts@enova.com

If to the Indenture Trustee:

Deutsche Bank Trust Company Americas

c/o Deutsche Bank National Trust Company

1761 E. Saint Andrew Place
Santa Ana, California 92705
Attn: Trust Administration–ODASTB
Phone: (714) 247-6000

Fax: (714) 247-6009

Email: mbsclientservices@list.db.com

The Issuer or the Indenture Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications; provided, however, the Issuer may not at any time designate more than a total of three (3) addresses to which notices must be sent in order to be effective.

Any notice (i) given in person shall be deemed delivered on the date of delivery of such notice, (ii) given by first class mail shall be deemed given five (5) days after the date that such notice is mailed, (iii) delivered by telex, telecopier, or electronic mail shall be deemed given on the date of delivery of such notice, and (iv) delivered by overnight air courier shall be deemed delivered one (1) Business Day after the date that such notice is delivered to such overnight courier.

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Notwithstanding any provisions of the Indenture to the contrary, the Indenture Trustee shall have no liability based upon or arising from the failure to receive any notice required by or relating to the Indenture or the Notes.

If the Issuer mails a notice or communication to Noteholders, it shall mail a copy to the Indenture Trustee at the same time.

In addition to the foregoing, the Issuer and the Indenture Trustee agree to accept and act upon notice, instructions or directions pursuant to the Indenture sent by unsecured e-mail, facsimile transmission or other similar unsecured electronic methods. If the party elects to give the Indenture Trustee e-mail or facsimile instructions (or instructions by a similar electronic method) and the Indenture Trustee in its discretion elects to act upon such instructions, the Indenture Trustee’s understanding of such instructions shall be deemed controlling. The Indenture Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Indenture Trustee’s reliance upon and compliance with such instructions notwithstanding such instructions conflict or are inconsistent with a subsequent written instruction. The party providing electronic instructions agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Indenture Trustee, including without limitation the risk of the Indenture Trustee acting on unauthorized instructions, and the risk of interception and misuse by third parties.

Notices required to be given to the Rating Agencies by the Issuer or the Indenture Trustee shall be in writing, personally delivered or mailed certified mail, return receipt requested to, in the case of DBRS Inc., at the following address: 140 Broadway, New York, New York 10005, Attention Surveillance E-mail: ABS_Surveillance@dbrs.com and in the case of Kroll Bond Rating Agency, LLC., at the following address: 805 Third Avenue, 29th Floor, New York, NY 10022, Attention Surveillance E-mail: abssurveillance@kbra.com. Where the Indenture provides for notice to each Rating Agency, failure to furnish such notice shall not affect any other rights or obligations hereunder, and shall not under any circumstance constitute an Event of Default, Potential Event of Default, an Amortization Event or a Potential Amortization Event with respect to any Series of Notes or any other default or adverse consequence under the Transaction Documents.

(b)Where the Indenture provides for notice to Noteholders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if sent in writing and mailed, first class postage prepaid, to each Noteholder affected by such event, at its address as it appears in the Note Register, not later than the latest date, and not earlier than the earliest date, prescribed (if any) for the giving of such notice. In any case where notice to a Noteholder is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Noteholder shall affect the sufficiency of such notice with respect to other Noteholders, and any notice which is mailed in the manner herein provided shall be conclusively presumed to have been duly given. Where the Indenture provides for notice in any manner, such notice may be waived in writing by any Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Noteholders shall be filed with the Indenture Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

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In the case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made that is satisfactory to the Indenture Trustee shall constitute a sufficient notification for every purpose hereunder.

Section 13.5.Conflict with TIA.

If the Indenture is qualified under the TIA and any provision hereof limits, qualifies or conflicts with another provision hereof that is required to be included in the Indenture by any of the provisions of the TIA, such required provision shall control.

If the Indenture is qualified under the TIA, the provisions of TIA §§ 310 through 317 that impose duties on any person (including the provisions automatically deemed included herein unless expressly excluded by the Indenture) are a part of and govern the Indenture, whether or not physically contained herein.

Section 13.6.Rules by the Indenture Trustee.

The Indenture Trustee may make reasonable rules for action by or at a meeting of Noteholders.

Section 13.7.Duplicate Originals.

The parties may sign any number of copies of this Base Indenture. One signed copy is enough to prove this Base Indenture.

Section 13.8.Benefits of Indenture.

Except as set forth in an Indenture Supplement, nothing in the Indenture or in the Notes, expressed or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders, any benefit or any legal or equitable right, remedy or claim under the Indenture.

Section 13.9.Payment on Business Day.

In any case where any Payment Date, redemption date or maturity date of any Note shall not be a Business Day, then (notwithstanding any other provision of the Indenture) payment of interest or principal (and premium, if any), as the case may be, need not be made on such date but may be made on the next succeeding Business Day with the same force and effect as if made on the Payment Date, redemption date, or maturity date; provided, however, that no interest shall accrue for the period from and after such Payment Date, redemption date, or maturity date, as the case may be.

Section 13.10.Governing Law.

THIS BASE INDENTURE, AND ALL MATTERS ARISING FROM OR IN ANY MANNER RELATING TO THIS BASE INDENTURE, SHALL BE

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GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 13.11.Severability of Provisions.

If any one or more of the covenants, agreements, provisions or terms of the Indenture shall for any reason whatsoever be held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of the Indenture and shall in no way affect the validity of enforceability of the other provisions of the Indenture or of the Notes or rights of the Noteholders thereof.

Section 13.12.Counterparts.

This Base Indenture may be executed in two or more counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Base Indenture by facsimile transmission or electronic transmission (in pdf format) shall be as effective as delivery of a manually executed counterpart of this Base Indenture. Facsimile, documents executed, scanned and transmitted electronically and electronic signatures, including those created or transmitted through a software platform or application, shall be deemed original signatures for purposes of this Base Indenture and all other Transaction Documents and all matters and agreements related thereto, with such facsimile, scanned and electronic signatures having the same legal effect as original signatures. The parties agree that this Base Indenture or any other Transaction Document or any instrument, agreement or document necessary for the consummation of the transactions contemplated by this Base Indenture or the other Transaction Documents or related hereto or thereto (including, without limitation, addendums, amendments, notices, instructions, communications with respect to the delivery of securities or the wire transfer of funds or other communications) (“Executed Documentation”) may be accepted, executed or agreed to through the use of an electronic signature in accordance with laws, rules and regulations in effect from time to time applicable to the effectiveness and enforceability of electronic signatures. Any Executed Documentation accepted, executed or agreed to in conformity with such laws, rules and regulations will be binding on all parties hereto to the same extent as if it were physically executed and each party hereby consents to the use of any third party electronic signature capture service providers as may be reasonably chosen by a signatory hereto or thereto. When the Indenture Trustee or the Transfer Agent and Registrar acts on any Executed Documentation sent by electronic transmission, neither the Indenture Trustee or the Transfer Agent and Registrar will be responsible or liable for any losses, costs or expenses arising directly or indirectly from its reliance upon and compliance with such Executed Documentation, notwithstanding that such Executed Documentation (a) may not be an authorized or authentic communication of the party involved or in the form such party sent or intended to send (whether due to fraud, distortion or otherwise) or (b) may conflict with, or be inconsistent with, a subsequent written instruction or communication, it being understood and agreed that the Indenture Trustee and the Transfer Agent and Registrar shall conclusively presume that Executed Documentation that purports to have been sent by an authorized officer of a Person has been sent by an authorized officer of such Person. The party providing Executed Documentation through electronic transmission or

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otherwise with electronic signatures agrees to assume all risks arising out of such electronic methods, including, without limitation, the risk of the Indenture Trustee or the Transfer Agent and Registrar acting on unauthorized instructions and the risk of interception and misuse by third parties.

Section 13.13.Successors.

All agreements of the Issuer in the Indenture and the Notes shall bind its successor; provided, however, the Issuer may only assign its obligations or rights under the Indenture or any Transaction Document as expressly provided herein. All agreements of the Indenture Trustee in the Indenture shall bind its successor.

Section 13.14.Table of Contents, Headings, etc.

The Table of Contents, Cross Reference Table, and headings of the Articles and Sections of this Base Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

Section 13.15.Recording of Indenture.

If the Indenture is subject to recording in any appropriate public recording offices, such recording is to be effected by the Issuer and at its expense accompanied by an Opinion of Counsel to the effect that such recording is necessary either for the protection of the Noteholders or any other person secured hereunder or for the enforcement of any right or remedy granted to the Indenture Trustee under the Indenture or to satisfy any provision of the TIA (if the Indenture is qualified thereunder).

Section 13.16.No Petition.

The Indenture Trustee, by entering into the Indenture, and each Noteholder, by accepting a Note, hereby covenant and agree that they will not at any time institute against the Issuer or join in any institution against the Issuer of, any involuntary bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States Federal or state bankruptcy or similar law in connection with any obligations relating to the Notes, this Base Indenture or any of the other Transaction Documents.

Section 13.17.Non-Recourse.

Notwithstanding any provisions contained in the Indenture to the contrary, the Issuer shall not, and shall not be obligated to, pay any amounts (including, without limitation, fees, costs, indemnified amounts or expenses) due in connection with the Indenture other than in accordance with the Indenture, and any claim in respect of any such amounts shall be limited in recourse to the Collateral. Any amount which the Issuer does not pay pursuant to the operation of the preceding sentence shall not constitute a claim (as defined in § 101 of the

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Bankruptcy Code against or limited liability company obligation of the Issuer for any such insufficiency unless and until funds are available for the payment of such amounts as aforesaid. The provisions of this Section 13.17 shall survive the termination of the Indenture.

Section 13.18.Waiver of Jury Trial.

EACH PARTY HERETO HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY AND ALL RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THE NOTES, THIS BASE INDENTURE OR ANY OTHER DOCUMENTS AND INSTRUMENTS EXECUTED IN CONNECTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN), OR ACTIONS OF ANY PARTY HERETO. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PARTIES ENTERING INTO THIS BASE INDENTURE.

Section 13.19.Submission to Jurisdiction.

Each of the parties hereto hereby irrevocably and unconditionally (i) submits, for itself, to the nonexclusive jurisdiction of any New York State court in New York County or federal court of the United States of America for the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to the Notes, this Base Indenture or any Indenture Supplement, or for recognition or enforcement of any judgment arising out of or relating to the Notes, this Base Indenture or any Indenture Supplement; (ii) agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by law, federal court; (iii) agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law; (iv) consents that any such action or proceeding may be brought in such courts and waives any objection it may now or hereafter have to the laying of venue of any such action or proceeding in any such court and any objection it may now or hereafter have that such action or proceeding was brought in an inconvenient court, and agrees not to plead or claim the same; and (v) consents to service of process in the manner provided for notices in Section 13.4 (provided that, nothing in this Base Indenture shall affect the right of any such party to serve process in any other manner permitted by law).

[Remainder of page intentionally left blank]

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IN WITNESS WHEREOF, the Indenture Trustee and the Issuer have caused, this Base Indenture to be duly executed by their respective duly authorized officers as of the day and year first written above.

ONDECK ASSET SECURITIZATION TRUST III LLC, as Issuer

By: /s/ Steve Cunningham
Name: Steve Cunningham
Title: Chief Financial Officer

[signature page to Base Indenture]

DEUTSCHE BANK TRUST COMPANY AMERICAS, not in its individual capacity but solely as Indenture Trustee

By: /s/ Susan Ashman	Name: Susan Ashman Title: Associate

By: /s/ Karlene Collins	Name: Karlene Collins Title: Assistant Vice President

[signature page to Base Indenture]

SCHEDULE I
TO THE
BASE INDENTURE

DEFINITIONS LIST

“ACH Agreement” means an authorization agreement executed by an Obligor in favor of OnDeck relating to the Obligor’s business banking account, providing for the direct debit of payments on a Loan pursuant to OnDeck’s automatic payment plan and the direct deposit of disbursements into the Lockbox Account.

“ACH Loan” means a Loan with respect to which the underlying Obligor has entered into an ACH Agreement.

“Affiliate” means, with respect to any specified Person, another Person that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the Person specified. For purposes of this definition, “control” means the power to direct the management and policies of a Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise; and “controlled” and “controlling” have meanings correlative to the foregoing.

“Affiliate Issuer” means any special purpose entity that is an Affiliate of OnDeck or ODK that has entered into financing arrangements that are (i) provided by third parties that are not Affiliates of OnDeck or ODK and (ii) secured by one or more Series of Notes.

“Agency Agreement” means that certain Secured Party Representative Services Agreement, dated as of June 20, 2012, between OnDeck and the UCC Agent, or any successor agreement with the UCC Agent serving substantially the same purpose.

“Aggregate Invested Amount” means the sum of the Invested Amounts with respect to all Series of Notes Outstanding.

“Amortization Event” with respect to each Series of Notes, is defined in the related Indenture Supplement.

“Amortization Requirements” means, on any date of determination, each of the Series Amortization Requirements for each Series of Outstanding Notes.

“Annual Noteholders’ Tax Statement” is defined in Section 4.4(b) of the Base Indenture.

“Applicable Law” is defined in Section 10.2(y) of the Base Indenture.

“Applicants” is defined in Section 2.8 of the Base Indenture.

Exhibit B

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“Authorized Officer” means (a) as to the Servicer or the Sellers, any of the President, the Chief Executive Officer, the Chief Financial Officer, any Executive Vice President, any Vice President, the Treasurer, any Assistant Treasurer or the Secretary of the Servicer or the Sellers, as the case may be, and (b) as to the Issuer, any of the President, any Vice President, the Treasurer, any Assistant Treasurer or the Secretary of the Issuer.

“Automatic LOC Payment Modification” means, with respect to any LOC Loan, upon the occurrence of each Subsequent LOC Advance relating to such LOC Loan, that the scheduled loan payment obligations of the Obligor under such LOC Loan are automatically reset and restructured together with all other advances made under the related Seller LOC (based on the aggregate outstanding principal balance of all such advances) so that, with respect to all such advances, from and after the date of the last such Subsequent LOC Advance, a single periodic payment amount is owed each business day, week or month over the course of the applicable amortization period.

“Average Balance Maximum Amount” means, on any date of determination, the lowest Series Average Balance Maximum Amount with respect to any Series of Outstanding Notes.

“Backup Servicer” means Vervent Inc., and each replacement Backup Servicer under the Backup Servicing Agreement.

“Backup Servicing Agreement” means the Backup Servicing Agreement, dated as of the Initial Closing Date, by and among the Backup Servicer, the Servicer, the Issuer and the Indenture Trustee.

“Bankruptcy Code” means The Bankruptcy Reform Act of 1978, as amended from time to time, and as codified as 11 U.S.C. Section 101 et seq.

“Base Indenture” means the Base Indenture, dated as of the Initial Closing Date, between the Issuer and the Indenture Trustee, exclusive of Indenture Supplements creating Series of Notes.

“Beneficial Owner” means, with respect to a Book-Entry Note, the Person who is the beneficial owner of such Book-Entry Note, as may be reflected on the books of the Clearing Agency, or on the books of a Person maintaining an account with such Clearing Agency (directly or as an indirect participant, in accordance with the rules of such Clearing Agency).

“Book-Entry Notes” means beneficial interests in the Notes, ownership and transfers of which shall be evidenced or made through book entries by a Clearing Agency as described in Section 2.10 of the Base Indenture; provided that after the occurrence of a condition whereupon book-entry registration and transfer are no longer permitted and Definitive Notes are issued to the Beneficial Owners, such Definitive Notes shall replace Book-Entry Notes.

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“Business Day” means any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of New York or the State of California or is a day on which banking institutions located in New York or California are authorized or required by law or other governmental action to close.

“Charged-Off Loan” means a Loan that (x) has a Missed Payment Factor (i) in the case of a Daily Pay Loan, higher than 60, (ii) in the case of a Weekly Pay Loan, higher than 12, and (iii) in the case of a Monthly Pay Loan, higher than 3, or (y) consistent with the Credit Policies, has or should have been written off as uncollectable.

“Charged-Off Loan Percentage” means, with respect to any Series of Notes, the percentage specified as the “Series [#] Charged-Off Loan Percentage” in the related Indenture Supplement.

“Chattel Paper” means any “chattel paper”, as such term is defined in the UCC, including electronic chattel paper.

“Claims” means any losses, liabilities, claims and expenses (including reasonable attorney’s and other professional fees and expenses) incurred in connection with reasonable collection efforts or the defense of any suit or action.

“Class” means, with respect to any Series of Notes, any one of the classes of Notes of that Series of Notes as specified in the related Indenture Supplement.

“Clearing Agency” means an organization registered as a “clearing agency” pursuant to Section 17A of the Exchange Act.

“Clearing Agency Participant” means a broker, dealer, bank, other financial institution or other Person for whom from time to time a Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.

“Closing Date” means the Initial Closing Date or any Series Closing Date, as the context may require.

“Code” means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time, and any successor statute of similar import, in each case as in effect from time to time. References to sections of the Code also refer to any successor sections.

“Collateral” is defined in Section 3.1 of the Base Indenture.

“Collection Account” means a non-interest bearing trust account with account number [*****] entitled the “Eligible Deposit Account” maintained by the Collection Account Depository pursuant to the Collection Account Control Agreement or any successor account maintained pursuant to the Collection Account Control Agreement.

“Collection Account Control Agreement” means the collection account control agreement, by and among the Issuer, Deutsche Bank Trust Company Americas and

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the Indenture Trustee, dated as of May 5, 2021, relating to the Collection Account, or any successor agreement among the Issuer, the Collection Account Depository and the Indenture Trustee relating to the Collection Account.

“Collection Account Depository” means Deutsche Bank Trust Company Americas or any other depository institution that maintains the Collection Account pursuant to the Collection Account Control Agreement.

“Collections” means (i) any and all cash collections and other cash proceeds of the Pooled Loans (whether in the form of cash, checks, wire transfers, electronic transfers or any other form of cash payment), including, without limitation, all prepayments, all overdue payments, all prepayment penalties and early termination penalties, all finance charges, if any, all amounts collected as interest, fees (including, without limitation, any servicing fees, any origination fees, any loan guaranty fees and, any platform fees), or charges for late payments with respect to the Pooled Loans, all recoveries with respect to all Pooled Loans that became Charged-Off Loans (net of amounts, if any, retained by any third party collection agent), all proceeds of any sale, transfer or other disposition of Pooled Loans and (ii) Repurchase Payments deposited by the Sellers into the Collection Account in accordance with Section 3.01(e) of the Loan Purchase Agreement.

“Combined LOC OPB” means, as of any date of determination with respect to each LOC Loan owned by the Issuer, the aggregate unpaid principal balance of such LOC Loan and all other LOC Loans representing an advance under the related Seller LOC as set forth on the Servicer’s books and records as of the close of business on the immediately preceding Business Day, which, for the avoidance of doubt, shall be reflected on the Servicer’s books and records as only one aggregate LOC Loan owed by the applicable Obligor.

“Committed Purchaser” means a Person that has committed to purchase one or more Classes of a Series of Notes (or portion thereof) from the Issuer from time to time.

“Contingent Obligation” means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of that Person (a) with respect to any indebtedness, lease, dividend, letter of credit or other obligation of another if the primary purpose or intent thereof by the Person incurring the Contingent Obligation is to provide assurance to the obligee of such obligation of another that such obligation of another will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such obligation will be protected (in whole or in part) against loss in respect thereof or (b) under any letter of credit issued for the account of that Person or for which that Person is otherwise liable for reimbursement thereof. Contingent Obligations shall include (a) the direct or indirect guarantee, endorsement (otherwise than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of another and (b) any liability of such Person for the obligations of another through any agreement (contingent or otherwise) (i) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of

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loans, advances, stock purchases, capital contributions or otherwise), (ii) to maintain the level of income or financial condition of another or (iii) to make take-or-pay or similar payments if required regardless of non-performance by any other party or parties to an agreement, if in the case of any agreement described under subclause (i) or (ii) of this sentence the primary purpose or intent thereof is as described in the preceding sentence. The amount of any Contingent Obligation of any Person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the obligation so guaranteed or otherwise supported and (b) the maximum amount for which such Person may be liable pursuant to the terms of the instrument embodying such Contingent Obligation, unless the obligation so guaranteed or otherwise supported and the maximum amount for which such Person may be liable are not stated or determinable, in which case the amount of such Contingent Obligation shall be such Person’s maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith.

“Contractual Obligation” means, with respect to any Person, any provision of any security issued by that Person or of any indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.

“Controlled Group” means, with respect to any Person, such Person, whether or not incorporated, and any corporation, trade or business that is, along with such Person, a member of a controlled group of corporations or a controlled group of trades or businesses, as described in Sections 414(b) and (c), respectively of the Code.

“Corporate Trust Office” means the principal office of the Indenture Trustee at which at any particular time its corporate trust business shall be administered, which office at the date of the execution of the Base Indenture is located (i) for purposes of surrender, transfer or exchange of any Note, Deutsche Bank Trust Company Americas, c/o DB Services Americas, Inc., 5022 Gate Parkway, Suite 200, Jacksonville, Florida 32256, Attn: Transfer Unit, and (ii) for all other purposes, at Deutsche Bank Trust Company Americas, c/o Deutsche Bank National Trust Company, 1761 E. Saint Andrew Place, Santa Ana, California 92705, Attention: Trust Administration–ODASTB.

“Credit Policies” means the credit policies and procedures of each of OnDeck and ODK, including the underwriting guidelines and the OnDeck Score® methodology, and the collection policies and procedures of OnDeck and ODK, in each case in effect as of the Initial Closing Date and described on Exhibit C to the Loan Purchase Agreement, as such policies, procedures, guidelines and methodologies may be amended from time to time in accordance with Section 4.08, Section 4.09 and Section 4.14 of the Loan Purchase Agreement.

“Credit Sponsor” means, with respect to any Loan, (i) Celtic Bank, a Utah chartered industrial bank or (ii) any other institution organized under the laws of the United States of America or any State thereof and subject to supervision and examination by federal or state banking authorities that originates and owns Loans for one or both of the Sellers pursuant to a Loan Program Agreement; provided, however, that upon execution of

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a Loan Program Agreement with any such other institution and intent to use, such Seller shall deliver prompt written notification to each rating agency then rating any series of notes outstanding.

“Custodial Agreement” means the Custodial Agreement, dated as of the Initial Closing Date, by and among the Issuer, the Servicer, the Custodian and the Indenture Trustee, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

“Custodian” means Deutsche Bank Trust Company Americas, and each successor Custodian under the Custodial Agreement.

“Daily Pay Loan” means any Loan the Loan Payment Date for which is every Business Day.

“Definitions List” means this Definitions List, as amended, restated, modified or supplemented from time to time.

“Definitive Notes” is defined in Section 2.10 of the Base Indenture.

“Delinquent Loan” means, as of any date of determination, any Loan with a Missed Payment Factor of one or higher as of such date.

“Deposit Date” means each Business Day on which Collections are deposited in the Collection Account.

“Deposit Report” is defined in Section 4.1 of the Base Indenture.

“Depository” is defined in Section 2.10 of the Base Indenture.

“Depository Agreement” means, with respect to a Series of Notes having Book-Entry Notes, unless otherwise provided in the related Indenture Supplement, the agreement among the Issuer, the Indenture Trustee and the Clearing Agency.

“Dollar” and the symbol “$” mean the lawful currency of the United States.

“E-Sign Loan” means any Loan for which the signature or record of agreement of the Obligor thereof is obtained through the use and capture of electronic signatures, click-through consents or other electronically recorded assents.

“Eligible Deposit Account” means (a) a segregated identifiable trust account established in the trust department of a Qualified Trust Institution or (b) a separately identifiable deposit account established in the deposit taking department of a Qualified Institution; provided that, solely for the Lockbox Account, if a separately identifiable deposit account established at Veritex Community Bank does not qualify as an Eligible Deposit Account under the foregoing (a) or (b), such account shall be considered an Eligible Deposit Account so long as Veritex Community Bank has a senior unsecured

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debt rating by KBRA or any other rating agency of BBB- or higher (or such other rating agency's equivalent rating).

“Eligible Loan” means a Loan that satisfied each of the following criteria as of the Transfer Date for such Loan, with respect to the transferring Seller:

(a)such Loan represents a legal, valid and binding obligation of the related Obligor and related Guarantor, enforceable against such Obligor and related Guarantor, in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability;

(b)such Loan was originated in the ordinary course of such Seller’s or the Credit Sponsor’s business;

(c)such Loan was underwritten and originated in accordance with the Credit Policies;

(d)such Loan was originated in all material respects in accordance with, and complies in all material respects with, all applicable Requirements of Law, including any applicable usury laws and credit protection laws;

(e)such Loan is due from an Eligible Obligor;

(f)all obligations under such Loan are guaranteed pursuant to an unconditional personal guaranty by the related Guarantor;

(g)such Loan satisfies each of the Amortization Requirements in effect on such Transfer Date;

(h)such Loan satisfies each of the Scheduled Payment Requirements in effect on such Transfer Date;

(i)the Obligor thereof submitted no fewer than the Minimum Bank Account Statements in respect of its business banking account to such Seller in connection with its application for such Loan;

(j)such Loan is a Daily Pay Loan, a Weekly Pay Loan or a Monthly Pay Loan;

(k)such Loan is denominated and payable in Dollars;

(l)such Loan is an ACH Loan and is being paid by the direct debit of Payments from the operating bank account of the Obligor thereof;

(m)the Loan Agreement related to such Loan requires that the Loan proceeds be used for business purposes and not for personal, family or household

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purposes, and such Loan (other than LOC Loans) has been fully disbursed and the obligor thereof has no additional right to further fundings under the related Loan Agreement;

(n)the proceeds of such Loan were not used to satisfy, in whole or part, any Indebtedness owed or owing by the Obligor thereof to such Seller, a Credit Sponsor, the Issuer or any Affiliate of such Seller, except for (x) any refinancing of an existing Loan if all Payments under such existing Loan were contractually current prior to its refinancing and either (i) the obligor has paid at least the Minimum Payment Percentage of the Loan at the time of its refinancing or (ii) at least six months have elapsed from the original origination of such Loan and (y) any COVID Period Renewal Loan;

(o)such Loan (i) is not subject to any defense (including any defense arising out of violations of usury laws), counterclaim, right of set off or right of rescission (or any such right of rescission has expired in accordance with applicable law) and (ii) is due from an Obligor that has not asserted any defense, counterclaim, right of set off or right of rescission with respect to such Loan;

(p)such Loan was originated by such Seller or a Credit Sponsor without fraud on the part of any Person, including, without limitation, the Obligor thereof or any other party involved in its origination;

(q)such Loan is not a Charged-Off Loan and has not been Re-Aged;

(r)(i) if such Loan is a Daily Pay Loan, as of the Loan Determination Date in effect for such Transfer Date, at least one Payment had been received on such Loan, such Loan was not a Delinquent Loan and such Seller had no actual knowledge of the existence of any default, breach, violation or other event permitting the acceleration of the maturity of such Loan under the terms of the related Loan Agreement or that with notice or the lapse of time would permit acceleration of such Loan under the terms of the related Loan Agreement or (ii) if such Loan is a Weekly Pay Loan or a Monthly Pay Loan, as of the Loan Determination Date in effect for such Transfer Date, such Loan was not a Delinquent Loan and such Seller had no actual knowledge of the existence of any default, breach, violation or other event permitting the acceleration of the maturity of such Loan under the terms of the related Loan Agreement or that with notice or the lapse of time would permit acceleration of such Loan under the terms of the related Loan Agreement;

(s)such Loan has an original principal amount, or, in the case of a LOC Loan for which there has been a Subsequent LOC Advance, an Outstanding Principal Balance as of the date of the most recent Subsequent LOC Advance in respect of such Loan, that does not exceed the Maximum Initial Principal Balance in effect on such Transfer Date;

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(t)such Loan has an original term, or with respect to a LOC Loan, an “applicable amortization period”, that does not exceed the Maximum Original Term in effect on such Transfer Date;

(u)such Loan has a Loan Yield greater than or equal to 10.0% per annum;

(v)such Loan is due from an Obligor that was assigned an OnDeck Score® greater than or equal to 442 as of the date of its underwriting;

(w)such Loan is guaranteed by at least one Guarantor that had a FICO® score of 500 or greater as of the date of its underwriting;

(x)such Loan has been serviced by the Servicer since origination in all material respects in accordance with the Servicing Standard;

(y)none of the terms, conditions or provisions of such Loan or the related Loan Agreement has been amended, modified, restructured or waived except (i) in accordance with the Credit Policies and (ii) solely in the case of a LOC Loan, (x) in connection with an Automatic LOC Payment Modification, (y) for changes to the applicable Loan Agreement consistent with the changes reflected in a successor form of Loan Agreement approved in accordance with the terms of the Loan Purchase Agreement, or (z) solely with respect to changes to the “credit limit”, the “applicable APR” or the “applicable amortization period” of such LOC Loan, in each case made pursuant to and in accordance with the express terms of such Loan Agreement;

(z)such Loan constitutes an “account” (as defined in the UCC), a “payment intangible” (as defined in the UCC) or proceeds thereof and is not Chattel Paper;

(aa)if such Loan was originated by such Seller, it was originated in, and is governed by the laws of a Permitted State;

(bb)if such Loan was originated by a Credit Sponsor, (i) such Credit Sponsor underwrote, approved, processed and disbursed the proceeds of such Loan out of an office or branch of such Credit Sponsor in a jurisdiction where such Credit Sponsor is authorized to do business and (ii) such Loan is governed by the laws of a jurisdiction where such Credit Sponsor is authorized to do business;

(cc)immediately prior to the sale or contribution of such Loan to the Issuer pursuant to the Loan Purchase Agreement, such Seller had good and marketable title to such Loan, free and clear of all Liens (other than any Lien which has been or will be terminated concurrently with such sale or contribution to the Issuer);

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(dd)under the related Loan Agreement such Loan is freely assignable and does not require the consent of the Obligor thereof or any other Person as a condition to any transfer, sale or assignment of any rights thereunder to or by the Issuer;

(ee)when sold or, solely if OnDeck is the Seller, contributed to the Issuer by such Seller pursuant to the Loan Purchase Agreement, such Loan will be owned by the Issuer, free and clear of all Liens (other than Permitted Liens);

(ff)such Seller has caused its master computer records relating to such Loan to be clearly and unambiguously marked to show that such Loan has been sold by such Seller and/or, solely if OnDeck is the Seller, contributed to the Issuer pursuant to the Loan Purchase Agreement and pledged by the Issuer to the Indenture Trustee pursuant to the Base Indenture;

(gg)(i) to the extent required by the Credit Policies, such Seller has filed a UCC-1 Financing Statement against the Obligor of such Loan describing such Loan and the Related Security and naming such Obligor, as debtor, and such Seller or the UCC Agent (or a wholly owned Subsidiary of the UCC Agent), as secured party, and (ii) if such UCC-1 Financing Statement names the UCC Agent (or a wholly owned Subsidiary of the UCC Agent) as secured party, (x) the Agency Agreement is in full force and effect and (y) the related Loan Agreement states that such Seller may file UCC Financing Statements against the Obligor thereof which names such Seller or its secured party representative as the secured party thereon;

(hh)copies (or electronic copies) of each of the documents required by, and listed in, the document checklist attached to the Custodial Agreement are included in the Loan File with respect to such Loan and such Loan File has been delivered to and accepted by the Custodian in accordance with Section 2.2(c) of the Custodial Agreement;

(ii)if such Loan is an E-Sign Loan, it was originated in accordance with all applicable laws governing the collection of electronic signatures or records; and

(jj)such Loan was selected from all Loans owned by such Seller satisfying each of the aforesaid criteria as of such Transfer Date using no selection procedures known to be or intended to be adverse to the Issuer or the Noteholders;

provided that for purposes of determining the eligibility of any LOC Loan as of any date of determination, for any of the foregoing criteria that reference OnDeck Scores®, FICO® score or any other metric determined by such Seller at the time of underwriting (including reference to the then current Credit Policies), such metric with respect to any LOC Loan shall be measured as of the date of original underwriting of such LOC Loan by such Seller; provided further that if such LOC Loan has been re-underwritten, such metric shall be measured as the date of most recent re-underwriting.

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“Eligible Obligor” means an Obligor that satisfied each of the following criteria as of the Transfer Date for the related Loan:

(a)such Obligor is domiciled in the United States (or a territory thereof);

(b)such Obligor is not a Governmental Authority;

(c)such Obligor is not subject to any proceedings under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect;

(d)such Obligor is not an employee or Affiliate of the Issuer or either of the Sellers or an employee of an Affiliate of the Issuer or either of the Sellers;

(e)such Obligor is not a natural Person (other than in the case of a sole proprietorship);

(f)each Guarantor with respect to such Obligor is a natural person and is a legal U.S. resident;

(g)such Obligor has not closed or sold its business;

(h)such Obligor does not operate in a prohibited industry as described in the Credit Policies; and

(i)such Obligor is a business that has been operating for at least one (1) year.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, in each case as in effect from time to time. References to sections of ERISA also refer to any successor sections.

“Event of Default” is defined in Section 9.1 of the Base Indenture.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“FDIC” means the Federal Deposit Insurance Corporation.

“GAAP” means the generally accepted accounting principles in the United States of America as in effect from time to time.

“Global Note” is defined in Section 2.12 of the Base Indenture.

“Governmental Authority” means the United States of America, any state or other political subdivision thereof and any entity validly exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

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“Guarantor” means with respect to any Obligor, (a) each holder of the capital stock (or equivalent ownership or beneficial interest) of such Obligor in the case of an Obligor which is a corporation, partnership, limited liability company, trust or equivalent entity, who has agreed to unconditionally guarantee all of the obligations of the related Obligor under the related Loan Documents or (b) the natural person operating as the Obligor, if the Obligor is a sole proprietor.

“Holder” means the Person in whose name a Note is registered in the Note Register.

“Hot Backup Servicer Trigger Event” means, with respect to any Series of Notes, each event, if any, specified as a “Series [#] Hot Backup Servicer Trigger Event” in the related Indenture Supplement.

“Indebtedness” means, as applied to any Person, without duplication, (a) all indebtedness for borrowed money, (b) that portion of obligations with respect to any lease of any property (whether real, personal or mixed) that is properly classified as a liability on a balance sheet in conformity with GAAP, (c) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money, (d) any obligation owed for all or any part of the deferred purchase price for property or services, which purchase price is (i) due more than six (6) months from the date of the incurrence of the obligation in respect thereof or (ii) evidenced by a note or similar written instrument, (e) all indebtedness secured by any Lien on any property or asset owned by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is nonrecourse to the credit of that Person, and (f) without duplicating any of the foregoing, all Contingent Obligations of such Person in respect of any of the foregoing.

“Indenture” means the Base Indenture and all Supplements thereto, including any Indenture Supplement.

“Indenture Supplement” means, with respect to any Series of Notes, a supplement to the Base Indenture complying with the terms of Section 2.2 of the Base Indenture, executed in conjunction with any issuance of any Series of Notes (or, in the case of the issuance of Notes on the Initial Closing Date, the supplement executed in connection with the issuance of such Notes).

“Indenture Trustee” means the party named as such in the Indenture until a successor replaces it in accordance with the applicable provisions of the Indenture and thereafter means the successor serving thereunder.

“Independent” means, when used with respect to any specified Person, that the person (a) is in fact independent of the Issuer, any other obligor upon the Notes, the Sellers and any Affiliate of any of the foregoing persons, (b) does not have any direct financial interest or any material indirect financial interest in the Issuer, any such other obligor, the Sellers or any Affiliate of any of the foregoing Persons and (c) is not connected

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with the Issuer, any such other obligor, the Sellers or any Affiliate of any of the foregoing Persons as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions.

“Independent Certificate” means a certificate or opinion to be delivered to the Indenture Trustee under the circumstances described in, and otherwise complying with, the applicable requirements of Section 13.1 of the Base Indenture made by an Independent appraiser or other expert appointed by the Issuer, and such opinion or certificate shall state that the signer has read the definition of “Independent” herein and that the signer is Independent within the meaning thereof.

“Initial Closing Date” means May 5, 2021.

“Initial Invested Amount” means, with respect to any Series of Notes, the amount specified as the “Series [#] Initial Invested Amount” in the related Indenture Supplement.

“Insolvency Event” shall be deemed to have occurred with respect to a Person if:

(a) a case or other proceeding shall be commenced, without the application or consent of such Person, in any court, seeking the liquidation, reorganization, debt arrangement, dissolution, winding up, or composition or readjustment of debts of such Person, the appointment of a trustee, receiver, custodian, liquidator, assignee, sequestrator or the like for such Person or all or any substantial part of its assets, or any similar action with respect to such Person under any law relating to bankruptcy, insolvency, reorganization, winding up or composition or adjustment of debts, and such case or proceeding shall continue undismissed, or unstayed and in effect, for a period of sixty (60) consecutive days; or an order for relief in respect of such Person shall be entered in an involuntary case under the Bankruptcy Code or any applicable bankruptcy, insolvency or other similar laws now or hereafter in effect; or

(b) such Person shall commence a voluntary case or other proceeding under the Bankruptcy Code or any applicable bankruptcy, insolvency, reorganization, debt arrangement, dissolution or other similar law now or hereafter in effect, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) for such Person or for any substantial part of its property, or shall make any general assignment for the benefit of creditors; or

(c) the board of directors of such Person (if such Person is a corporation or similar entity) shall vote to implement any of the actions set forth in clause (b) above.

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“Invested Amount” means, with respect to any Series of Notes, the amount specified as the “Series [#] Invested Amount” in the related Indenture Supplement.

“Invested Percentage” means, with respect to any Series of Notes, the percentage specified as the “Series [#] Invested Percentage” in the related Indenture Supplement.

“Investment Company Act” means the Investment Company Act of 1940, as amended.

“Issuer” means OnDeck Asset Securitization Trust III LLC, a Delaware limited liability company and its permitted successors and assigns.

“Issuer Accounts” means the Collection Account, the Lockbox Account and each Series Account.

“Issuer Assets” means all assets of the Issuer, including, among other things, the Pooled Loans, the Loan Documents and the other Related Security with respect to the Pooled Loans, the Collection Account, the Lockbox Account, the Transaction Documents and all proceeds of the foregoing.

“Issuer Certificate of Formation” means the Certificate of Formation of the Issuer, dated as of April 1, 2021.

“Issuer Limited Liability Company Agreement” means the Limited Liability Company Agreement of the Issuer, dated as of April 12, 2021, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

“Issuer Obligations” means all principal and interest, at any time and from time to time, owing by the Issuer on the Notes and all costs, fees and expenses payable by, or obligations of, the Issuer under the Base Indenture, each Indenture Supplement, and each other Transaction Document to which it is a party.

“Issuer Order” and “Issuer Request” means a written order or request signed in the name of the Issuer by any one of its Authorized Officers and delivered to the Indenture Trustee.

“Legal Final Payment Date” means, with respect to any Series of Notes, the date, if any, stated in the related Indenture Supplement as the date on which such Series of Notes is required to be paid in full.

“Lien” means, when used with respect to any Person, any interest in any real or personal property, asset or other right held, owned or being purchased or acquired by such Person which secures payment or performance of any obligation, and shall include any mortgage, lien, pledge, encumbrance, charge, retained security title of a conditional vendor or lessor, or other security interest of any kind, whether arising under a security

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agreement, mortgage, lease, deed of trust, chattel mortgage, assignment, pledge, retention or security title, financing or similar statement, or notice or arising as a matter of law, judicial process or otherwise (including, without limitation, arising under or established in connection with, Title IV of ERISA).

“Loan” means any (i) loan or similar contract or (ii) “payment intangible” (as defined in the UCC) representing a fully disbursed portion of a Seller LOC, in each case, with an Obligor pursuant to which the applicable Seller or the Credit Sponsor extends credit to such Obligor pursuant to a Loan Agreement, including all rights under any and all security documents or supporting obligations related thereto, including the applicable Loan Documents.

“Loan Agreement” means, collectively, with respect to any (i) Loan (other than a LOC Loan), a Business Loan and Security Agreement, substantially in the form of Exhibit D-1 to the Loan Purchase Agreement, as such form may be amended, supplemented or otherwise modified from time to time in accordance with Section 4.08 of the Loan Purchase Agreement, and a Business Loan and Security Agreement Supplement, substantially in the form of Exhibit D-2 to the Loan Purchase Agreement, as such form may be amended, supplemented or otherwise modified from time to time in accordance with Section 4.08 of the Loan Purchase Agreement and (ii) LOC Loan, a Business Line of Credit Agreement, or a Business Line of Credit Agreement Supplement, in each case, substantially in the forms of Exhibit D-3 and Exhibit D-4, as such forms may be amended, supplemented or modified from time to time in accordance with Section 4.08 of the Loan Purchase Agreement.

“Loan Determination Date” means, on any date of determination, for any Transfer Date, the Series Loan Determination Date with the least number of Business Days prior to such Transfer Date with respect to any Series of Outstanding Notes.

“Loan Documents” means, collectively, with respect to any Loan, the Loan Agreement and the Authorization Agreement for Direct Deposit (ACH Credit) and Direct Payments (ACH Debit), in substantially the forms attached as Exhibit E-1 to the Loan Purchase Agreement, as such form may be amended, supplemented or otherwise modified from time to time in accordance with Section 4.08 of the Loan Purchase Agreement and the other documents related thereto to which the Obligor thereof is a party.

“Loan File” means, with respect to any Loan, (i) copies of each applicable document listed in the definition of “Loan Documents,” (ii) other than with respect to a LOC Loan, the UCC financing statement, if any, filed against the Obligor thereof in connection with the origination of such Loan and (iii) copies of each of the documents required by, and listed in, the document checklist attached to the Custodial Agreement, each of which may be in electronic form.

“Loan Payment Date” means, with respect to any Loan, the date a scheduled payment is due in accordance with the Loan Agreement with respect to such Loan as in effect as of the date of determination.

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“Loan Program Agreement” means the (i) the Amended and Restated Business Loan Marketing, Servicing and Purchase Agreement, dated as of December 15, 2020, among the Sellers and Celtic Bank Corporation, a Utah industrial bank, including all amendments, supplements or modifications thereto, and (ii) any other agreement between the Sellers and a Credit Sponsor pursuant to which the Sellers may refer applicants for small business loans conforming to the Credit Policies to such Credit Sponsor and such Credit Sponsor has the discretion to fund or not fund a loan to such applicant based on its own evaluation of such applicant and containing those provisions as are reasonably necessary to ensure that the transfer of small business loans by such Credit Sponsor to the Sellers thereunder are treated as absolute sales.

“Loan Purchase Agreement” means that certain Loan Purchase Agreement dated as of the Initial Closing Date, by and among the Issuer and the Sellers, whereby each Seller has agreed to sell and the Issuer has agreed to purchase Eligible Loans from the Seller from time to time.

“Loan Yield” means, with respect to any Loan, the imputed interest rate that is calculated on the basis of an expected aggregate annualized rate of return (calculated inclusive of all interest and fees (other than any Upfront Fees or maintenance fees with respect to LOC Loans)) of such Loan over the life of such Loan (assuming in the case of a Loan that is a Daily Pay Loan, 252 Loan Payment Dates per annum, assuming in the case of a Loan that is a Weekly Pay Loan, 52 Loan Payment Dates per annum and, assuming in the case of a Loan that is a Monthly Pay Loan, 12 Loan Payment Dates per annum).

“LOC Loan” means a Pooled Loan representing an advance under a Seller LOC offered to the related Obligor, together with the monthly maintenance fees under such Seller LOC, in each case, as modified from time to time pursuant to all Automatic LOC Payment Modifications with respect to such LOC Loan made in accordance with the terms of the applicable Loan Agreement in connection with each Subsequent LOC Advance under such LOC Loan; provided, however, that notwithstanding the foregoing, with respect to any Seller LOC and any advance thereunder, “LOC Loan” shall only include a Seller’s rights, title, interests, remedies, powers and privileges and obligation, if any, to receive payment and/or enforce remedies under such Seller LOC with regard to the fully disbursed portion of such Seller LOC represented by such advance and shall exclude such Seller’s rights, title, interests, remedies, powers and privileges to (i) make future advances under the Seller LOC under which such LOC Loan was originated and (ii) any subsequently disbursed portion of such Seller LOC unless and until transferred pursuant to the Loan Purchase Agreement.

“Lockbox Account” means a deposit account with account number [*****] maintained by Veritex Community Bank in the name of the Issuer pursuant to the Lockbox Account Control Agreement or any successor deposit account maintained pursuant to the Lockbox Account Control Agreement.

“Lockbox Account Control Agreement” means the agreement, dated as of the Initial Closing Date, by and among the Issuer, the Lockbox Account Depository, and

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the Indenture Trustee, relating to the Lockbox Account, or any successor agreement among the Issuer, the Lockbox Account Depository and the Indenture Trustee relating to the Lockbox Account.

“Lockbox Account Depository” means Veritex Community Bank or any other depository institution that maintains the Lockbox Account pursuant to the Lockbox Account Control Agreement.

“Majority in Interest” has the meaning specified, with respect to any Series of Notes, in the applicable Indenture Supplement.

“Material Adverse Effect” means, with respect to any event or circumstance and any Person, a material adverse effect on:

(i)	the business, assets, financial condition or results of operations of such Person and its consolidated Subsidiaries, if any, taken as a whole;
(ii)	the ability of such Person to perform its material obligations under the Transaction Documents;
(iii)	the validity or enforceability of any Transaction Document to which such Person is a party; or
(iv)	the existence, perfection, priority or enforceability of any security interest in a material amount of the Collateral granted to the Indenture Trustee pursuant to the Base Indenture.

“Material Modification” means, with respect to any Loan, (a) a reduction in the interest rate, an extension of the term, a reduction in, or change in frequency of, any required Payment or an extension of a Loan Payment Date, in each case other than a temporary holds or a temporary modification made in accordance with the Credit Policies, or (b) a reduction in the Outstanding Principal Balance; provided that with respect to any LOC Loan, none of the following modifications shall constitute a Material Modification: (i) an Automatic LOC Payment Modification, (ii) changes to the “credit limit”, the “applicable APR” or the “applicable amortization period” set forth in the applicable Loan Agreement that are effective as of the immediately following Subsequent LOC Advance, or (iii) changes to the applicable Loan Agreement consistent with changes reflected in a successor form of Loan Agreement approved in accordance with the Loan Purchase Agreement.

“Maximum Initial Principal Balance” means, on any date of determination, the lowest Series Maximum Initial Principal Balance with respect to any Series of Outstanding Notes.

“Maximum Original Term” means, on any date of determination, the lowest Series Maximum Original Term with respect to any Series of Outstanding Notes.

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“Minimum Bank Account Statements” means, on any date of determination, the highest Series Minimum Bank Account Statements with respect to any Series of Outstanding Notes.

“Minimum Payment Percentage” means, on any date of determination, the highest Series Minimum Payment Percentage with respect to any Series of Outstanding Notes.

“Missed Payment Factor” means, in respect of any Loan, the sum of (a) the amount equal to (i) the total past due amount of scheduled loan payments in respect of such Loan, divided by (ii) the required daily, weekly or monthly scheduled loan payment in respect of such Loan as set forth in the related Loan Agreement, determined without giving effect to any temporary modifications of such required scheduled loan payment then applicable to such Loan and (b) the number of Loan Payment Dates, if any, past the maturity date of such Loan on which a scheduled loan payment was due but not received.

“Monthly Pay Loan” means, any Loan the Loan Payment Date for which is one identified business day (subject to adjustment in accordance with the applicable Loan Agreement) per calendar month.

“Monthly Period” means the period from and including the first day of a calendar month to and including the last day of such calendar month, provided, however, that the initial Monthly Period shall commence on the Initial Closing Date and end on the last day of the calendar month in which the Initial Closing Date occurs.

“Monthly Reporting Date” means the Business Day prior to each Payment Date.

“Monthly Settlement Statement” means, with respect to each Series of Notes Outstanding, the settlement statement specified in, or substantially in the form attached to, the related Indenture Supplement.

“Moody’s” means Moody’s Investors Service, Inc. and its permitted successors and assigns.

“Note Rate” means, with respect to the Notes of any Series and any Class thereof, the annual rate at which interest accrues on such Notes (or the formula on the basis of which such rate shall be determined) as stated in the related Indenture Supplement.

“Note Register” means the register maintained pursuant to Section 2.4(a) of the Base Indenture, providing for the registration of the Notes and transfers and exchanges thereof.

“Noteholder” means the Person in whose name a Note is registered in the Note Register.

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“Notes” means any Series of Notes issued pursuant to an Indenture Supplement.

“Notice of Acceleration” is defined in Section 9.2 of the Base Indenture.

“Obligor” means with respect to any Loan, the Person or Persons obligated to make payments with respect to such Loan, excluding any Guarantor referred to in clause (a) of the definition of “Guarantor.”

“ODK” means ODK Capital, LLC, a Delaware limited liability company.

“Officer’s Certificate” means a certificate signed by an Authorized Officer of the Issuer, a Seller, or the Servicer, as the case may be.

“OnDeck” means On Deck Capital, Inc., a Delaware Corporation.

“OnDeck Score®” means that numerical value that represents the a Seller’s evaluation of the creditworthiness of a business and its likelihood of default on a commercial loan or other similar credit arrangement generated by a proprietary methodology developed and maintained by OnDeck, as such methodology is applied in accordance with the other aspects of the Credit Policies, as such methodology may be revised and updated from time to time in accordance with Section 4.08 and Section 4.14 of the Loan Purchase Agreement; provided, however, that, for purposes of the Transaction Documents, the OnDeck Score® of each Loan shall not be determined by such Seller or the Servicer using any version of the OnDeck’s proprietary risk scoring model other than version 5 thereof without satisfying the Rating Agency Condition with respect to each Series of Notes Outstanding with respect to such other version.

“Opinion of Counsel” means a written opinion from legal counsel who is acceptable to the Indenture Trustee. The counsel may be an employee of or counsel to the Issuer, the Sellers, the Servicer, or any Affiliate thereof, as the case may be.

“Organizational Documents” means (a) with respect to any corporation, its certificate or articles of incorporation or organization and its by-laws, (b) with respect to any limited partnership, its certificate of limited partnership and its partnership agreement, (c) with respect to any general partnership, its partnership agreement and (d) with respect to any limited liability company, its articles of organization or certificate of formation and its operating agreement.

“Outstanding” has the meaning, with respect to any Series of Notes, set forth in the related Indenture Supplement.

“Outstanding Principal Balance” means, as of any date with respect to any (i) Loan that is not a LOC Loan, the unpaid principal balance of such Loan as set forth on the Servicer’s books and records as of the close of business on the immediately preceding Business Day and (ii) LOC Loan, the Combined LOC OPB of such LOC Loan (without

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duplication); provided, however, that the Outstanding Principal Balance of any Loan that has become a Charged-Off Loan shall be zero.

“Overpayment Amounts” means, as of any date with respect to any Pooled Loan, any amounts collected as a result of overpayment or similar error by the related Obligor; provided, that, no such amounts collected from an Obligor shall constitute Overpayment Amounts unless such amounts are returned to the related Obligor.

“Paying Agent” means any paying agent appointed pursuant to Section 2.6 of the Base Indenture.

“Payment” means, with respect to any Loan, any amount due thereon, as set forth in the related Loan Agreement.

“Payment Date” means, with respect to any Series of Notes, the payment date specified in the related Indenture Supplement.

“Pension Plan” means any “employee pension benefit plan”, as such term is defined in ERISA, that is subject to Title IV of ERISA (other than a “multiemployer plan”, as defined in Section 4001 of ERISA) and to which any company in the Controlled Group has liability, including any liability by reason of having been a substantial employer within the meaning of Section 4063 of ERISA for any time within the preceding five (5) years or by reason of being deemed to be a contributing sponsor under Section 4069 of ERISA.

“Permitted Investments” means, subject to Section 8.27 of the Base Indenture, negotiable instruments or securities, payable in Dollars, issued by a Person organized under the laws of the United States of America and represented by instruments in bearer or registered or in book-entry form which evidence (excluding any security with the “r” symbol attached to its rating):

(i) obligations the full and timely payment of which are to be made by or is fully guaranteed by the United States of America other than financial contracts whose value depends on the values or indices of asset values;

(ii) demand deposits of, time deposits in, or certificates of deposit issued by, any depositary institution or trust company incorporated under the laws of the United States of America or any state thereof whose short-term debt is rated P-1 or higher by Moody’s and “A-1+” or higher by S&P and subject to supervision and examination by Federal or state banking or depositary institution authorities; provided, however, that at the earlier of (x) the time of the investment and (y) the time of the contractual commitment to invest therein, the long-term unsecured debt obligations (other than such obligation whose rating is based on collateral or on the credit of a Person other than such institution or trust company) of such depositary institution or trust company shall have a credit rating from S&P of not lower than “AA”;

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(iii) commercial paper having, at the earlier of (x) the time of the investment and (y) the time of the contractual commitment to invest therein, a rating from Moody’s of “P-1” and S&P of “A-1+”;

(iv) bankers’ acceptances issued by any depositary institution or trust company described in clause (ii) above;

(v) Eurodollar time deposits having a credit rating from Moody’s of “P-1” and S&P of “A-1+”; and

(vi) any other instruments or securities, if the Rating Agencies confirm in writing that the investment in such instruments or securities shall not adversely affect any ratings with respect to any Series of Notes.

“Permitted Liens” means (i) Liens for current taxes not delinquent or for taxes being contested in good faith and by appropriate proceedings, and with respect to which adequate reserves have been established, and are being maintained, in accordance with GAAP, (ii) mechanics’, materialmen’s, landlords’, warehousemen’s and carrier’s Liens, and other Liens imposed by law, securing obligations arising in the ordinary course of business that are not more than thirty (30) days past due or are being contested in good faith and by appropriate proceedings and with respect to which adequate reserves have been established, and are being maintained, in accordance with GAAP and (iii) Liens in favor of the Indenture Trustee for the benefit of the Noteholders.

“Permitted Loan Repurchase” has the meaning set forth in the Loan Purchase Agreement.

“Permitted State” means (i) Virginia and (ii) any other state selected by OnDeck that satisfies the Rating Agency Condition.

“Person” means any natural person, corporation, business trust, joint venture, association, limited liability company, partnership, joint stock company, corporation, trust, unincorporated organization or Governmental Authority.

“Pledged Equity Collateral Agent” means any trustee or collateral agent acting on behalf of any Pledged Equity Secured Party with respect to any of the SPV Issuer Equity.

“Pledged Equity Lender” means any Person who is a lender with respect to indebtedness of OnDeck where such indebtedness is secured by any of the SPV Issuer Equity.

“Pledged Equity Secured Party” means any Person who is (i) a secured party under a Pledged Equity Security Agreement or (ii) a Pledged Equity Lender.

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“Pledged Equity Security Agreement” means any security agreement or intercreditor agreement with respect to any indebtedness of OnDeck where such indebtedness is secured by any of the SPV Issuer Equity.

“Pool Outstanding Principal Balance” means, as of any date of determination, the sum of the Outstanding Principal Balances for all Pooled Loans as of such date.

“Pooled Loan” means each Loan purchased by the Issuer from a Seller or contributed to the Issuer by OnDeck on the Initial Closing Date pursuant to the Loan Purchase Agreement or purchased by the Issuer from a Seller or contributed to the Issuer by OnDeck on any subsequent Transfer Date pursuant to the Loan Purchase Agreement and which has not (x) become a Warranty Repurchase Loan or a Charged-Off Loan or (y) been released from the Collateral pursuant to the Base Indenture. Each Pooled Loan shall be listed on the Schedule of Pooled Loans maintained by the Servicer.

“Potential Amortization Event” means any occurrence or event which, with the giving of notice, the passage of time or both, would constitute an Amortization Event.

“Potential Event of Default” means any occurrence or event which, with the giving of notice, the passage of time or both, would constitute an Event of Default.

“Potential Servicer Default” means any occurrence or event which, with the giving of notice, the passage of time or both, would constitute a Servicer Default.

“Prepayment Amount” means, with respect to any Series of Notes, the amount specified as the “Series [#] Prepayment Amount” in the related Indenture Supplement.

“Principal Terms” is defined in Section 2.2(c) of the Base Indenture.

“Proceeding” means any suit in equity, action at law or other judicial or administrative proceeding.

“Qualified Institution” means a depository institution organized under the laws of the United States of America or any State thereof or incorporated under the laws of a foreign jurisdiction with a branch or agency located in the United States of America or any State thereof and subject to supervision and examination by federal or state banking authorities which at all times is rated not less than “A-” by Standard & Poor’s and “A3” by Moody’s (provided that if such depository institution is rated by only one of Standard & Poor’s or Moody’s, then such rating must be no less than “A-“ if it is rated by Standard & Poor’s or “A3” if it is rated by Moody’s) and, in the case of any such institution organized under the laws of the United States of America, whose deposits are insured by the FDIC.

“Qualified Trust Institution” means an institution organized under the laws of the United States of America or any State thereof or incorporated under the laws of a

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foreign jurisdiction with a branch or agency located in the United States of America or any State thereof and subject to supervision and examination by federal or state banking authorities which at all times (i) is authorized under such laws to act as a trustee or in any other fiduciary capacity and (ii) has a long term issuer credit rating of not less than “BBB+” by S&P and a long term deposit rating of not less than “Baa1” by Moody’s; provided that if such institution is rated by only one of Standard & Poor’s or Moody’s, then such rating must be no less than “BBB+” if it is rated by Standard & Poor’s or “Baa1” if it is rated by Moody’s.

“Rating Agency” means, with respect to each Series of Notes, the rating agency or agencies, if any, specified in the related Indenture Supplement; provided, that, if a Rating Agency ceases to rate the Notes of any Series, such Rating Agency shall be deemed to no longer constitute a Rating Agency for all purposes with respect to such Series for so long as such Rating Agency does not rate such Notes.

“Rating Agency Condition” means, unless otherwise specified in the related Indenture Supplement for any Outstanding Class of any Series of Notes, with respect to any action subject to such condition, (i) the notification in writing by each Rating Agency then rating any Outstanding Class of any Series of Notes (which notification may be in the form of e-mail, facsimile, press release, posting to its internet website or other such means then considered industry standard as determined by the applicable Rating Agency) that a proposed action will not result in a reduction or withdrawal by such Rating Agency of the rating of such Class, or (ii) if a Rating Agency then rating any Outstanding Class of any Series of Notes has indicated that it will not provide written notification in the affirmative or the negative as to whether such proposed action will result in a reduction or withdrawal by such Rating Agency of the rating or credit risk assessment of such Class, then as to such Rating Agency the Issuer shall have provided written (including in the form of e-mail) notice of the proposed action to each such Rating Agency at least ten (10) Business Days prior to the effective date of such action (or such shorter notice period if specified in the Base Indenture or the applicable Indenture Supplement with respect to any specific action, or if ten (10) Business Days prior notice is impractical, such advance notice as is reasonably practicable).

“Re-Aged” means returning a delinquent, open-end account to current status without collecting the total amount of principal, interest, and fees that are contractually due; provided that no Loan shall be considered Re-Aged due to a Material Modification made in accordance with the Servicing Agreement and the Credit Policies.

“Record Date” means, with respect to each Series of Notes, the dates specified in the related Indenture Supplement.

“Records” means all Loan Files and all other documents, books, records and other information, including, without limitation, computer programs, discs, data processing software and related property and rights maintained by the Sellers or the Servicer or any of their respective Affiliates with respect to such Loan Files, the related Loans and the related Obligors and Guarantors.

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“Registered Notes” is defined in Section 2.1 of the Base Indenture.

“Related Security” means with respect to any Loan, (i) the related Loan Documents and each document contained in the Loan File related to such Loan, and all rights, remedies, powers and privileges thereunder, (ii) all security interests or Liens and property subject thereto from time to time purporting to secure payment of such Loan and all contract rights, rights to payment of money and insurance claims related to such Loan, (iii) all other agreements or arrangements of whatever character (including, without limitation, guaranties, letters of credit, letter-of-credit rights, supporting obligations or other credit support) from time to time supporting or securing payment of such Loan and all rights under warranties or indemnities thereunder, (iv) any UCC financing statements filed by a Credit Sponsor, a Seller or the UCC Agent (or a wholly owned Subsidiary of the UCC Agent) against the related Obligor, (v) all products and proceeds (including “proceeds” as defined in the UCC) of such Loan and (vi) all products and proceeds of any of the foregoing (items (i) through (v)); provided, however, that notwithstanding the foregoing, with respect to any LOC Loan, “Related Security” shall only include such Seller’s rights, title, interests, remedies, powers and privileges to receive payment and/or enforce remedies under such LOC Loan and shall exclude such Seller’s rights, title, interests, remedies, powers, privileges and obligations, if any, to make future advances under the Seller LOC under which such LOC Loan was originated.

“Repurchase Payment” means, with respect to a Warranty Repurchase Loan, a payment equal to the Outstanding Principal Balance of such Warranty Repurchase Loan plus accrued and unpaid interest thereon as of the date of the purchase thereof by a Seller.

“Repurchased Loans” means, any Loans purchased by a Seller of Loans through a Permitted Loan Repurchase.

“Required Asset Amount” means, with respect to any Series of Notes, the amount specified as the “Series [#] Required Asset Amount” in the related Indenture Supplement.

“Required Noteholders” means, with respect to an amendment, waiver or other modification, Noteholders materially and adversely affected thereby (as determined by an Officer’s Certificate of the Issuer to such effect) holding not less than 66⅔% of the sum of (a) the aggregate Invested Amount of Notes held by all Noteholders materially and adversely affected thereby and (b) the sum of the unutilized purchase commitments of all Committed Purchasers materially and adversely affected thereby (excluding, for the purposes of making the foregoing calculation, any Notes held by any Affiliate of either of the Sellers (other than an Affiliate Issuer)); provided, however, that, upon the occurrence and during the continuance of an Amortization Event with respect to any Series of Notes held by a Committed Purchaser, the unutilized purchase commitment of such Committed Purchaser with respect to such Series shall be deemed to be zero.

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“Required Rating” means a long-term unsecured debt rating of not less than “A3” by Moody’s and “A-” by S&P.

“Required Standstill Provisions” means with respect to any Pledged Equity Security Agreement and with respect to any Pledged Equity Secured Party and Pledged Equity Collateral Agent thereunder, terms pursuant to which such Pledged Equity Secured Party and Pledged Equity Collateral Agent agree substantially to the effect that:

(a) prior to the date that is one (1) year and one (1) day after the payment in full of all of the Issuer Obligations,

(i) such Pledged Equity Collateral Agent and each Pledged Equity Secured Party shall not be entitled at any time to (A) institute against, or join any other person in instituting against, the Issuer any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding or other similar proceeding under the laws of the United States or any State thereof or of any foreign jurisdiction, (B) transfer and register any of the SPV Issuer Equity in the name of such Pledged Equity Collateral Agent or a Pledged Equity Secured Party or any designee or nominee thereof, (C) foreclose such security interest regardless of the bankruptcy or insolvency of OnDeck or any of its Subsidiaries, (D) exercise any voting rights granted or appurtenant to such SPV Issuer Equity or (E) enforce any right that the holder such SPV Issuer Equity might otherwise have to liquidate, consolidate, combine, collapse or disregard the entity status of the Issuer, and

(ii) each of such Pledged Equity Collateral Agent and each other Pledged Equity Secured Party waives and releases any right to (A) require that the Issuer be in any manner merged, combined, collapsed or consolidated with or into OnDeck or any of its Subsidiaries, including by way of substantive consolidation in a bankruptcy case or similar proceeding, (B) require that the status of the Issuer as a separate entity be in any respect disregarded or (C) contest or challenge, or join any other Person in contesting or challenging, the transfers of any Loans and related assets from OnDeck or any of its Subsidiaries to the Issuer, whether on grounds that such transfers were disguised financings, preferential transfers, fraudulent conveyances or otherwise or a transfer other than a “true sale” or a “true contribution”;

(b) upon the transfer by OnDeck or any of its Subsidiaries (other than the Issuer or any other special purpose subsidiary of OnDeck) of Loans and related assets to the Issuer or any other such special purpose subsidiary in a securitization as permitted under such Pledged Equity Security Agreement, any liens with respect to such Loans and related assets arising under the loan and security documentation with respect to such Pledged Equity Security Agreement shall automatically be released (and the Pledged Equity Collateral Agent is

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authorized to execute and enter into any such releases and other documents as OnDeck may reasonably request in order to give effect thereto);

(c) each of such Pledged Equity Collateral Agent and each Pledged Equity Secured Party shall take no action related to any SPV Issuer Equity that would cause the Issuer to breach any of its covenants in its certificate of formation, limited liability company agreement or in any other Transaction Document or to be unable to make any representation in any such document;

(d) each of such Pledged Equity Collateral Agent and each Pledged Equity Secured Party acknowledges that it has no interest in, and shall not assert any interest in, the assets owned by the Issuer other than, following a transfer of any pledged SPV Issuer Equity to the Pledged Equity Collateral Agent in connection with any exercise of remedies pursuant to such Pledged Equity Security Agreement, the right to receive lawful dividends or other distributions when paid by the Issuer from lawful sources and in accordance with the Transaction Documents and the rights of a common member of the Issuer; and

(e) each such Pledged Equity Collateral Agent and each Pledged Equity Secured Party agree and acknowledge that: (i) each of the Indenture Trustee and any other agent and/or trustee acting on behalf of the Noteholders is an express third party beneficiary with respect to the provisions set forth in clause (a) above and (ii) each of the Indenture Trustee and any other agent and/or trustee acting on behalf of the Noteholders shall have the right to enforce compliance by the Pledged Equity Collateral Agent and each Pledged Equity Secured Party with respect to any of the foregoing clauses (a) through (d).

“Requirements of Law” means, with respect to any Person or any of its property, the certificate of incorporation or articles of association and by-laws or other organizational or governing documents of such Person or any of its property, and any law, treaty, rule or regulation, or determination of any arbitrator or Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject, whether federal, state or local (including, without limitation, usury laws, the Federal Truth in Lending Act and retail installment sales acts).

“Requisite Noteholders” means Noteholders holding in excess of 50% of the sum of (a) the Aggregate Invested Amount and (b) the sum of the unutilized purchase commitments of the Committed Purchasers (excluding, for the purposes of making the foregoing calculation, any Notes held by any Affiliate of either of the Sellers (other than an Affiliate Issuer)); provided, however, that, upon the occurrence and during the continuance of an Amortization Event with respect to any Series of Notes held by a Committed Purchaser, the unutilized purchase commitment of such Committed Purchaser with respect to such Series shall be deemed to be zero.

“Responsible Officer” means, with respect to the Indenture Trustee, any officer within the Corporate Trust Office, including any vice president, assistant secretary,

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senior associate, associate, trust officer or any other officer of the Indenture Trustee customarily performing functions similar to those performed by any Person who at the time shall be an above-designated officer and having direct responsibility for administration of the Indenture and the applicable Indenture Supplement and also any particular officer to whom any corporate trust matter is referred because of such officer’s knowledge of and familiarity with the particular subject, in each case who, at the time shall be an above-designated officer and shall have direct responsibility for administration of the Indenture and the applicable Indenture Supplement.

“Retention Undertaking Letter” means any letter specified as a “Series [#] Retention Undertaking Letter” in the related Indenture Supplement.

“Revolving Period” means, with respect to any Series of Notes, the period specified as the “Series [#] Revolving Period” in the related Indenture Supplement.

“S&P” means Standard & Poor’s Ratings Service, a Standard & Poor’s Financial Services LLC business and its permitted successors and assigns.

“Schedule of Pooled Loans” is defined in the Servicing Agreement.

“Scheduled Payment Requirements” means, on any date of determination, each of the Series Scheduled Payment Requirements for each Series of Outstanding Notes.

“Securities Act” means the Securities Act of 1933, as amended.

“Sellers” means OnDeck and ODK.

“Seller LOC” means the “Line of Credit (LOC)” product, under which a Seller or the Credit Sponsor provides a revolving line of credit to an Obligor pursuant to a Loan Agreement that meets the criteria specified with respect to such product in the Credit Policies.

“Series” means any Series of Notes, which may include within any such Series a Class or Classes of Notes subordinate to another such Class or Classes of Notes.

“Series Account” means any account or accounts established pursuant to an Indenture Supplement for the benefit of a Series of Notes.

“Series Amortization Requirements” means, with respect to any Series of Notes, the “Series [#] Amortization Requirements” in the related Indenture Supplement.

“Series Average Balance Maximum Amount” means, with respect to any Series of Notes, the “Series [#] Average Balance Maximum Amount” in the related Indenture Supplement.

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“Series Closing Date” means, with respect to any Series of Notes, the initial date of issuance of such Series of Notes, as specified as the “Series [#] Closing Date” in the related Indenture Supplement.

“Series Loan Determination Date” means, with respect to any Series of Notes, the number of Business Days set forth in “Series [#] Loan Determination Date” in the related Indenture Supplement.

“Series Maximum Initial Principal Balance” means, with respect to any Series of Notes, the “Series [#] Maximum Initial Principal Balance” in the related Indenture Supplement.

“Series Maximum Original Term” means, with respect to any Series of Notes, the “Series [#] Maximum Original Term” in the related Indenture Supplement.

“Series Minimum Bank Account Statements” means, with respect to any Series of Notes, the “Series [#] Minimum Bank Account Statements” in the related Indenture Supplement.

“Series Minimum Payment Percentage” means, with respect to any Series of Notes, the “Series [#] Minimum Payment Percentage” in the related Indenture Supplement.

“Series Scheduled Payment Requirements” means, with respect to any Series of Notes, the “Series [#] Scheduled Payment Requirements” in the related Indenture Supplement.

“Series Backup Servicing Fee” means, with respect to any Series of Notes, the amount specified as the “Series [#] Backup Servicing Fee” in the related Indenture Supplement.

“Series Servicing Fee” means, with respect to any Series of Notes, the amount specified as the “Series [#] Servicing Fee” in the related Indenture Supplement.

“Series Termination Date” means, with respect to any Series of Notes, the date specified as the “Series [#] Termination Date” in the related Indenture Supplement.

“Servicer” means OnDeck in its capacity as servicer under the Servicing Agreement and its permitted successors or assigns.

“Servicer Default” means the occurrence of a “Servicer Default” as defined in the Servicing Agreement.

“Servicing Agreement” means the Servicing Agreement, dated as of the Initial Closing Date, by and among the Issuer, the Servicer and the Indenture Trustee, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms, and, after the appointment of any Successor Servicer, the

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Successor Servicing Agreement to which such Successor Servicer is a party, as it may be amended, restated or otherwise modified from time to time.

“Servicing Fee” is defined in the Servicing Agreement.

“Servicing Standard” is defined in the Servicing Agreement.

“Settlement Statement” is defined in Section 4.1 of the Base Indenture.

“SPV Issuer Equity” is defined in Section 7.17 of the Base Indenture

“Subsequent LOC Advance” means, with respect to any LOC Loan relating to a particular Seller LOC offered to the related Obligor, an additional LOC Loan representing a subsequent advance under such Seller LOC.

“Subsequent LOC Advance Account” means deposit account no. [*****] established pursuant to Section 5.1(e) of the Base Indenture and maintained by Deutsche Bank Trust Company Americas.

“Subsidiary” means, with respect to any Person (herein referred to as the “parent”), any corporation, partnership, association or other business entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or more than 50% of the general partnership interests are, at the time any determination is being made, owned, controlled or held by the parent or (b) that is, at the time any determination is being made, otherwise controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

“Successor Servicer” is defined in the Servicing Agreement.

“Successor Servicing Agreement” shall have the meaning attributed to such term in the Servicing Agreement.

“Supplement” means a supplement to the Base Indenture complying (to the extent applicable) with the terms of Article 12 of the Base Indenture.

“Tax Opinion” means an opinion of a nationally recognized tax counsel to be delivered in connection with the issuance of a new Series of Notes to the effect that, for United States federal income tax purposes, (i) the issuance of such new Series of Notes will not affect adversely the United States federal income tax characterization of any Series of Notes Outstanding or Class thereof that was (based upon an opinion of counsel) characterized as debt at the time of their issuance and (ii) the Issuer will not be classified as an association or a publicly traded partnership taxable as a corporation.

“TIA” means the Trust Indenture Act of 1939 as in force on the date hereof, unless otherwise specifically provided.

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“Transaction Documents” means the Base Indenture, any Indenture Supplement, the Notes, any agreements relating to the issuance or the purchase of any of the Notes, the Issuer Limited Liability Company Agreement, the Loan Purchase Agreement, the Servicing Agreement, the Backup Servicing Agreement, the Lockbox Account Control Agreement, the Collection Account Control Agreement, the Custodial Agreement and any Retention Undertaking Letter.

“Transfer Agent and Registrar” is defined in Section 2.4 of the Base Indenture.

“Transfer Date” has the meaning assigned to such term in the Loan Purchase Agreement.

“UCC” means the Uniform Commercial Code as in effect from time to time in the applicable jurisdiction.

“UCC Agent” means Corporation Service Company, a Delaware corporation, in its capacity as agent for the Sellers under the Agency Agreement, or other entity providing secured party representation services to the Sellers.

“United States” or “U.S.” means the United States of America, its fifty States and the District of Columbia.

“Upfront Fees” means, with respect to any Loan, the sum of any fees charged by a Seller or a Credit Sponsor, as the case may be, to an Obligor in connection with the disbursement of such Loan, as set forth in the related Loan Agreement, that are deducted from the initial amount disbursed to such Obligor, including the "Origination Fee" set forth on the related Loan Agreement.

“U.S. Government Obligations” means direct obligations of the United States, or any agency or instrumentality thereof for the payment of which the full faith and credit of the United States of America is pledged as to full and timely payment of such obligations.

“Warm Backup Servicer Trigger Event” means, with respect to any Series of Notes, each event, if any, specified as a “Series [#] Warm Backup Servicer Trigger Event” in the related Indenture Supplement.

“Warranty Repurchase Loan” means a Pooled Loan that a Seller has become obligated to purchase pursuant to Section 3.01(e) of the Loan Purchase Agreement.

“Weekly Pay Loan” means any Loan the Loan Payment Date for which is one identified weekday (subject to adjustment in accordance with the applicable Loan Agreement).

“written” or “in writing” means any form of written communication, including, without limitation, by means of telex, telecopier device, telegraph or cable.

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